     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1998

                                                      REGISTRATION NO. 333-50515
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                              99CENTS ONLY STORES

             (Exact Name of Registrant as Specified in Its Charter)

          CALIFORNIA                         5331                  95-2411605
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                   Classification Code No.)      Identification
Incorporation or Organization)                                        No.)

                              99CENTS ONLY STORES

                           4000 UNION PACIFIC AVENUE

                       CITY OF COMMERCE, CALIFORNIA 90023

                                 (213) 980-8145

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

         DAVID GOLD, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                              99CENTS ONLY STORES

                           4000 UNION PACIFIC AVENUE

                       CITY OF COMMERCE, CALIFORNIA 90023

                                 (213) 980-8145

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                           --------------------------

                                   COPIES TO:

                        C.N. FRANKLIN REDDICK III, ESQ.

                         LINDA GIUNTA MICHAELSON, ESQ.

                     Troop Meisinger Steuber & Pasich, LLP

                            10940 Wilshire Boulevard

                         Los Angeles, California 90024

                                 (310) 824-7000
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.
                           --------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
Common Stock................................       374,271          Not Applicable       $12,631,629            $3,726

(1) Represents the maximum number of shares of 99CENTS Only Stores issuable in the Exchange Offer, based upon the number of shares of Universal common stock (on a fully diluted basis) reported outstanding as of March 17, 1998 (other than shares owned by 99 CENTS Only Stores).


(2) Estimated solely for the purposes of determining the registration fee in accordance with Rule 457(f)(1). The proposed maximum offering price is based on the average of the high and low prices of the common stock of Universal International, Inc. on April 14, 1998 on the Nasdaq National Market. The proposed maximum aggregate offering price is based on the product of $2.109375 (the average of the high and low prices of Universal common stock on April 14, 1998) and 5,988,328 (the maximum number of shares (on a fully diluted basis) expected to be received by 99CENTS Only Stores in connection with the transaction described herein).

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                        OF UNIVERSAL INTERNATIONAL, INC.
                            ------------------------

                          OFFER TO EXCHANGE/PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                OFFER FOR ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)
                                       OF
                         UNIVERSAL INTERNATIONAL, INC.
                                ON THE BASIS OF
                ONE SHARE OF COMMON STOCK OF 99CENTS ONLY STORES
      FOR EACH 16 SHARES OF COMMON STOCK OF UNIVERSAL INTERNATIONAL, INC.
                                       BY
                              99CENTS ONLY STORES
                            ------------------------


    99CENTS Only Stores, a California corporation ("99CENTS Only Stores" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (collectively, the "Exchange Offer"), to exchange one share of common stock, no par value per share (the "99CENTS Only Stores Common Stock"), for each sixteen (16) shares of common stock, $0.05 par value per share (the "Universal Common Stock"), of Universal International, Inc., a Minnesota corporation ("Universal"), including the associated common share purchase rights (each, a "Right" and collectively, the "Rights") issued pursuant to the Rights Agreement, dated as of April 19, 1996 between Universal and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agreement"). Unless the context otherwise requires and unless and until all Rights are redeemed, all references to Universal Common Stock shall include the associated Rights. If all of the currently outstanding shares of Universal Common Stock are exchanged (on a fully diluted basis), the Company will issue to Universal shareholders an aggregate of approximately 367,333 shares of 99CENTS Only Stores Common Stock. The Exchange Offer is subject to certain conditions as set forth under "THE EXCHANGE OFFER--Conditions of the Exchange Offer", including the conditions that on or prior to the date on which the Exchange Offer expires (i) not less than 3,801,862 shares, or approximately 37% of the outstanding shares (on a fully diluted basis) of Universal Common Stock (other than shares owned by 99CENTS Only Stores) are validly tendered and not withdrawn in the Exchange Offer and (ii) Universal shareholders have approved an amendment to the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act (Section 302A.671 of the Minnesota Business Corporation Act) will not apply to Universal or its shareholders. The approval of the amendment to Universal's By-Laws requires the affirmative vote of the holders of a majority of the shares of Universal Common Stock present and entitled to vote. As of July 1, 1998, there were 19,435,935 shares of 99CENTS Only Stores Common Stock outstanding and 9,393,328 shares of Universal Common Stock outstanding. The 99CENTS Only Stores Common Stock is traded on the New York Stock Exchange under the symbol "NDN." The last reported sales price of the 99CENTS Only Stores Common Stock on July 22, 1998 on the New York Stock Exchange was $45.75. The Universal Common Stock is traded on the Nasdaq National Market under the symbol "UNIV". The last reported sales price of the Universal Common Stock on July 22, 1998 on the Nasdaq National Market was $2.69.


    SEE "RISK FACTORS" COMMENCING ON PAGE 14 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF UNIVERSAL COMMON STOCK PRIOR TO TENDERING THEIR UNIVERSAL COMMON STOCK PURSUANT TO THE EXCHANGE OFFER.

    This Proxy Statement/Prospectus constitutes (i) the Prospectus of 99CENTS Only Stores with respect to the securities to be issued by 99CENTS Only Stores in the Exchange Offer and (ii) the Proxy Statement of Universal to be used in soliciting proxies of its shareholders for the special meeting of Universal
shareholders to be held on            , 1998, including any adjournments or
postponements thereof. Universal is soliciting proxies for approval from the shareholders of Universal of an amendment to the By-Laws of Universal to provide that Section 302A.671 of the Minnesota Business Corporation Act (the "Minnesota Control Share Acquisition Act") will not apply to Universal or its shareholders.


    Questions and requests for assistance or additional copies of this Proxy Statement/Prospectus, the Letter of Transmittal (the "Exchange Offer Documents") and the Proxy Card may be directed to the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth on the back cover of this Proxy Statement/Prospectus.


    ------------------------------------------------------------------------
    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
    YORK CITY TIME, ON                , 1998, UNLESS THE EXCHANGE OFFER IS
    EXTENDED.
    ------------------------------------------------------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
 STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
    OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
     IS A CRIMINAL OFFENSE.

The Exchange Offer Documents are first being mailed to Universal shareholders on or about
                                          , 1998.

       The date of this Proxy Statement/Prospectus is            , 1998.


                 THE DEALER MANAGER FOR THE EXCHANGE OFFER IS:
                               PIPER JAFFRAY INC.

                           FORWARD-LOOKING STATEMENTS


    IN ADDITION TO THE HISTORICAL INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN, THIS PROXY STATEMENT/PROSPECTUS CONTAINS OR INCORPORATES FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S OPERATIONS, UNIVERSAL'S OPERATIONS, EXPANSION PLANS, ECONOMIC PERFORMANCE, FINANCIAL CONDITION, THE PENDING ACQUISITIONS OF UNIVERSAL AND ODD'S-N-END'S AND THEIR EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS, FUTURE RESULTS OF OPERATIONS OF UNIVERSAL AND ODD'S-N-END'S, STORE OPENINGS, PURCHASING ABILITIES, SALES PER SQUARE FOOT AND COMPARABLE STORE NET SALES TRENDS AND CAPITAL REQUIREMENTS. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS "BELIEVE," "ANTICIPATE," "INTEND" AND "EXPECT." SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO THE FACTORS DISCUSSED UNDER THE CAPTION "RISK FACTORS." SOME OF THOSE FACTORS INCLUDE (i) THE COMPANY'S ABILITY TO OPEN NEW STORES ON A TIMELY BASIS AND OPERATE THEM PROFITABLY, (ii) THE COMPANY'S ABILITY TO INTEGRATE UNIVERSAL AND ODD'S-N-END'S, ACHIEVE ANTICIPATED OPERATING SYNERGIES AND TO OPERATE THEIR STORES AT MULTIPLE PRICE POINTS AND IN DIFFERENT GEOGRAPHIC LOCATIONS, (iii) THE COMPANY'S ABILITY TO ACHIEVE COST SAVINGS FROM THE ACQUISITION OF UNIVERSAL,
(iv) THE ORDERLY OPERATION OF THE COMPANY'S RECEIVING AND DISTRIBUTION PROCESS,
(v) INFLATION, CONSUMER CONFIDENCE AND OTHER GENERAL ECONOMIC FACTORS, (vi) THE AVAILABILITY OF ADEQUATE INVENTORY AND CAPITAL RESOURCES, (vii) THE RISK OF A DISRUPTION IN SALES VOLUME IN THE FOURTH QUARTER AND OTHER SEASONAL FACTORS AS DISCUSSED IN "MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS--SEASONALITY AND QUARTERLY FLUCTUATIONS," (viii) DEPENDENCE ON KEY PERSONNEL AND CONTROL OF THE COMPANY BY EXISTING SHAREHOLDERS AND (ix) INCREASED COMPETITION FROM NEW ENTRANTS INTO THE DEEP-DISCOUNT RETAIL INDUSTRY. SHAREHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. THERE CAN BE NO ASSURANCE THAT ANY FORWARD-LOOKING STATEMENTS WILL BE REALIZED OR THAT THE COMPANY'S FUTURE FINANCIAL RESULTS WILL NOT MATERIALLY DIFFER. THE COMPANY DOES NOT INTEND TO UPDATE OR REVISE SUCH FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. SEE "RISK FACTORS."


                                   IMPORTANT

    Any shareholder desiring to tender shares of Universal Common Stock and the associated Rights, should either (1) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal and mail or deliver it together with the certificate(s) evidencing tendered shares of Universal Common Stock, and any other required documents, to the Exchange Agent or tender such shares of Universal Common Stock pursuant to the procedure for book-entry transfer set forth in "THE EXCHANGE OFFER--Procedures for Accepting the Exchange Offer and Tendering Shares" or (2) request such holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. Any shareholder whose shares of Universal Common Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such shares of Universal Common Stock.


    Universal shareholders will be required to tender one Right for each share of Universal Common Stock tendered in order to effect a valid tender, unless the Rights have been redeemed. Unless an event occurs which causes the Rights to exist separate from the Universal Common Stock, a tender of shares of Universal Common Stock will constitute a tender of the associated Rights. On April 20, 1998, the Rights Agreement was amended to waive the application of the Rights Agreement to the Exchange Offer. See "THE EXCHANGE OFFER--Conditions of the Exchange Offer."


    A shareholder who desires to tender shares of Universal Common Stock and whose certificates evidencing such shares of Universal Common Stock are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such shares of Universal Common Stock by following the procedure for guaranteed delivery set forth in "THE EXCHANGE OFFER-- Procedures for Accepting the Exchange Offer and Tendering Shares."

    NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY 99CENTS ONLY STORES OR THE DEALER MANAGER. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY OR A SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EITHER UNIVERSAL OR 99CENTS ONLY STORES SINCE THE DATE AS OF WHICH INFORMATION IS FURNISHED OR THE DATE HEREOF.

    IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE EXCHANGE OFFER TO BE MADE TO THE PUBLIC BY A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER IS HEREBY MADE ON BEHALF OF 99CENTS ONLY STORES BY PIPER JAFFRAY INC., AS DEALER MANAGER, OR ONE OR MORE REGISTERED BROKERS OR DEALERS THAT ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

    99CENTS Only Stores has filed a Registration Statement on Form S-4 (together with all amendments, documents incorporated by reference and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the 99CENTS Only Stores Common Stock to be issued in connection with the Exchange Offer. In addition, 99CENTS Only Stores will be filing a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with the Commission in connection with the Exchange Offer pursuant to Rule 14d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained in the Registration Statement and the Schedule 14D-1. For such information, reference is made to the Registration Statement, the Schedule 14D-1 and the exhibits thereto.

    Pursuant to Rules 14d-9 and 14e-2 under the Exchange Act, Universal will be required to file with the Commission a Solicitation/Recommendation Statement on
Schedule 14D-9 (the "Schedule 14D-9") furnishing certain information with respect to its position concerning the Exchange Offer.


    99CENTS Only Stores and Universal each are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information with the Commission. The Registration Statement, the reports, proxy statements and other information filed by each of 99CENTS Only Stores and Universal, and the Schedule 14D-1 and the Schedule 14D-9 can be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the Commission's regional offices at Suite 1400, Citicorp Center, 5600 West Madison Street, Chicago, Illinois 60661 and Suite 1300, Seven World Trade Center, New York, New York 10048 (except that the Schedule 14D-1 and the Schedule 14D-9 will not be available at the regional offices of the Commission). Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The 99CENTS Only Stores Common Stock is listed on the New York Stock Exchange and such reports, proxy statements and other information concerning 99CENTS Only Stores are available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Universal Common Stock is listed on The Nasdaq Stock Market's National Market tier (the "Nasdaq National Market") and such reports, proxy statements and other information concerning Universal are available for inspection at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (such as 99CENTS Only Stores and Universal) at http://www.sec.gov.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents previously filed with the Commission pursuant to the Exchange Act by 99CENTS Only Stores (File No. 1-11735) are hereby incorporated by reference in this Proxy Statement/ Prospectus:

        (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;


        (b) Quarterly Report on Form 10-Q/A for the quarter ended March 31,
    1998;


        (c) Current Reports on Form 8-K filed on February 19, 1998, April 9, 1998, April 22, 1998 and May 1, 1998; and

        (d) The description of 99CENTS Only Stores Common Stock contained in 99CENTS Only Stores' Registration Statement on Form 8-A declared effective on May 22, 1996.

    The following documents previously filed with the Commission pursuant to the Exchange Act by Universal (File No. 0-18823) are hereby incorporated by reference in this Proxy Statement/Prospectus:


        (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended;


        (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

        (c) Current Reports on Form 8-K filed January 8, 1998, February 10, 1998 and April 24, 1998.


    Universal's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 are being mailed to each Universal shareholder together with this Proxy Statement/Prospectus.



    All documents and reports filed by 99CENTS Only Stores with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date on which the Exchange Offer is completed shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/ Prospectus.


    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE RELATING TO 99CENTS ONLY STORES WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM 99CENTS ONLY STORES, 4000 UNION PACIFIC AVENUE, CITY OF COMMERCE, CALIFORNIA 90023, ATTENTION: ERIC SCHIFFER,
TELEPHONE: (213) 980-8145. UPON REQUEST, THE DOCUMENTS WILL BE SENT BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY UPON RECEIPT OF REQUEST. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE NO LATER THAN NINE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN).

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
FORWARD-LOOKING STATEMENTS.................................................................................           i

IMPORTANT..................................................................................................           i

AVAILABLE INFORMATION......................................................................................          ii

INCORPORATION OF DOCUMENTS BY REFERENCE....................................................................         iii

SUMMARY....................................................................................................           4
  The Companies............................................................................................           4
  Relationship Between 99CENTS Only Stores and Universal; Background of the Exchange Offer.................           4
  Advantages to Universal Shareholders.....................................................................           5
  Potential Disadvantages to Universal Shareholders........................................................           6
  The Cooperation Agreement................................................................................           6
  Stockholder Support Agreements...........................................................................           7
  The Exchange Offer.......................................................................................           7
  Special Meeting of Universal Shareholders................................................................          10
  Risk Factors.............................................................................................          12
  Regulatory Approvals.....................................................................................          12
  Comparative Market Price Data and Dividend Information...................................................          12
  Comparison of Minnesota and California Law...............................................................          13
  Recent Developments......................................................................................          13

RISK FACTORS...............................................................................................          14
  Dependence on New Store Openings for Future Growth.......................................................          14
  Pending Acquisitions.....................................................................................          14
  Inability to Merge with Universal........................................................................          15
  Concentration of Operations..............................................................................          16
  Disruptions in Receiving and Distribution................................................................          16
  Supplier Relationships; Availability of Close-Out and Special-Situation Merchandise......................          17
  Large Volume Purchases; Inventory Concentrations.........................................................          17
  Universal's History of Losses and Accumulated Deficit; Going Concern.....................................          17
  Competition..............................................................................................          17
  Adverse Economic Factors; Change in Minimum Wage.........................................................          18
  Political and Economic Risks of International Sales and Purchases........................................          18
  Risks Associated with Ownership of Properties by Affiliates..............................................          18
  Dependence on Key Management.............................................................................          19
  Seasonality and Quarterly Fluctuations...................................................................          19
  Need to Update Management Information Systems; Potential Inability to Complete Year 2000 Project.........          19
  Potential Liability for Environmental Matters............................................................          20
  Anti-takeover Effect; Control by Existing Shareholders...................................................          20
  Volatility of Stock Price................................................................................          20
  Limited Trading Volume...................................................................................          21
  Inflation................................................................................................          21
  Uncertain Tax Consequences...............................................................................          21
  Additional Regulatory Approvals..........................................................................          21
  Effect of Other Anti-Takeover Laws.......................................................................          22

COMPARATIVE PER SHARE DATA.................................................................................          23

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............................................          24

                                                                                                                PAGE
                                                                                                                -----
BACKGROUND OF THE EXCHANGE OFFER AND RELATED MATTERS.......................................................          29
  Relationship between 99CENTS Only Stores and Universal...................................................          29
  Discussions Regarding the Exchange Offer.................................................................          30
  Advantages to Universal Shareholders.....................................................................          32
  Potential Disadvantages to Universal Shareholders........................................................          32
  No Recommendation of the Universal Board of Directors....................................................          33
  Purpose of the Exchange Offer; Plans for Universal After the Offer.......................................          33
  Opinion of 99CENTS Only Stores' Financial Advisor........................................................          34
  Conflicts of Interest....................................................................................          38

THE EXCHANGE OFFER.........................................................................................          39
  Terms of the Exchange Offer; Expiration Date.............................................................          39
  Procedures for Accepting the Exchange Offer and Tendering Shares.........................................          39
  Exchange of Universal Common Stock.......................................................................          43
  Conditions of the Exchange Offer.........................................................................          44
  Extension of Tender Period; Termination; Amendment.......................................................          47
  Consequences to Non-tendering Holders of Universal Common Stock..........................................          48
  Listing of Universal Exchange Consideration..............................................................          49
  Fees and Expenses........................................................................................          49
  Source of Funds..........................................................................................          50
  Regulatory Approvals.....................................................................................          50
  Miscellaneous............................................................................................          51
  Accounting Treatment.....................................................................................          51
  United States Federal Income Tax Consequences............................................................          52

AGREEMENTS RELATING TO EXCHANGE OFFER......................................................................          54
  The Cooperation Agreement................................................................................          54
  Stockholder Support Agreements...........................................................................          54
  Consulting Agreements and Option Agreements with Certain Shareholders....................................          55

CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS.............................................................          55
  General..................................................................................................          55
  State Takeover Laws......................................................................................          56

MANAGEMENT OF 99CENTS ONLY STORES UPON COMPLETION OF EXCHANGE OFFER........................................          57

THE UNIVERSAL SPECIAL MEETING..............................................................................          59
  Time, Date and Place.....................................................................................          59
  Purpose of the Universal Special Meeting.................................................................          59
  Universal Record Date, Quorum and Vote Required..........................................................          60
  No Recommendation of the Universal Board of Directors....................................................          60
  Proxies; Revocability of Proxies.........................................................................          61
  Appraisal Rights.........................................................................................          61
  Proxy Solicitation.......................................................................................          61

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                                                                                                                -----
COMPARISON OF RIGHTS OF SHAREHOLDERS OF 99CENTS ONLY STORES AND UNIVERSAL..................................          62
  Authorized Capital Stock.................................................................................          62
  Board of Directors.......................................................................................          62
  Removal of Directors.....................................................................................          63
  Voting Rights............................................................................................          63
  Cumulative Voting........................................................................................          63
  Notice of Shareholder Meetings...........................................................................          63
  Special Meetings of Shareholders.........................................................................          64
  Shareholder Actions by Written Consent...................................................................          64
  Amendments to Articles of Incorporation..................................................................          64
  Amendments to By-Laws....................................................................................          65
  Indemnification of Officers and Directors................................................................          65

CERTAIN DIFFERENCES BETWEEN CALIFORNIA AND MINNESOTA CORPORATION LAW.......................................          66
  Vote Required for Certain Mergers........................................................................          66
  Loans to Directors, Officers and Employees...............................................................          66
  Preemptive Rights........................................................................................          66
  Dividends................................................................................................          67
  Rights of Dissenting Shareholders........................................................................          67
  Inspection of List of Shareholders.......................................................................          68
  Business Combinations/Anti-Takeover Laws.................................................................          68
  Indemnification and Limitation of Liability..............................................................          69
  Dissolution..............................................................................................          71

LEGAL OPINION..............................................................................................          71

EXPERTS....................................................................................................          71

ANNEXES:
  Annex A  Cooperation Agreement
  Annex B  Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
  Annex C  By-Law Amendment Regarding Control Share Acquisition Act

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. HOLDERS OF UNIVERSAL COMMON STOCK ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY.

THE COMPANIES


    99CENTS ONLY STORES. 99CENTS Only Stores is a deep-discount retailer of primarily name-brand, consumable general merchandise at an affordable, single price point of 99CENTS. The Company's stores offer a wide assortment of regularly available consumer goods as well as a broad variety of first-quality, close-out merchandise. In 1997, a majority of the Company's product offerings were comprised of recognizable name-brand merchandise and were regularly available for reorder. 99CENTS Only Stores provides customers significant value on their everyday household needs and an exciting shopping experience in customer-service-oriented stores which are attractively merchandised, brightly lit and well-maintained. The Company believes that its name-brand focus, along with a product mix emphasizing value-priced food and beverage and other everyday household items, increases the frequency of consumer visits and impulse purchases and reduces the Company's exposure to seasonality and economic cycles. 99CENTS Only Stores believes its format appeals to value-conscious customers in all socio-economic groups and results in a high volume of sales. The Company's 55 existing 99CENTS Only Stores are located in Southern California and have an average size of approximately 15,000 square feet. The Company's 99CENTS Only Stores generated average net sales per estimated saleable square foot of $354, which the Company believes is among the highest in the deep-discount convenience store industry, and average net sales per store of $3.8 million in 1997. 99CENTS Only Stores is a California corporation with its principal executive offices at 4000 Union Pacific Avenue, City of Commerce, California 90023. Its telephone number is (213) 980-8145.


    UNIVERSAL. Universal, through its wholly-owned subsidiary, Only Deals Inc., owns and operates 44 retail stores in Minnesota and the surrounding upper Midwest region and eight stores in Texas. Universal's retail operations sell consumer goods in a variety of categories including food, health and beauty aids, housewares, and many others. Universal owns approximately 41% of one of its customers, Odd's-N-End's, Inc. ("Odd's-N-End's"), which operates 22 retail stores in upstate New York. These stores are deep-discount retail stores offering primarily close-out merchandise featuring a broad range of general household items at multiple price points. Universal sells about one-half of the items it offers for $1.00 or less. In 1997, Universal had consolidated net sales, operating loss and net loss from continuing operations of $68.7 million, $6.0 million and $7.4 million, respectively. Universal is a Minnesota corporation with its principal executive offices at 5000 Winnetka Avenue North, New Hope, Minnesota 55428. Its telephone number is (612) 533-1169.

RELATIONSHIP BETWEEN 99CENTS ONLY STORES AND UNIVERSAL; BACKGROUND OF THE
  EXCHANGE OFFER

    In November 1997, 99CENTS Only Stores acquired, pursuant to a stock purchase agreement with Universal, 4,500,000 newly issued shares of Universal Common Stock, or approximately 48% of all outstanding shares of Universal Common Stock.

    Since that date, 99CENTS Only Stores has provided merchandise to Universal which, as of March 31, 1998 approximated $1.4 million. After reviewing various alternatives for its investment in Universal with its legal and financial advisors, in February 1998, the Company announced its intention to acquire the balance of the Universal and Odd's-N-End's shares not owned. The Company intends to acquire the shares of Universal Common Stock pursuant to this Exchange Offer of one share of 99 CENTS Only Stores Common Stock for each 16 outstanding shares of Universal Common Stock which, if all shares (on a fully diluted basis) were tendered, would result in the issuance of approximately 367,333 shares of 99 CENTS Only Stores Common Stock (the "Universal Exchange Consideration"). The Company intends to acquire the balance of the Odd's-N-End's shares in a merger for an aggregate consideration of approximately $830,000 in cash. Universal currently has a note receivable due from Odd's-N'End's which approximated $10.5 million at March 31, 1998. See "BACKGROUND OF THE EXCHANGE OFFER AND RELATED MATTERS."

    Although Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") has advised 99CENTS Only Stores with respect to the Exchange Offer and has delivered an opinion to the Board of

Directors of 99CENTS Only Stores to the effect that as of the date of such opinion, the Universal Exchange Consideration to be furnished by 99CENTS Only Stores is fair to the holders of Universal Common Stock (other than 99CENTS Only Stores) from a financial point of view, due to the composition of the board of directors of Universal including three designees of 99CENTS Only Stores and two designees of Universal, the Universal board of directors has decided to remain neutral with respect to the Exchange Offer and has not made a determination that the Exchange Offer is fair to or in the best interests of Universal and its shareholders. Further, the terms and conditions of the Exchange Offer were determined and established by 99 CENTS Only Stores and not pursuant to negotiations with Universal and Universal did not engage any legal or financial advisors for the purpose of evaluating the terms of the Exchange Offer or for the purpose of determining whether the Exchange Offer is fair to the shareholders of Universal. However, the Board of Directors of Universal does believe that the Exchange Offer represents an opportunity for the holders of Universal Common Stock to (i) receive a premium for their shares and (ii) exchange shares of Universal Common Stock for the common stock of a public company with more liquidity. The Board of Directors of Universal believes that although its shareholders should make their own decision whether to tender, the purpose behind the Minnesota Control Share Acquisition Act is to make difficult hostile acquisitions. 99 CENTS Only Stores already acquired 48% of the outstanding common stock of Universal in a friendly acquisition and the companies have worked together since November 1997. Accordingly, the Universal board of directors recommends a vote for the approval of an amendment to the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders. See "--The Cooperation Agreement," "--Special Meeting of Universal Shareholders," and "BACKGROUND OF THE EXCHANGE OFFER AND RELATED MATTERS--No Recommendation of the Universal Board of Directors."


    The Board of Directors of 99CENTS Only Stores has received the opinion of Houlihan Lokey and has voted unanimously to approve the Exchange Offer. The Board of Directors of 99 CENTS Only Stores recommends that shareholders of Universal tender their shares of Universal Common Stock.

ADVANTAGES TO UNIVERSAL SHAREHOLDERS


    SIGNIFICANT PREMIUM. The Exchange Offer provides shareholders of Universal an opportunity to receive a significant premium for their shares of Universal Common Stock. The Exchange Consideration, based on 99CENTS Only Stores' closing prices on July 1, 1998, represents a 26.5% and 34.7% premium to the Universal Common Stock's closing prices one day and one week, respectively, prior to the date 99CENTS Only Stores announced its offer to acquire the remaining outstanding shares of Universal in February 1998.


    CONTINUED DISCOUNT RETAILER INVESTMENT OPPORTUNITY. If the Exchange Offer is consummated, Universal's current operations will be combined with 99CENTS Only Stores and the shareholders of Universal who tender will become shareholders of 99CENTS Only Stores and will continue to participate in the deep-discount retail and wholesale industry.

    MANAGEMENT. As the nation's oldest one-price general merchandise chain, 99CENTS Only Stores has assembled a quality management team, which has been stable and consistent over the last several years and has contributed significantly to 99CENTS Only Stores' results.

    SUPERIOR STOCK PERFORMANCE. Since its initial public offering in 1996, 99CENTS Only Stores has produced share price appreciation in excess of Universal, although past stock price performance is not necessarily indicative of likely future stock price performance.

    RISKS OF FAILURE TO TENDER. By declining to exchange shares of Universal Common Stock for 99CENTS Only Stores Common Stock, shareholders are assuming the risk that the value of shares of Universal Common Stock may not appreciate following the Exchange Offer. This risk may be intensified by the following issues:

    - Arthur Andersen LLP, Universal's independent public accountants, expressed doubt about Universal's ability to continue as a going concern in its audit opinion issued in March 1998.

    - Universal has reported losses in each of the last eight fiscal quarters.

    - Universal's need for infusions of working capital to continue operations.

POTENTIAL DISADVANTAGES TO UNIVERSAL SHAREHOLDERS


    Although shareholders of Universal who tender their shares in the Exchange Offer will receive a premium for their shares of Universal Common Stock, there can be no assurance that 99CENTS Only Stores' stock price will continue to outpace the growth in Universal's stock price or that 99CENTS Only Stores' management team will remain in place. An investment in 99CENTS Only Stores, while also in the deep-discount retail industry, has risks not found in
Universal: 99CENTS Only Stores is limited by its single price point, and the location of all of its stores solely in California adds risks not found in the upper Midwest region, upstate New York or Texas. See "Risk Factors--Pending Acquisitions."

THE COOPERATION AGREEMENT

    In connection with the Exchange Offer, 99CENTS Only Stores and Universal entered into an agreement dated as of March 4, 1998 (the "Cooperation Agreement"), a copy of which is attached hereto as Annex A. The Cooperation Agreement provides that Universal will support the Exchange Offer and will provide to 99CENTS Only Stores access to the books and records of Universal, as well as to Universal's officers and directors for purposes of preparing filings and completing due diligence. In addition Universal agreed to file a Schedule 14D-9 with respect to the Exchange Offer and agreed not to oppose the Exchange Offer in the Schedule 14D-9. Universal also agreed to promptly furnish to 99CENTS Only Stores mailing labels, security position listings and any other available listing or computer file containing the names and addresses of the record holders of Universal Common Stock for purposes of mailing the Exchange Offer Documents.

    Promptly upon the purchase by 99CENTS Only Stores of shares of Universal Common Stock pursuant to the Exchange Offer (provided that not less than 3,801,862 shares or approximately 37% of the outstanding shares (on a fully diluted basis) of Universal Common Stock (other than shares owned by 99CENTS Only Stores) are validly tendered and not withdrawn (the "Minimum Condition")) and from time to time thereafter, 99CENTS Only Stores shall be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate up to such number of directors, rounded down to the next whole number (except where such rounding down would cause 99CENTS Only Stores to not be entitled to designate at least a majority of directors on the board, in which case, such number will be rounded up) on the board of directors of Universal as will give 99CENTS Only Stores representation on the board equal to the product of the number of directors on the board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of Universal Common Stock then beneficially owned by 99CENTS Only Stores and its affiliates following such purchase bears to the total number of shares of Universal Common Stock then outstanding. In the Cooperation Agreement, Universal agreed to promptly take all actions necessary to cause 99CENTS Only Stores' designees to be elected or appointed as directors of Universal, including increasing the size of the Board or securing the resignations of incumbent directors or both. 99CENTS Only Stores has named three of the five current directors to the Board of Universal.

    Universal further agreed to take all action necessary to either (a) amend the Rights Agreement so that the Exchange Offer would not cause (i) the occurrence of a "Distribution Date" (as such term is defined in the Rights Agreement) or (ii) the common stock purchase rights issued pursuant to the Rights Agreement becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing the Universal Common Stock or (b) redeem the rights before 99CENTS Only Stores becomes an "Acquiring Person" pursuant to the terms of the Rights Agreement. The Rights Agreement was amended as of April 20, 1998 to waive the application of the Rights Agreement to the Exchange Offer. See "Agreements Relating to Exchange Offer--The Cooperation Agreement."

STOCKHOLDER SUPPORT AGREEMENTS

    On February 24, 1998, 99CENTS Only Stores and each of Mark Ravich, Norman Ravich and certain trusts for which Mark Ravich is the trustee (the "Principal Stockholders") entered into separate Stockholder Support Agreements in which each Principal Stockholder agreed to vote his shares of Universal Common Stock
(i) in favor of the Exchange Offer and (ii) in favor of any other matter deemed necessary by 99CENTS Only Stores to effectuate the Exchange Offer or solicited in connection with the Exchange Offer and considered and voted upon by the shareholders of Universal. Mark Ravich is the former Chief Executive Officer and both Mark Ravich and Norman Ravich are former members of the board of directors of Universal. In addition, each shareholder executing a Stockholder Support Agreement agreed to tender and sell all of its Universal Common Stock to 99CENTS Only Stores pursuant to the terms of the Exchange Offer. Together the Principal Stockholders owned, as of July 9, 1998 (the "Universal Record Date"), 994,092 shares of Universal Common Stock or approximately 10% of all shares of Universal Common Stock outstanding.

    In order to meet the Minimum Condition that approximately 37% of the outstanding shares (on a fully diluted basis) of Universal Common Stock (other than shares owned by 99CENTS Only Stores) be validly tendered and not withdrawn, an aggregate of 2,807,770 shares (not including shares held by the Principal Stockholders) must be tendered.


    As of the date of this Proxy Statement/Prospectus, all executive officers and directors of Universal, together with their respective affiliates, owned in the aggregate 2,700 shares of Universal Common Stock. See "THE UNIVERSAL SPECIAL MEETING."


THE EXCHANGE OFFER

    TERMS OF THE EXCHANGE OFFER. 99CENTS Only Stores is offering to exchange one share of 99CENTS Only Stores Common Stock for each 16 outstanding shares of Universal Common Stock. To be eligible to receive the Universal Exchange Consideration, a holder of shares of Universal Common Stock must validly tender for exchange such shares and not withdraw such shares on or prior to the expiration date of the Exchange Offer set forth below. No fractional shares of 99CENTS Only Stores Common Stock will be distributed in connection with the Exchange Offer. Holders of shares of Universal Common Stock who would otherwise be entitled to receive a fractional share of 99CENTS Only Stores Common Stock will be paid cash in lieu of such fraction. See "THE EXCHANGE OFFER--Terms of the Exchange Offer; Expiration Date."

    PURPOSE OF THE EXCHANGE OFFER. The purpose of the Exchange Offer is for 99CENTS Only Stores to acquire control of, and ultimately the entire common equity interest in, Universal.

    EXPIRATION DATE; EXTENSION AND AMENDMENT; TERMINATION.  The Exchange Offer
will expire at 5:00 p.m., New York City time, on            , 1998 (the
"Expiration Date"), unless the Exchange Offer is extended, in which case the term "Expiration Date" shall mean the last date and time to which the Exchange Offer is extended. 99CENTS Only Stores expressly reserves the right, in its sole discretion, at any time or from time to time to (i) extend the period of time during which the Exchange Offer is to remain open by giving oral or written notice of such extension to the Exchange Agent, (ii) amend the Exchange Offer,
(iii) delay acceptance for exchange of, or exchange for, any shares of Universal Common Stock and (iv) terminate the Exchange Offer. See "THE EXCHANGE OFFER--Extension of Tender Period; Termination; Amendment."


    CONDITIONS OF THE EXCHANGE OFFER. The Exchange Offer is subject to certain conditions, including that (i) not less than approximately 37% of the outstanding shares (on a fully diluted bases) of Universal Common Stock (other than shares owned by 99 CENTS Only Stores) are validly tendered and not withdrawn in the Exchange Offer and (ii) Universal shareholders approve an amendment to the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders. If such conditions are not met, 99CENTS Only Stores may terminate the Exchange Offer or waive such conditions and purchase those shares of Universal Common Stock that have been validly tendered. If 99CENTS Only Stores acquires in the Exchange Offer less than 37% of the outstanding shares (on a fully diluted basis) of Universal Common Stock (other than shares owned by 99 CENTS Only Stores), 99CENTS Only Stores may maintain its position in Universal, or it may from time to time purchase additional shares of Universal Common Stock or sell Universal Common Stock, depending on its strategic objectives, market conditions and other factors.



    In order to meet the Minimum Condition to the consummation of the Exchange Offer that approximately 37% of the outstanding shares (on a fully diluted basis) of Universal Common Stock (other than shares owned by 99CENTS Only Stores) be validly tendered and not withdrawn, an aggregate of 3,801,862 shares must be tendered (other than shares owned by 99CENTS Only Stores). See "THE EXCHANGE OFFER--Conditions of the Exchange Offer."

    PROCEDURES FOR TENDERING. Holders of Universal Common Stock desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward or hand deliver it, together with any other required documents, to the Exchange Agent (as defined below), either with the Universal Common Stock to be tendered or in compliance with the specified procedures for guaranteed delivery of Universal Common Stock. Certain financial institutions may also effect tenders by book-entry transfer through The Depository Trust Company, the Midwest Securities Trust Company and the Philadelphia Depository Trust Company (collectively the "Book-Entry Transfer Facilities"). Holders of Universal Common Stock having such Universal Common Stock registered in the name of a broker, dealer, commercial bank, trust company or nominee are urged to contact such person promptly if they wish to tender any Universal Common Stock. See "THE EXCHANGE OFFER-- Procedures for Accepting the Exchange Offer and Tendering Shares."

    WITHDRAWAL RIGHTS. Subject to the conditions set forth herein, tenders of Universal Common Stock may be withdrawn at any time on or prior to the Expiration Date. See "THE EXCHANGE OFFER-- Procedures for Accepting the Exchange Offer and Tendering Shares--Withdrawal Rights."

    DELIVERY OF UNIVERSAL EXCHANGE CONSIDERATION. Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange, and the exchange, of all outstanding Universal Common Stock validly tendered and not theretofore withdrawn will be made as soon as practicable after the Expiration Date. See "THE EXCHANGE OFFER--Exchange of Universal Common Stock."

    EXCHANGE AGENT. American Stock Transfer & Trust Company has been appointed exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The Letter of Transmittal (or a facsimile copy thereof) and certificates for Universal Common Stock should be sent by each holder of Universal Common Stock or such holder's broker, dealer, commercial bank or other nominee thereof to the Exchange Agent at the addresses set forth on the back cover of this Proxy Statement/Prospectus.


    CONSEQUENCES TO NON-TENDERING HOLDERS OF UNIVERSAL COMMON STOCK. The rights of non-tendering holders of Universal Common Stock will not be altered, impaired or modified by the Exchange Offer. However, the purchase by 99CENTS Only Stores of Universal Common Stock pursuant to the Exchange Offer will reduce the number of holders of Universal Common Stock and the number of shares of Universal Common Stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Universal Common Stock, if any, held by the public. The Universal Common Stock is currently listed and quoted on the Nasdaq National Market, which constitutes the principal trading market for the Universal Common Stock. Depending on the number of shares of Universal Common Stock purchased pursuant to the Exchange Offer, the Universal Common Stock may no longer meet the requirements for continued listing on the Nasdaq National Market and consequently may be delisted. Universal Common Stock is currently registered under the Exchange Act. Depending on the number of shares of Universal Common Stock purchased pursuant to the Exchange Offer, the Universal Common Stock might become eligible for termination of registration under the Exchange Act. 99CENTS Only Stores intends to seek termination of registration of the Universal Common Stock under the Exchange Act as soon after the completion of the Exchange Offer as the requirements for such termination are met. Such delisting and termination could materially adversely affect the market for the Universal Common Stock. In addition, depending on the number of shares of Universal Common Stock tendered, the Universal Common Stock may no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations, in which event the Universal Common Stock could no longer be used as collateral for margin loans made by brokers. Further, 99CENTS Only Stores does not currently intend to merge Universal with 99CENTS Only Stores. Consequently, if the Company's Exchange Offer is successful, shareholders of Universal who do not tender may have to retain their investment indefinitely. 99CENTS Only Stores has no current intention to pay dividends on shares of Universal Common Stock.


    OWNERSHIP OF 99CENTS ONLY STORES COMMON STOCK AFTER THE TRANSACTION. After giving effect to the Exchange Offer (assuming all of the Universal shareholders tender) and assuming no exercise of any outstanding options, warrants or rights entitling the holders thereof to receive 99CENTS Only Stores Common Stock, the former holders of Universal Common Stock will own, in the aggregate, approximately 1.6% of the outstanding 99CENTS Only Stores Common Stock, based on the number of shares of 99CENTS Only Stores Common Stock outstanding as of March 31, 1998.

    CONFLICTS OF INTEREST. Certain of Universal's directors and officers have interests in the Exchange Offer that are in addition to, and potentially in conflict with, the interests of the holders of Universal Common Stock.


    Following the consummation of the Exchange Offer, 99CENTS Only Stores has agreed to pay to Richard Ennen, the President of Universal, cash equal to the difference between his option exercise price and the Universal Exchange Consideration with respect to options to purchase 100,000 shares of Universal Common Stock. Based on the closing sales price of 99CENTS Only Stores Common Stock on July 1, 1998, the amount to be paid to Richard Ennen would be approximately $160,500. In addition, 99CENTS Only Stores has agreed to convert Mr. Ennen's remaining options to acquire Universal Common Stock into options to acquire 9,375 shares of 99CENTS Only Stores Common Stock at an exercise price of $40 per share and to grant Mr. Ennen an option to purchase 12,000 shares of 99CENTS Only Stores Common Stock at an exercise price equal to the closing market price of 99CENTS Only Stores Common Stock on the date of closing of the Exchange Offer.



    Each of Mark Ravich, the former Chief Executive Officer and a former member of the board of directors of Universal and Norman Ravich, a former member of the board of directors of Universal, entered into Consulting Agreements with 99CENTS Only Stores to provide advisory services in connection with the Exchange Offer and to provide consulting services thereafter in exchange for which 99CENTS Only Stores granted to Mark Ravich an option to acquire 9,375 shares of 99CENTS Only Stores Common Stock at $40.00 per share and an option to acquire 15,000 shares of 99CENTS Only Stores Common Stock at $33.5625 per share and to Norman Ravich an option to purchase 4,688 shares of 99CENTS Only Stores Common Stock at $40.00 per share, each of which represents at least fair market value on the date of grant. See "BACKGROUND OF THE TRANSACTION AND RELATED MATTERS--Conflicts of Interest."



    NO RECOMMENDATION OF THE UNIVERSAL BOARD OF DIRECTORS. Although Houlihan Lokey has delivered an opinion to 99CENTS Only Stores to the effect that as of the date of such opinion the Universal Exchange Consideration to be furnished by 99CENTS Only Stores is fair to the holders of Universal Common Stock (other than 99CENTS Only Stores) from a financial point of view, due to the composition of the board of Universal including three designees of 99CENTS Only Stores and two designees of Universal, the Universal board of directors has decided to remain neutral with respect to the Exchange Offer and has not made a determination that the Exchange Offer is fair to or in the best interests of Universal and its shareholders. Further, the terms and conditions of the Exchange Offer were determined and established by 99 CENTS Only Stores and not pursuant to negotiations with Universal and Universal did not engage any legal or financial advisors for the purpose of evaluating the terms of the Exchange Offer or for the purpose of determining whether the Exchange Offer is fair to the shareholders of Universal. However, the Board of Directors of Universal does believe that the Exchange Offer represents an opportunity for the holders of Universal Common Stock to (i) receive a premium for their shares and (ii) exchange shares of Universal Common Stock for the common stock of a public company with more liquidity. The Board of Directors of Universal believes that although its shareholders should make their own decision whether to tender, the purpose behind the Minnesota Control Share Acquisition Act is to make difficult hostile acquisitions. 99 CENTS Only Stores already acquired 48% of the outstanding common stock of Universal in a friendly acquisition and the companies have worked together since November 1997. Accordingly, the Universal board of directors recommends a vote for the approval of an amendment to the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders. See "-- The Cooperation Agreement," "--Special Meeting of Universal Shareholders" and "BACKGROUND OF THE EXCHANGE OFFER AND RELATED MATTERS--No Recommendation of the Universal Board of Directors."


    OPINION OF FINANCIAL ADVISOR. Houlihan Lokey made an oral presentation on February 16, 1998 to the Board of Directors of 99CENTS Only Stores (which presentation was confirmed by an opinion delivered in writing to the 99CENTS Only Stores Board of Directors) to the effect that, as of the date of such opinion, the Universal Exchange Consideration to be received by the holders of Universal Common Stock (other than 99CENTS Only Stores) is fair, from a financial point of view, to such holders. A copy of the opinion of Houlihan Lokey setting forth the assumptions made, the matters considered, the scope and limitations of the review undertaken and the procedures followed by Houlihan Lokey in rendering such opinion is attached to this Proxy Statement/Prospectus as Annex B. Such opinion should be carefully read in its entirety by holders of Universal Common Stock. See "BACKGROUND OF THE TRANSACTION AND RELATED MATTERS--Opinion of the Financial Advisor."

    ACCOUNTING TREATMENT OF EXCHANGE OFFER. Under applicable accounting standards, the Exchange Offer will be treated as a purchase of Universal by 99CENTS Only Stores. See "ACCOUNTING TREATMENT."

    FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER. It is expected that the Exchange Offer will be treated for federal income tax purposes as a tax-free reorganization. In that event, no gain or loss should be recognized by holders of Universal Common Stock upon the receipt of 99CENTS Only Stores Common Stock. Holders of Universal Common Stock are strongly encouraged to consult their own tax advisors regarding the tax consequences of the Exchange Offer. See "THE EXCHANGE OFFER-- United States Federal Income Tax Consequences."

    APPRAISAL RIGHTS. Holders of Universal Common Stock will not be entitled to appraisal rights in connection with the Exchange Offer. See "THE UNIVERSAL SPECIAL MEETING--Appraisal Rights."


    LISTING. The 99CENTS Only Stores Common Stock is listed on the New York Stock Exchange. The Universal Exchange Consideration has been accepted for listing on the New York Stock Exchange.


SPECIAL MEETING OF UNIVERSAL SHAREHOLDERS

    Unless otherwise expressly provided in the Articles of Incorporation or By-Laws approved by a corporation's shareholders, the Minnesota Control Share Acquisition Act denies voting rights to shares of stock of a Minnesota corporation acquired in a control share acquisition over thresholds of 20%, 33 1/3% and 50% of the corporation's voting power, unless the shareholders of the corporation approve voting rights for the shares by (i) the affirmative vote of the holders of a majority of all shares entitled to vote, and (ii) the affirmative vote of the holders of a majority of all shares entitled to vote, excluding "Interested Shares." "Interested Shares" consist of all shares of the corporation's stock held by an "Acquiring Person," any officers of the corporation and any directors of the corporation who are also employees of the corporation. An "Acquiring Person" is any person that makes or proposes to make an acquisition of beneficial ownership of shares of the corporation's stock that would, when added to all other shares of stock of the corporation beneficially owned by such person, entitle such person immediately after such acquisition to exercise or direct the exercise of voting power over any of the percentage thresholds referred to above. The Minnesota Control Share Acquisition Act currently applies to Universal and its shareholders since neither Universal's Articles of Incorporation nor By-Laws contain a provision electing to opt out of the statute. Under the Minnesota Control Share Acquisition Act, 99CENTS Only Stores currently owns 4,500,000 shares of Universal Common Stock acquired directly from Universal in a transaction exempt from the Minnesota Control Share Acquisition Act. However, unless Universal's Articles of Incorporation or By-Laws are amended to opt out of the Minnesota Control Share Acquisition Act, that Act would prevent 99CENTS Only Stores from voting the shares acquired in the Exchange Offer without (i) the affirmative vote of the holders of a majority of all shares entitled to vote, and (ii) the affirmative vote of the holders of a majority of all shares entitled to vote, excluding "Interested Shares."


    A special meeting of shareholders of Universal will be held on August   ,
1998 at 9:00 a.m. (local time) at the offices of Universal, 5000 Winnetka Avenue North, New Hope, Minnesota 55428 (including any adjournments and postponements thereof, the "Universal Special Meeting"). The purpose of the Universal Special Meeting is to consider and vote upon a proposal to amend the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders (See Annex C attached to this Proxy Statement/Prospectus). Only shareholders of record at the close of business on the Universal Record Date will be entitled to notice of, and to vote at, the Universal Special Meeting. 99CENTS Only Stores has no obligation to consummate the Exchange Offer if Universal shareholders do not vote in favor of the proposal to amend the By-Laws.



    All shares of Universal Common Stock represented by properly executed proxies received prior to or at the Universal Special Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. The approval of the amendment to the By-Laws requires the affirmative vote of a majority of the shares of Universal Common Stock present or represented and voting on the matter at the Universal Special Meeting. Abstentions will be deemed to be present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a shareholder has the same effect as a vote "against" the matter. Broker non-votes will not be deemed to be present or represented at the meeting and entitled to vote. Accordingly, broker non-votes will be treated as neither a vote "for" nor a vote "against" the matter.

    On February 24, 1998, 99CENTS Only Stores and each of the Principal Stockholders entered into separate Stockholder Support Agreements in which each Principal Stockholder agreed to vote his shares of Universal Common Stock (i) in favor of the Exchange Offer and (ii) in favor of any other matter deemed necessary by 99CENTS Only Stores to effectuate the Exchange Offer or solicited in connection with the Exchange Offer and considered and voted upon by the shareholders of Universal. Together the Principal Stockholders owned, as of the Universal Record Date, 994,092 shares of Universal Common Stock or approximately 10% of shares of Universal Common Stock outstanding at such date.


    As of the Universal Record Date, all executive officers and directors of Universal, together with their respective affiliates, owned in the aggregate 2,700 shares of Universal Common Stock. The executive officers and directors of Universal have expressed an intent to vote their shares in favor of the amendment to the By-Laws. See "THE UNIVERSAL SPECIAL MEETING."



    As of the Universal Record Date, the total number of shares of Universal Common Stock with respect to which an intent to vote in favor of the amendment to the By-Laws has been expressed was 5,496,792 (including the shares owned by 99CENTS Only Stores), representing approximately 58.5% of the total number of shares outstanding as of such date. Accordingly, if all such shares are voted in favor of the amendment to the By-Laws, the amendment is assured of approval. However, shareholders of Universal will still make their own decision whether to exchange shares of Universal Common Stock for shares of 99CENTS Only Stores Common Stock in the Exchange Offer.


RISK FACTORS

    Holders of Universal Common Stock should consider certain risks relating to an investment in 99CENTS Only Stores. See "RISK FACTORS."

REGULATORY APPROVALS

    HSR APPROVAL. The Exchange Offer is reportable by 99CENTS Only Stores under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"). A Notification and Report Form under the HSR Act was filed on April 21, 1998 and the waiting period under the HSR Act with respect to the Exchange Offer has expired. See "THE EXCHANGE OFFER--Regulatory Approvals."

COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION


    The 99CENTS Only Stores Common Stock is traded on the New York Stock Exchange under the symbol "NDN." The Universal Common Stock is traded on the Nasdaq National Market under the symbol "UNIV." The following table sets forth, for the calendar periods indicated, the high and low closing prices per share of 99CENTS Only Stores Common Stock and of Universal Common Stock, as reported by the New York Stock Exchange and Nasdaq National Market, respectively. On March 31, 1998, there were approximately 3,900 holders of record of 99CENTS Only Stores Common Stock and according to the

Annual Report on Form 10-K for the year ended December 31, 1997, as of March 17, 1998 there were over 100 holders of record of the Universal Common Stock.


                                                           99CENTS ONLY STORES
                                                                                      UNIVERSAL
                                                               COMMON STOCK          COMMON STOCK
                                                           --------------------  --------------------
                                                             HIGH        LOW       HIGH        LOW
                                                           ---------  ---------  ---------  ---------
1996
First Quarter (1)........................................  $  --      $  --      $    5.25  $    3.38
Second Quarter (1).......................................      12.70      10.91       5.13       4.38
Third Quarter............................................      12.20      10.50       4.63       2.63
Fourth Quarter...........................................      13.91      10.70       2.88       1.63
1997
First Quarter............................................  $   16.09  $   12.80  $    2.75  $    1.13
Second Quarter...........................................      24.09      15.50       1.94       0.31
Third Quarter............................................      27.59      21.60       1.00       0.50
Fourth Quarter...........................................      30.56      25.60       4.00       0.72
1998
First Quarter............................................  $   39.50  $   27.00  $    2.75  $    1.69
Second Quarter...........................................      43.31      34.19       2.56       2.00
Third Quarter (through July 22, 1998)....................      46.81      41.69       2.81       2.50


------------------------

(1) Trading in 99CENTS Only Stores Common Stock commenced on the New York Stock Exchange on May 23, 1996. Prior to that time, there was no public market for the 99CENTS Only Stores Common Stock. All 99CENTS Only Stores stock prices have been restated to reflect a five-for-four stock split effected in the form of a stock dividend which was paid on December 1, 1997.


    The following table sets forth the closing market price per share of 99CENTS Only Stores Common Stock on an historical basis and the market price per share of Universal Common Stock on an historical and equivalent per share basis (i) on February 13, 1998, the last trading day preceding public announcement of 99CENTS Only Stores' proposal to acquire the balance of the Universal Common Stock not already owned and (ii) on July 22, 1998, the last trading day preceding the date of this Proxy Statement/ Prospectus. The historical market prices represent the closing prices per share on such dates on the New York Stock Exchange with respect to 99CENTS Only Stores and on the Nasdaq National Market with respect to Universal. The equivalent market prices per share represent the closing price per share of 99CENTS Only Stores Common Stock multiplied by 1/16.



                        99CENTS
                         ONLY                    UNIVERSAL
                        STORES      UNIVERSAL   EQUIVALENT
        DATE          HISTORICAL   HISTORICAL    PER SHARE
--------------------  -----------  -----------  -----------
February 13, 1998...   $   33.56    $    2.06    $    2.10
July 22, 1998          $   45.75    $    2.69    $    2.86


    Because the Universal Exchange Consideration is fixed and because the market price of 99CENTS Only Stores Common Stock is subject to fluctuation, the market value of the shares of 99CENTS Only Stores Common Stock that holders of Universal Common Stock will receive in the Exchange Offer may increase or decrease prior to and following the Exchange Offer. 99CENTS Only Stores has not paid any cash dividends on the 99CENTS Only Stores Common Stock since its initial public offering in May 1996. 99CENTS Only Stores anticipates that all of its income in the foreseeable future will be retained for the development and expansion of its business and therefore does not anticipate paying dividends on the 99CENTS Only Stores Common Stock in the foreseeable future.

    Universal has not declared any cash dividends on the Universal Common Stock within the past 10 years. Universal presently intends to continue to retain all of its income in the foreseeable future for the development and expansion of its business. In addition, dividends currently are prohibited by the terms of Universal's revolving credit agreement. Universal, therefore, does not anticipate paying dividends on the Universal Common Stock in the foreseeable future.

    HOLDERS OF UNIVERSAL COMMON STOCK ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE UNIVERSAL COMMON STOCK AND THE 99CENTS ONLY STORES COMMON STOCK.

COMPARISON OF MINNESOTA AND CALIFORNIA LAW

    One of the results of the Exchange Offer is that exchanging shareholders of Universal, whose rights are governed by Minnesota law, will become shareholders of 99CENTS Only Stores, whose rights are governed by California law. The statutes and court decisions with respect to the rights of shareholders of corporations incorporated under the laws of those two jurisdictions reflect certain differences, including among others, differences in the available source of dividends; redemption of shares; the exercise of appraisal rights; and the votes required in order to authorize certain actions and corporate transactions. See "COMPARISON OF RIGHTS OF SHAREHOLDERS OF 99CENTS ONLY STORES AND UNIVERSAL" and "CERTAIN DIFFERENCES BETWEEN CALIFORNIA AND MINNESOTA CORPORATION LAW."

RECENT DEVELOPMENTS

    Concurrently with the announcement that 99CENTS Only Stores proposed to acquire Universal for the Universal Exchange Consideration, 99CENTS Only Stores also announced a proposal to acquire 100% of an approximately 41% owned subsidiary of Universal, Odd's-N-End's. 99CENTS Only Stores and Odd's-N-End's entered into a definitive merger agreement with respect to the acquisition in March 1998 pursuant to which 99CENTS Only Stores agreed to acquire the balance of the Odd's-N-End's shares not owned by Universal for an aggregate consideration of approximately $830,000 cash. Universal currently has a note receivable due from Odd's-N-End's which approximated $10.5 million at March 31, 1998. 99CENTS Only Stores currently intends to complete the acquisition of Odd's-N-End's immediately following consummation of the Exchange Offer. The acquisition of Odd's-N-End's is subject to approval of the stockholders of Odd's-N-End's, the ownership by 99CENTS Only Stores after the Exchange Offer of more than 80% of the Universal Common Stock and other customary closing conditions. On March 2, 1998, Universal executed a proxy giving 99CENTS Only Stores the right to vote the shares of Odd's-N-End's held by Universal in favor of the merger.

                                  RISK FACTORS

    HOLDERS OF UNIVERSAL COMMON STOCK SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED HEREIN, BEFORE TENDERING SHARES OF UNIVERSAL COMMON STOCK.

DEPENDENCE ON NEW STORE OPENINGS FOR FUTURE GROWTH

    99CENTS Only Stores' future operating results will depend largely upon its ability to open and operate new stores successfully and to manage a larger business profitably. In 1995, 1996 and 1997, 99CENTS Only Stores opened four, eight and ten stores, respectively (two, seven and ten stores, respectively, net of relocated stores). During 1998, 99CENTS Only Stores has opened two stores (including one relocation) and expects to open at least eleven additional stores (including one relocation) in Southern California during the remainder of the year, including its first store in San Diego County. The Company plans to open new stores over the next several years at a rate of approximately 20% per annum. The success of 99CENTS Only Stores' expansion strategy is dependent upon many factors, including identifying suitable markets and sites for new stores, negotiating leases with acceptable terms, refurbishing stores, appropriately upgrading its financial and management information systems and controls and managing its operating expenses. In addition, 99CENTS Only Stores must be able to continue to hire, train, motivate and retain competent managers and store personnel. Many of these factors are beyond 99CENTS Only Stores' control. As a result, there can be no assurance that 99CENTS Only Stores will be able to achieve its expansion goals. Any failure of 99CENTS Only Stores to achieve its expansion goals on a timely basis, obtain acceptance in markets in which it currently has limited or no presence, attract and retain qualified management and other personnel, appropriately upgrade its financial and management information systems and controls or manage operating expenses could adversely affect 99CENTS Only Stores' future operating results and its ability to execute its business strategy.

    There can be no assurance that the opening of new stores will improve the Company's results of operations. A variety of factors, including store location, store size, rental terms, the level of store sales and the level of initial advertising expenditures influence if and when a store becomes profitable. Assuming 99CENTS Only Stores' planned expansion occurs as anticipated, 99CENTS Only Stores' store base will include a relatively high proportion of stores with relatively short operating histories. There can be no assurance that the new stores will achieve the sales per saleable square foot and store-level operating margins currently achieved at 99CENTS Only Stores' existing stores. If the new stores on average fail to achieve these results, 99CENTS Only Stores' planned expansion could produce a decrease in 99CENTS Only Stores' overall sales per saleable square foot and store-level operating margins. Increases in the level of advertising and pre-opening expenses associated with the opening of new stores could also contribute to a decrease in 99CENTS Only Stores' operating margins. Finally, the opening of new stores in existing markets has in the past and may in the future reduce retail sales of existing stores in those markets, negatively affecting comparable store sales.

PENDING ACQUISITIONS


    The Company acquired approximately 48% of the outstanding capital stock of Universal in November 1997. In February 1998, the Company announced a proposal to acquire, by an exchange offer, all of the remaining issued and outstanding shares of Universal not already held by the Company and to acquire all of the issued and outstanding shares of Odd's-N-End's (the "Odd's-N-End's Merger"). In March 1998, the Company and Odd's-N-End's (which is held approximately 41% by Universal) entered into a definitive merger agreement. The Company is seeking to acquire Universal and Odd's-N-End's with the expectation that the transactions will enable the Company to provide a retail outlet for merchandise it acquires at prices other than the Company's single price point, increase the Company's distribution capabilities, diversify its geographic presence and to further capitalize on greater volume discounts in merchandise purchases.


    Achieving these anticipated benefits depends in part on the efficient, effective and timely integration of the operations of Universal and Odd's-N-End's with those of the Company. The combination of these businesses requires, among other things, integration of the companies' management staffs, coordination of the companies' sales and marketing efforts, integration and coordination of the companies' purchasing departments and the identification and elimination of redundant overhead and under-performing retail stores. Further, the Company believes that the continued employment of Richard Ennen, President and

Chief Executive Officer of Universal and Odd's-N-End's, is integral to the successful integration and operation of Universal and Odd's-N-End's following consummation of the acquisitions. Both the Universal and Odd's-N-End's acquisitions will require the Company to offer discount general merchandise at multiple price points, a new strategy for the Company's retail business. Further, the acquisitions of Universal and Odd's-N-End's expand the Company's operations into geographic locations outside of Southern California. There can be no assurance that the Company will be successful in these markets.

    Full integration of these businesses will require considerable effort on the part of the Company's management. During the integration period, it is anticipated that the Company's accounting staff, operations personnel and other staff will be required to dedicate considerable time toward integrating the financial and information systems, management staffs and organizational cultures of the three geographically separated organizations. There can be no assurance that the Company will not experience problems associated with the integration or the integration will proceed efficiently or successfully. Furthermore, even if the operations of the three companies are ultimately successfully integrated, it is anticipated that the integration will be accomplished over time and, in the interim, the combination may have an adverse effect on the Company's business and results of operations.

INABILITY TO MERGE WITH UNIVERSAL


    Universal is a Minnesota corporation and is subject to the provisions of
Section 302A.673 of the Minnesota Business Corporation Act ("Section 673 of the MBCA"). Section 673 of the MBCA provides, with certain exceptions, that a Minnesota corporation which qualifies as an "issuing public corporation" may not engage in any of a broad range of business combinations, including a merger, with a person, or affiliate or associate of such person, who is an "interested shareholder" for a period of four years from the date that person became an interested shareholder unless the transaction resulting in the person becoming an interested shareholder, or the business combination, is approved, before the person becomes an interested shareholder, by a special committee of the board of directors of the corporation consisting solely of disinterested directors. An "interested shareholder" is defined as any person that is (a) the owner of 10% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation who was the owner of 10% or more of the outstanding voting stock of the corporation at any time within the four-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder. An "issuing public corporation" is defined as (i) a publicly held corporation that has at least 50 shareholders or (ii) any other corporation with at least 100 shareholders.



    In November 1997, 99CENTS Only Stores became an interested shareholder of Universal when it acquired 48% of the outstanding shares of Universal Common Stock. 99CENTS Only Stores' acquisition of the Universal Common Stock, while unanimously approved by Universal's full board of directors, was not approved by a separate committee of Universal's board of directors consisting solely of disinterested directors. Accordingly, upon completion of the Exchange Offer, and if Universal is still considered an "issuing public corporation", 99CENTS Only Stores may be unable to acquire by way of merger or other form of business combination any shares of Universal Common Stock that were not tendered to 99CENTS Only Stores in the Exchange Offer. As a result, 99CENTS Only Stores may not be able to acquire 100% of the Universal Common Stock until November 2001.


    Also, depending on the number of shares of Universal Common Stock acquired pursuant to the Exchange Offer, the Universal Common Stock may no longer meet the requirements for continued listing on the Nasdaq National Market and consequently may be delisted. Universal Common Stock is currently registered under the Exchange Act. Depending on the number of shares of Universal Common Stock purchased pursuant to the Exchange Offer, the Universal Common Stock might become eligible for termination of registration under the Exchange Act. 99CENTS Only Stores intends to seek termination of registration of the Universal Common Stock under the Exchange Act as soon after the completion of the Exchange Offer as the requirements for such termination are met. Such delisting and termination could materially adversely affect the market for the Universal Common Stock. In addition, depending on the number of shares of Universal Common Stock tendered, the Universal Common Stock may no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations, in which event the Universal Common Stock could no longer be used as collateral for margin loans made by brokers. Further, 99CENTS Only Stores does not currently intend to merge Universal with 99CENTS Only Stores. Consequently, if the Company's Exchange Offer is successful, shareholders of Universal who do not tender may have to retain their investment indefinitely. 99CENTS Only Stores has no current intention to pay dividends on the Universal Common Stock. See "THE EXCHANGE OFFER--Consequences to Non-tendering Holders of Universal Common Stock."


CONCENTRATION OF OPERATIONS

    All of the Company's 99CENTS Only Stores are currently located in Southern California. In addition, the Company's current retail expansion plans anticipate that new stores will be primarily located in this geographic region. Consequently, the Company's results of operations and financial condition are dependent upon general trends in this regional economy. Between 1989 and 1993 a significant decline in retail spending was recorded in most counties of California, particularly the greater Los Angeles region. Although retail markets in this region began to recover and this recovery has continued from 1995 through 1997, there can be no assurance that this trend will continue or that retail spending will not decline in the future. In addition, Southern California historically has been vulnerable to certain natural disasters and other risks, such as earthquakes, fires, floods and civil disturbance, which at times have disrupted the local economy. These events pose physical risks to the Company's properties and could adversely affect the Company's operations. The Company maintains standard property and business interruption insurance, but does not maintain earthquake insurance on its facilities and business.

    Following the acquisitions of Universal and Odd's-N-End's, the Company will have stores clustered in geographic regions in the upper Midwest, upstate New York and Texas. The upper Midwest, upstate New York and Texas regions have economic characteristics unique to their particular locale. In addition, unlike Southern California, extreme winter weather conditions in the Midwest and New York may cause decreases in retail spending during certain times of the year.

DISRUPTIONS IN RECEIVING AND DISTRIBUTION


    Substantially all of 99CENTS Only Stores' inventory is shipped or picked up directly from suppliers and delivered to 99CENTS Only Stores' single warehouse and distribution facility in Los Angeles County, California, where inventory is processed and distributed. 99CENTS Only Stores' success depends in large part on the orderly operation of this receiving and distribution process, which depends, in turn, on adherence to shipping schedules and effective management of the warehouse operations. There can be no assurance that 99CENTS Only Stores' has anticipated, or will anticipate, all of the changing demands its expanding operations will impose on its receiving and distribution system or that events beyond the control of 99CENTS Only Stores will not result in delays in the delivery of merchandise to the warehouse or from the warehouse to the stores. In addition, because 99CENTS Only Stores' receiving and distribution operations are concentrated at a single location, a fire, earthquake or other disaster at its warehouse and distribution facility could materially and adversely affect its business and results of operations. Such a disaster could be particularly damaging because much of the Company's inventory is purchased as close-outs and special-situations and could not be readily replaced for its carrying value, if at all. 99CENTS Only Stores does not maintain earthquake insurance on its facilities and business.


SUPPLIER RELATIONSHIPS; AVAILABILITY OF CLOSE-OUT AND SPECIAL-SITUATION
  MERCHANDISE

    99CENTS Only Stores' success depends in large part upon its ability to locate and purchase quality close-out and special-situation merchandise at attractive prices in order to maintain a mix of name-brand and other merchandise at the 99CENTS price point. There can be no assurance that such merchandise will continue to be available in the future. Further, there can be no assurance that such merchandise will be available in quantities necessary to accommodate 99CENTS Only Stores' expansion strategy.

    99CENTS Only Stores has no continuing contracts for the purchase of merchandise and must continuously seek out buying opportunities from both its existing suppliers and new sources, for which it competes with other wholesalers, discount and deep-discount chains, mass merchandisers, food markets, drug chains, club stores, other retailers and various small privately-held companies and individuals. 99CENTS Only Stores' results of operations could be adversely affected by a disruption in the availability of merchandise. There can be no assurance that the Company will be successful in maintaining an adequate supply of quality merchandise at attractive prices.

    99CENTS Only Stores' suppliers sometimes restrict the advertising, promotion and method of distribution of the merchandise sold to 99CENTS Only Stores. These restrictions may make it more difficult for 99CENTS Only Stores to resell quickly items in its inventory that are subject to such restrictions.

LARGE VOLUME PURCHASES; INVENTORY CONCENTRATION

    99CENTS Only Stores takes advantage of large volume purchases, close-outs and other special-situations in order to obtain inventory at favorable prices. As a result, 99CENTS Only Stores typically maintains inventory at levels that are generally higher than other discount retailers. At December 31, 1995, 1996 and 1997, 99CENTS Only Stores had net inventory recorded of $34.3 million, $36.9 million and $43.1 million, respectively.

    99CENTS Only Stores periodically reviews the net realizable value of its inventory and makes adjustments to its carrying value when appropriate. While the current carrying value of 99CENTS Only Stores' inventory reflects management's belief that 99CENTS Only Stores will realize the net values recorded on 99CENTS Only Stores' balance sheet, there can be no assurance that 99CENTS Only Stores will be able to do so. A sale by 99CENTS Only Stores of any material portion of its inventory at an amount less than its carrying value or a determination to write down any material portion of 99CENTS Only Stores' inventory will have a material adverse impact on 99CENTS Only Stores' cost of sales, gross profits, operating income and net income during the period in which such event or events occur.

UNIVERSAL'S HISTORY OF LOSSES AND ACCUMULATED DEFICIT; GOING CONCERN

    Universal has incurred net losses in each of the last two fiscal years, including net losses of approximately $11.9 million for the fiscal year ended December 31, 1997, and at such date had an accumulated deficit of approximately $18.6 million. Arthur Andersen LLP, Universal's independent public accountants, expressed substantial doubt about Universal's ability to continue as a going concern in their report for the fiscal year ended December 31, 1997. If the Exchange Offer is not consummated, there is no assurance that Universal will generate significant revenue or become profitable on a sustained basis, if at all.

COMPETITION


    99CENTS Only Stores faces competition in both the acquisition of inventory and sale of merchandise from other wholesalers, discount and deep-discount stores, single price point merchandisers, mass merchandisers, food markets, drug chains, club stores and other retailers. Industry competitors also include a large number of privately held companies and individuals. In some instances these competitors are also customers of 99CENTS Only Stores' Bargain Wholesale division. There is increasing competition with other wholesalers and retailers, including other deep-discount retailers, for the purchase of quality close-out and other special-situation merchandise. Some of these competitors have substantially greater financial resources and buying power than 99CENTS Only Stores. 99CENTS Only Stores' ability to compete will depend on many factors including the success of its purchase and resale of such merchandise at lower prices than the competition. 99CENTS Only Stores may face intense competition in the future from new entrants in the deep-discount retail industry, among others, that could have an adverse effect on 99CENTS Only Stores' business and results of operations.


ADVERSE ECONOMIC FACTORS; CHANGE IN MINIMUM WAGE

    99CENTS Only Stores' ability to provide quality merchandise at its 99CENTS price point is subject to certain economic factors beyond 99CENTS Only Stores' control, including inflation, other operating costs (such as employee health care costs or prevailing wage levels), consumer confidence and general economic conditions. There can be no assurance that such factors will remain favorable or, in particular, that health care costs or 99CENTS Only Stores' wages will remain at current levels. Currently, none of the Company's employees is party to a collective bargaining agreement. The minimum wage in California was increased in March 1997 from $4.75 to $5.00 per hour, in September 1997 to $5.15 per hour and again in March 1998 to $5.75 per hour. Further, legislation has been introduced in California to increase the minimum wage to $6.75 per hour as of January 1, 1999. The federal minimum wage increased in September 1997 to $5.15 per hour and a bill has been proposed in Congress to increase the minimum wage to $6.15 per hour on September 1, 1999, and to $6.65 per hour on September 1, 2000, with adjustments on such date and each

September 1 thereafter to reflect increases in the Consumer Price Index for All Urban Consumers during the most recent 12-month period for which data are available. Significant increases in health care costs, wages or other operating costs or a declining consumer confidence or general economic conditions could have a material adverse effect on the Company's business and results of operations, especially given constraints on the Company's ability to pass on any incremental costs through price increases.

POLITICAL AND ECONOMIC RISKS OF INTERNATIONAL SALES AND PURCHASES

    International sales have historically not been material to 99CENTS Only Stores' consolidated net sales, but they have contributed to growth in Bargain Wholesale's net sales. In addition, some of the inventory purchased by 99CENTS Only Stores is manufactured outside the United States. International transactions may be subject to political and economic risks, including political instability, currency controls, exchange rate fluctuations, and changes in import/export regulations, tariff and freight rates. In addition, various forms of protectionist trade legislation have been proposed in the United States and certain other countries. Any resulting changes in current tariff structures or other trade and monetary policies could adversely affect 99CENTS Only Stores' international operations. Political and economic factors have been identified by 99CENTS Only Stores' with respect to certain of the markets in which it competes. There can be no assurance that these factors will not result in the reduction of purchases of 99CENTS Only Stores' products.

RISKS ASSOCIATED WITH OWNERSHIP OF PROPERTIES BY AFFILIATES


    As of March 31, 1998, 99CENTS Only Stores leased 13 of its 55 store locations and a parking lot associated with one of these stores from David Gold, the Company's Chief Executive Officer, and certain other members of the Gold family and their affiliates (together, the "Gold Family"). Annual rental expense for the facilities owned by the Gold Family was approximately $1.6 million, $1.8 million and $2.0 million in 1995, 1996 and 1997, respectively. 99CENTS Only Stores believes that these leases and contracts are no less favorable to 99CENTS Only Stores than those an unrelated party would have provided after arm's-length negotiations. It is the Company's current policy not to enter into real estate transactions with affiliated parties, except with respect to the renewal or modification of existing leases and occasions where such transactions are determined to be in the best interests of 99CENTS Only Stores. Moreover, all real estate transactions between 99CENTS Only Stores and affiliated parties require the unanimous approval of the independent directors on 99CENTS Only Stores' Board of Directors and a determination by such independent directors that such transactions are the equivalent of a negotiated arm's-length transaction with a third party. There can be no guarantee that 99CENTS Only Stores and the Gold Family will be able to agree on renewal terms for the properties currently leased by 99CENTS Only Stores from the Gold Family, or, if such terms are agreed to, that the independent directors on the Board of Directors will approve such terms. The failure of 99CENTS Only Stores to renew a lease will result in 99CENTS Only Stores having to relocate or close the store associated with such lease; one or more such relocations or closures will be costly and may have a material adverse effect on 99CENTS Only Stores' business and results of operations.


DEPENDENCE ON KEY MANAGEMENT

    99CENTS Only Stores' success will continue to depend to a significant extent on David Gold, the Company's Chief Executive Officer. The Company is also dependent on the continued service of its executive officers and other key management, particularly Helen Pipkin, its Senior Vice President of Wholesale Operations. 99CENTS Only Stores does not have an employment contract with any of its executive officers and does not maintain "key man" life insurance on any of its executive officers. There can be no assurance that 99CENTS Only Stores will be able to retain its executive officers and key personnel or attract additional qualified members to management in the future.

SEASONALITY AND QUARTERLY FLUCTUATIONS

    Historically, 99CENTS Only Stores' highest net sales and operating income have occurred during the fourth quarter, which includes the Christmas and Halloween selling seasons. During 1995, 1996 and 1997, approximately 29.3%, 28.8% and 29.2%, respectively, of 99CENTS Only Stores' net sales and approximately 33.0%, 32.6% and 32.3%, respectively, of its operating income were generated during the fourth quarter. Further, the operations of Universal and Odd's-N-End's are more dependent upon results in the fourth quarter and even without the acquisition of Universal, the Company's investment in Universal is expected to further increase the impact of fourth quarter sales on the Company's results of operations. Accordingly, any adverse trend in net sales for the fourth quarter could have a material adverse effect upon 99CENTS Only Stores' profitability and adversely affect 99CENTS Only Stores' results of operations for the entire year.

    In addition to seasonality, 99CENTS Only Stores' results of operations may fluctuate from quarter to quarter as a result of the number and timing of sales contributed by new stores, the level of advertising and pre-opening expenses associated with the opening of new stores and the integration of new stores into the operations of 99CENTS Only Stores, as well as other factors.

NEED TO UPDATE MANAGEMENT INFORMATION SYSTEMS; POTENTIAL INABILITY TO COMPLETE
  YEAR 2000 PROJECT

    The Company's business is currently supported by a standard accounting and financial reporting system utilizing a PC-based local area network (LAN) and a separate partially customized inventory control system processed on a Hewlett-Packard RISC-based computer. The Company intends to continue to update and enhance its systems in order to improve capabilities and provide for planned growth. If the Company should experience faster than anticipated growth, the Company may be required to install a new management information or inventory control system or undergo a significant modification of its current systems to accommodate a larger business.


    The Company has completed an assessment of its existing software systems and determined that it will be required to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Although the year 2000 project is estimated to be completed in mid-1999 and the cost is not anticipated to have a material effect on the Company's business, results of operations or financial condition, there can be no assurance that the Company will not encounter unanticipated problems in modifying its systems or that there will not be delays in completing the project. Any difficulties in modifying its systems could impact the Company's ability to communicate with and effectively make purchases from its suppliers.


POTENTIAL LIABILITY FOR ENVIRONMENTAL MATTERS

    Under various federal, state and local environmental laws and regulations, a current or previous owner or occupant of real property may become liable for the costs of removal or remediation of hazardous substances at such real property. Such laws and regulations often impose liability without regard to fault. 99CENTS Only Stores currently leases all but three of its stores, as well as its warehouse and distribution facility (where its executive offices are located). The Company currently intends to exercise an option to purchase the warehouse and distribution facility in December 2000, the end of the lease term. 99CENTS Only Stores could be held liable for the costs of remedial actions with respect to hazardous substances on such properties under the terms of the governing lease and/or governing law. In addition, 99CENTS Only Stores operates one underground diesel storage tank and one above-ground propane storage tank at its warehouse and distribution facility. 99CENTS Only Stores has not been notified of, and is not otherwise aware of, any current environmental liability, claim or non-compliance; however, there can be no assurance that 99CENTS Only Stores will not be required to incur remediation or other costs in the future in connection with its leased properties or its storage tanks.

    In the ordinary course of its business, 99CENTS Only Stores from time to time handles or disposes of ordinary household products that are classified as hazardous materials under various federal, state and local environmental laws and regulations. 99CENTS Only Stores has adopted policies regarding the handling and disposal of these products, and has implemented a training program for employees on hazardous material handling and disposal. There can be no assurance, however, that such policies or training will be successful in assisting 99CENTS Only Stores in avoiding violations of environmental laws and regulations relating to the handling and disposal of such products in the future.

ANTI-TAKEOVER EFFECT; CONTROL BY EXISTING SHAREHOLDERS

    A number of provisions of 99CENTS Only Stores' Articles of Incorporation and Bylaws and certain California laws and regulations pertaining to matters of corporate governance (including the ability to issue preferred stock without shareholder approval) may be deemed to have and may have the effect of making more difficult, and thereby discouraging, a merger, tender offer, proxy contest or assumption of control and change of incumbent management, even when shareholders other than 99CENTS Only Stores' principal shareholders consider such a transaction to be in their best interest. Accordingly, shareholders may be deprived of an opportunity to sell their shares at a substantial premium over the market price of the shares.


    As of July 1, 1998, David Gold, members of his immediate family and certain of their respective affiliates beneficially owned 9,032,370 shares or approximately 46.5% of the voting stock of 99CENTS Only Stores. This ownership position enables these owners to control 99CENTS Only Stores' policies and to prevent a change in control of 99CENTS Only Stores. If all of the Universal shareholders were to exchange their Universal Common Stock (on a fully diluted basis) for 99CENTS Only Stores Common Stock, the percentage of voting stock of 99CENTS Only Stores beneficially owned by David Gold, his family and their affiliates would be reduced to 45.6%.


VOLATILITY OF STOCK PRICE


    The market price of 99CENTS Only Stores' Common Stock has risen substantially since the Company's initial public offering on May 23, 1996. Trading prices for the 99CENTS Only Stores' Common Stock could be subject to significant fluctuations due to many factors, including the depth of the market for the 99CENTS Only Stores Common Stock, investor perception of the Company, fluctuations in the Company's operating results and changes in conditions or trends in the Company's industry or in the industries of any of the Company's significant clients, changes in any securities analysts' estimates of the Company's future performance or general market conditions. In addition, future sales of substantial amounts of Common Stock by existing shareholders could also adversely affect the prevailing market price of the Common Stock. See "SUMMARY--Comparative Market Price Data and Dividend Information."


LIMITED TRADING VOLUME

    The purchase of Universal Common Stock by 99CENTS Only Stores pursuant to the Exchange Offer will reduce the number of holders of Universal Common Stock and the number of shares of Universal Common Stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares of Universal Common Stock held by the public. The Universal Common Stock is currently traded on the Nasdaq National Market. Depending upon the number of shares of Universal Common Stock purchased pursuant to the Exchange Offer, the Universal Common Stock may no longer meet the requirements for continued listing on the Nasdaq National Market and may be delisted and, in such event, the market for and trading in Universal Common Stock could be adversely affected. In addition, 99CENTS Only Stores intends to seek termination of the registration of the Universal Common Stock under the Exchange Act as soon after completion of the Exchange Offer as the requirements for such termination are met. Such termination could have a material adverse effect on the market for Universal Common Stock. See "THE EXCHANGE OFFER--Consequences to Non-tendering Holders of Universal Common Stock."

INFLATION

    The Company's ability to provide quality merchandise at the 99CENTS price point is subject to certain economic factors which are beyond the Company's control, including inflation. Inflation could have a material adverse effect on the Company's business and results of operations, especially given the constraints on the Company to pass on any incremental costs due to price increases or other factors. The Company believes that it will be able to respond to ordinary price increases resulting from inflationary pressures by adjusting the number of items sold at the single price point (e.g., two items for 99CENTS instead of three items for 99CENTS) and by changing its selection of merchandise. Nevertheless, a sustained trend of significantly increased inflationary pressure could require the Company to abandon its single price point of 99CENTS per item, which could have a material adverse effect on the Company's business and results of operations.

UNCERTAIN TAX CONSEQUENCES


   99 CENTS Only Stores has received an opinion from its counsel that the successful completion of the Exchange Offer will be treated for federal income tax purposes as a tax-free reorganization with the result that no gain or loss will be recognized to holders of Universal Common Stock upon the receipt of 99 CENTS Only

Stores Common Stock in exchange for Universal Common Stock. There are, nevertheless, certain unresolved tax questions that may be important to holders of Universal Common Stock depending upon their circumstance. For example, certain entities including brokers, holders who own Universal Common Stock as part of a "straddle" or "hedge", and other holders may be subject to special tax treatment. See "United States Federal Income Tax Consequences." Holders of Universal Common Stock are strongly encouraged to consult their own tax advisors regarding the tax consequences of the Exchange Offer.


ADDITIONAL REGULATORY APPROVALS


    Based upon its examination of publicly available information with respect to Universal and the review of certain information furnished by Universal to 99CENTS Only Stores and discussions of representatives of 99CENTS Only Stores with representatives of Universal during 99CENTS Only Stores' investigation of Universal, 99CENTS Only Stores is not aware of any license or other regulatory permit that appears to be material to the business of Universal and its subsidiaries, taken as a whole, which might be adversely affected by the acquisition of shares by 99CENTS Only Stores pursuant to the Exchange Offer, or, except for approvals which 99CENTS Only Stores has already applied for, of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency which would be required prior to the acquisition of shares by 99CENTS Only Stores pursuant to the Exchange Offer. Should any such approval or other action be required, it is 99CENTS Only Stores' present intention to seek such approval or action. 99CENTS Only Stores does not currently intend, however, to delay the purchase of shares tendered pursuant to the Exchange Offer pending the outcome of any such action or the receipt of any such approval (subject to 99CENTS Only Stores' right to decline to purchase shares if the conditions relating to the HSR Act or any of the other conditions in "THE EXCHANGE OFFER-- Conditions to the Exchange Offer" shall have occurred). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the business of Universal or 99CENTS Only Stores or that certain parts of the businesses of Universal or 99CENTS Only Stores might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken.


EFFECT OF OTHER ANTI-TAKEOVER LAWS

    99CENTS Only Stores does not believe that any state takeover laws, other than Section 673 of the MBCA, the Minnesota Control Share Acquisition Act, Chapter 80B of the Minnesota Business Corporation Act ("Chapter 80B") and
Section 675 of the Minnesota Business Corporation Act ("Section 675 of the MBCA"), apply to the Exchange Offer and it has not complied with any other state takeover laws. If 99CENTS Only Stores becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of shares pursuant thereto, 99CENTS Only Stores will make a good faith effort to comply with such statute. If, after such good faith effort, 99CENTS Only Stores cannot comply with such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Universal Common Stock in such state. See "THE EXCHANGE OFFER-- Conditions of the Exchange Offer" and "CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS--State Takeover Laws."

    Universal, directly or through subsidiaries, conducts business in a number of states throughout the United States in addition to Minnesota, some of which have also enacted takeover laws. 99CENTS Only Stores does not know whether any of the laws of these states will, by their terms, apply to the Exchange Offer and has not complied with any such laws. Should any person seek to apply any state takeover law in addition to those of Minnesota, 99CENTS Only Stores will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the Exchange Offer, and an appropriate court does not determine that it is inapplicable or invalid as applied to the Exchange Offer, 99CENTS Only Stores might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, 99CENTS Only Stores might be unable to accept for payment any shares tendered pursuant to the Exchange Offer, or be delayed in continuing or consummating the Exchange Offer. In such case, 99CENTS Only Stores may not be obligated to accept for payment any shares tendered. See "THE EXCHANGE OFFER--Conditions of the Exchange Offer" and "CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS--State Takeover Laws."

                           COMPARATIVE PER SHARE DATA

    The following table sets forth historical per share data for 99CENTS Only Stores and Universal, unaudited pro forma per share data for 99CENTS Only Stores giving effect to the Exchange Offer and equivalent unaudited pro forma per share data for Universal. The information presented should be read in conjunction with the historical financial statements and notes thereto of 99CENTS Only Stores incorporated by reference into this Proxy Statement/Prospectus and the historical financial statements and related notes thereto of Universal and the unaudited pro forma condensed combined financial information and related notes thereto included in this Proxy Statement/Prospectus. Pro forma and equivalent pro forma per share data reflect the combined results of 99CENTS Only Stores and Universal, after giving effect to the Exchange Offer as if it had occurred on March 31, 1998, in the case of book value data, and on January 1, 1997, for the twelve months ended December 31, 1997 and for the three months ended March 31, 1998 in the case of statements of operations data. The pro forma per share data is not necessarily indicative of actual results had the Exchange Offer occurred on such dates or of future expected results. See "INCORPORATION OF DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."


                                                                            HISTORICAL
                                                                     ------------------------
                                                                      99 CENTS
                                                                        ONLY                    PRO FORMA   EQUIVALENT
YEAR ENDED DECEMBER 31, 1997                                           STORES      UNIVERSAL    COMBINED     PRO FORMA
-------------------------------------------------------------------  -----------  -----------  -----------  -----------
Income (loss) per common share from continuing operations--Basic...   $    1.02    $   (1.35)   $    0.76    $    0.05
Income (loss) per common share from continuing
  operations--Diluted..............................................   $    1.01    $   (1.35)   $    0.75    $    0.05
Cash dividends declared per common share...........................      --           --           --           --

THREE MONTHS ENDED MARCH 31, 1998
-------------------------------------------------------------------
Income (loss) per common share from continuing operations--Basic...   $    0.24    $   (0.17)   $    0.23    $    0.01
Income (loss) per common share from continuing
  operations--Diluted..............................................   $    0.24    $   (0.17)   $    0.22    $    0.01
Cash dividends declared per common share...........................      --           --           --           --
Book value per common share at period end..........................   $    5.43    $    0.73    $    5.91    $    0.37

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following information sets forth the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 1998 and for the year ended December 31, 1997, which gives effect to the acquisitions of Universal and Odd's-N-End's, which is included in Universal's historical financial statements, as if they had occurred on January 1, 1997. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1998 gives effect to the acquisitions as if they had occurred on March 31, 1998.

    The historical balances represent the financial position and results of operations for each company and were derived from the respective financial statements filed with the Securities and Exchange Commission for the indicated period. The historical results of Universal for the year ended December 31, 1997 are for continuing results of operations and exclude losses on discontinued operations of approximately $4.5 million. The acquisitions will be accounted for as purchase transactions. The estimated total purchase price plus transaction costs will be allocated to the fair value of the assets and liabilities acquired. The excess of the purchase price over the fair value of net assets acquired will be allocated to goodwill and as such amortized on a straightline basis over a 30-year period. The preliminary amount allocated to goodwill is estimated to be $8.2 million (resulting from both the Company's initial purchase of 48% of Universal in November 1997 and the Exchange Offer). Pro forma adjustments for Universal and Odd's-N-End's include elimination of the accounts of Odd's-N-End's which have been included in the Universal financial statements.

    The pro forma financial information presented does not purport to be indicative of the financial position or operating results which would have been achieved had the transactions described above taken place at the dates indicated and are not necessarily indicative of the Company's financial position or results of operations for any future date or period.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                                                -----------------------------------------------------
                                                                        HISTORICAL
                                                                ---------------------------         PRO FORMA
                                                                 99CENTS ONLY                ------------------------
                                                                    STORES       UNIVERSAL   ADJUSTMENT    COMBINED
                                                                --------------  -----------  -----------  -----------
                                                                                     (UNAUDITED)
Net Sales:
  Retail......................................................    $   51,482     $  15,501       --        $  66,983
  Wholesale...................................................        11,400        --           --           11,400
                                                                     -------    -----------  -----------  -----------
    Total.....................................................        62,882        15,501       --           78,383
Cost of sales.................................................        39,839         8,586       --           48,425
                                                                     -------    -----------  -----------  -----------
Gross profit..................................................        23,043         6,915                    29,958
Selling, general and administrative expenses..................        14,424         8,123           68(a)     22,615
                                                                     -------    -----------  -----------  -----------
  Operating income (loss).....................................         8,619        (1,208)         (68)       7,343
Other (income) expense:
  Equity loss in minority interest............................           742        --             (742)(b)     --
  Interest income.............................................          (404)       --           --             (404)
  Interest expense............................................           189           345       --              534
                                                                     -------    -----------  -----------  -----------
                                                                         527           345         (742)         130
                                                                     -------    -----------  -----------  -----------
  Income (loss) before provision for income taxes.............         8,092        (1,553)         674        7,213
Provision for income taxes:...................................         3,551        --             (622)(c)      2,929
                                                                     -------    -----------  -----------  -----------
Net income (loss).............................................    $    4,541     $  (1,553)   $   1,296    $   4,284
                                                                     -------    -----------  -----------  -----------
                                                                     -------    -----------  -----------  -----------
Earnings per common share:
  Basic.......................................................    $     0.24     $   (0.17)      --        $    0.23
  Diluted.....................................................    $     0.24     $   (0.17)      --        $    0.22
Weighted average number of common shares outstanding:
  Basic.......................................................        18,582         9,393          367(d)     18,949
  Diluted.....................................................        18,964         9,393          367(d)     19,331


------------------------
(a) Represents the amortization of estimated goodwill over a 30-year period.

(b) Represents the elimination of the equity loss in minority interest in Odd's-N-End's.


(c) Represents the net tax effect of the pro forma adjustments and Universal's loss from continuing operations.


(d) Represents the estimated number of 99CENTS Only Stores shares to be issued to acquire the remaining 52% ownership of Universal and all outstanding options to acquire Universal Common Stock.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 FOR THE YEAR ENDED DECEMBER 31, 1997
                                                         ----------------------------------------------------
                                                                 HISTORICAL
                                                         ---------------------------         PRO FORMA
                                                          99CENTS ONLY                -----------------------
                                                             STORES       UNIVERSAL   ADJUSTMENT    COMBINED
                                                         --------------  -----------  -----------  ----------
                                                                             (UNAUDITED)
Net Sales:
  Retail...............................................    $  186,024     $  68,705    $  --       $  254,729
  Wholesale............................................        44,831        --           --           44,831
                                                         --------------  -----------  -----------  ----------
    Total..............................................       230,855        68,705       --          299,560
Cost of sales..........................................       146,797        39,229       --          186,026
                                                         --------------  -----------  -----------  ----------
Gross profit...........................................        84,058        29,476       --          113,534
Selling, general and administrative expenses...........        52,839        35,483          272(a)     88,594
                                                         --------------  -----------  -----------  ----------
  Operating income (loss)(e)...........................        31,219        (6,007)        (272)      24,940
                                                         --------------  -----------  -----------  ----------
Other (income) expense:
  Interest income......................................        (1,613)          (27)      --           (1,640)
  Interest expense.....................................           758         1,399       --            2,157
                                                         --------------  -----------  -----------  ----------
                                                                 (855)        1,372       --              517
                                                         --------------  -----------  -----------  ----------
  Income (loss) before provision for income taxes(e)...        32,074        (7,379)         272       24,423
Provision for income taxes:............................        13,124        --            3,021(b)     10,103
                                                         --------------  -----------  -----------  ----------
Net income (loss)(e)...................................    $   18,950     $  (7,379)(d)  $   2,749 $   14,320
                                                         --------------  -----------  -----------  ----------
                                                         --------------  -----------  -----------  ----------
Earnings per common share:
  Basic................................................    $     1.02     $   (1.35)(d)            $     0.76
  Diluted..............................................          1.01         (1.35)(d)                  0.75
Weighted average number of common shares outstanding:
  Basic................................................        18,542         5,456(d)        367(c)     18,909
  Diluted..............................................        18,756         5,456(d)        367(c)     19,123


------------------------

(a) Represents the amortization of estimated goodwill over a 30-year period.



(b) Represents the net tax effect of the pro forma adjustments and Universal's loss from continuing operations.



(c) Represents the estimated number of 99CENTS Only Stores shares to be issued to acquire the remaining 52% ownership of Universal and all outstanding options to acquire Universal Common Stock.



(d) Represents loss and loss per common share from continuing operations.



(e) The accompanying Pro Forma Condensed Combined Statements of Operations do not give effect to certain other efficiencies and synergies available by operating on a cooperative basis which include economies of scale in purchasing, freight, retail expenses, insurance, marketing, advertising, human resources and administration. Management estimates that, had the companies been combined, the cost savings during the year following the acquisition would have been approximately $5.0 million. However, there can be no assurances that all of these savings could, or would, be realized.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)


                                                                                  MARCH 31, 1998
                                                               ----------------------------------------------------
                                                                       HISTORICAL
                                                               ---------------------------         PRO FORMA
                                                                99CENTS ONLY                -----------------------
                                                                   STORES       UNIVERSAL   ADJUSTMENT    COMBINED
                                                               --------------  -----------  -----------  ----------
                                                                                   (UNAUDITED)
ASSETS
Current Assets:
  Cash.......................................................    $    2,338     $     885    $    (830)(a) $    2,393
  Short-term investments.....................................        25,579        --           --           25,579
  Accounts receivable, net...................................         2,718           416       --            3,134
  Inventory..................................................        43,598        22,099         (292)(b)     65,405
  Other current assets.......................................         2,155           927       --            3,082
                                                               --------------  -----------  -----------  ----------
    Total current assets.....................................        76,388        24,327       (1,122)      99,593
  Property and equipment, net................................        30,735         8,351       --           39,086
  Deferred taxes.............................................         5,947        --           --            5,947
  Investment in Universal International, Inc.................         2,594        --           (2,594)(c)     --
  Goodwill...................................................                                   (4,234)(c)      8,151
                                                                                                11,013(a)
                                                                                                   830(a)
                                                                                                   250(d)
                                                                                                   292(b)
  Investments................................................         7,505        --           --            7,505
  Other assets...............................................         3,181           134       --            3,315
                                                               --------------  -----------  -----------  ----------
                                                                 $  126,350     $  32,812    $   4,435   $  163,597
                                                               --------------  -----------  -----------  ----------
                                                               --------------  -----------  -----------  ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Revolving line of credit...................................    $   --         $  11,573    $  --       $   11,573
  Current portion of long term debt..........................        --               637       --              637
  Current portion of capital lease obligation................           716        --           --              716
  Accounts payable...........................................         6,639         8,018          250(d)     14,907
  Accrued expenses...........................................         6,547         4,361       --           10,908
                                                               --------------  -----------  -----------  ----------
    Total current liabilities................................        13,902        24,589          250       38,741
Long Term Liabilities:
  Long term debt, net........................................        --             1,368       --            1,368
  Capital lease obligation...................................         7,821        --           --            7,821
  Interest on capital lease obligation.......................         2,224        --           --            2,224
  Deferred rent..............................................         1,494        --           --            1,494
  Deferred taxes.............................................        --                27       --               27
                                                               --------------  -----------  -----------  ----------
    Total long term liabilities..............................        11,539         1,395       --           12,934
Shareholders' Equity:
  Common Stock, 40,000,000 authorized, 18,587,841
    outstanding..............................................        66,267           470       11,013(a)     77,280
                                                                                                  (470)(c)
  Additional paid-in-capital.................................        --            26,692      (26,692)(c)     --
  Retained earnings (deficit)................................        34,642       (20,334)      20,334(c)     34,642
                                                               --------------  -----------  -----------  ----------
    Total shareholders equity................................       100,909         6,828        4,185      111,922
                                                               --------------  -----------  -----------  ----------
                                                                 $  126,350     $  32,812    $   4,435   $  163,597
                                                               --------------  -----------  -----------  ----------
                                                               --------------  -----------  -----------  ----------


------------------------

(a) Represents the issuance of approximately 367,333 shares of the Company's Common Stock for the 52% of Universal not owned by the Company and all outstanding options to acquire Universal Common Stock, and payment of $830,000 for the remaining 2.8 million Odd's-N-End's shares not held by Universal. Odd's-N-End's is included in the consolidated historical balances of Universal.


(b) Represents the required reduction in inventory due to the elimination of intercompany profit recorded in inventory shipped to Universal by the Company as part of the initial acquisition of 48% of Universal stock.


(c) To record goodwill associated with the excess of the aggregate purchase price for 100% of Universal and Odd's-N-End's (including the original $3.7 million investment for 48% of Universal, the estimated purchase price of $11.0 million of Company Common Stock for the remaining 52% of Universal common stock and the payment of $830,000 for the remaining 2.8 million shares of Odd's-N-End's) over the net asset value of Universal (net of the required adjustment to eliminate intercompany profit in inventory as described in (b) above) and the elimination of additional paid in capital and related retained deficit of Universal and the original investment in Universal as if the transaction had occurred at March 31, 1998.

(d) Represents the transaction costs associated with the Exchange Offer, primarily professional fees for legal and accounting services.

              BACKGROUND OF THE EXCHANGE OFFER AND RELATED MATTERS

RELATIONSHIP BETWEEN 99CENTS ONLY STORES AND UNIVERSAL

    In January 1997, Mark Ravich, the former Chief Executive Officer of Universal, and his father, Norman Ravich, met with David Gold, Chairman and Chief Executive Officer of 99CENTS Only Stores. Following the meeting, Mark Ravich sent a letter to David Gold dated January 20, 1997 about the possibility of a relationship between Universal and 99CENTS Only Stores. Mark Ravich expressed in the letter Universal's need for access to additional capital and additional sources of product. No substantive discussions regarding a possible transaction between the parties occurred until June 1997.


    In early June 1997, Eric Schiffer, Senior Vice President of Finance and Operations of 99CENTS Only Stores, met with Mark Ravich to discuss a potential business relationship. Following that meeting, Mark Ravich, by letter dated June 30, 1997, proposed another possible transaction for the two companies which would require a smaller investment by 99CENTS Only Stores in Universal, with certain board representation and a supply agreement between 99CENTS Only Stores and Universal. Mark Ravich explained in the letter that Universal needed approximately $3 million to enable it to open new stores and improve the mix of merchandise in its stores. Mark Ravich proposed that 99CENTS Only Stores acquire 19.9% of the common stock of Universal and become a supplier of dollar merchandise to the Universal stores.


    Discussions continued to evolve throughout the summer, and by letter dated August 15, 1997 Mark Ravich provided further information about Universal to 99CENTS Only Stores for a potentially larger investment. Mark Ravich expressed in the letter Universal's determination that in order to assure itself of uninterrupted product flow through the holiday season, it would need to reach agreement with a potential investor quickly.


    Conversations continued through the early fall and in early October Mark Ravich contacted David Gold to propose that 99CENTS Only Stores make a $5 million investment in Universal for approximately 48% of Universal's outstanding Common Stock. In response to this proposal, David Gold and Sherry Gold, Bargain Wholesale's cash and carry operations manager, visited Universal's offices in Minnesota to meet with Mark Ravich and other key members of management. Following this visit, later in October during a telephone conference call, 99CENTS Only Stores proposed an investment of $4,000,000 for approximately 48% of the common stock of Universal. Universal accepted the proposal subject to negotiation of definitive agreements. Following the conference call, 99CENTS Only Stores conducted a due diligence investigation of Universal.


    On October 15, 1997, at a special meeting, the Board of 99CENTS Only Stores met to discuss the proposed investment in Universal. Following a review of the status of discussions regarding the potential transaction with Universal, and after consulting 99CENTS Only Stores' legal advisors, and learning the results of the due diligence investigation, it was the consensus of the Board of 99CENTS Only Stores that management should try to negotiate an acceptable stock purchase agreement with Universal.

    On October 21, 1997, a draft of the Stock Purchase Agreement was circulated by 99CENTS Only Stores to Universal, and thereafter, Universal and 99CENTS Only Stores and their respective legal advisors negotiated the terms of the Stock Purchase Agreement. The parties continued their due diligence reviews.

    Also on October 21, 1997, the Board of Directors of 99CENTS Only Stores held a regular meeting at which the progress of the Universal transaction was generally discussed.

    On November 3, 1997, the Board of 99CENTS Only Stores held a special meeting to review the status of negotiations. After discussing the results of the due diligence investigation, the price for the Universal Common Stock and the draft Stock Purchase Agreement, the Board authorized management to enter into the Stock Purchase Agreement.

    On November 11, 1997, 99CENTS Only Stores and Universal executed the Stock Purchase Agreement and on November 17, 1997, 99CENTS Only Stores consummated the acquisition (the "November 17 Acquisition") of 4,500,000 shares of Universal Common Stock from Universal for a purchase price of $4,000,000, comprised of $2,000,000 in cash and $2,000,000 evidenced by a credit established on the books and records of 99CENTS Only Stores against which Universal could apply the purchase price of merchandise purchased by Universal from 99CENTS Only Stores at 99CENTS Only Stores customary wholesale prices or as otherwise mutually agreed. As part of the November 17 Acquisition, Universal granted 99CENTS Only Stores certain registration rights with respect to the 4,500,000 shares of Universal Common Stock.

    In addition, Universal, 99CENTS Only Stores and Mark Ravich entered into a Shareholders Agreement (the "Shareholders Agreement") providing that as long as 99CENTS Only Stores owns at least 20% of the shares acquired in the November 17 Acquisition, Universal would nominate and recommend to its shareholders that they elect designees of 99CENTS Only Stores to the board of directors of Universal in such number that at all times 99CENTS Only Stores' designees constitute at least one member less than a majority of the members of the board of directors of Universal. As long as Mark Ravich owns at least 4% of the outstanding shares of Universal Common Stock and consents to serving, Universal agreed to nominate and recommend to its shareholders that they elect Mark Ravich to the board of directors of Universal. Mark Ravich agreed to vote his shares of Universal Common Stock in favor of electing the nominees of 99CENTS Only Stores to the board of directors of Universal and 99CENTS Only Stores agreed to vote its shares of Universal Common Stock in favor of electing Mark Ravich to the board of directors of Universal. In addition, Mark Ravich agreed, subject to certain conditions, if requested by 99CENTS Only Stores, to serve as a director of Universal for at least two additional years following the November 17 Acquisition.

DISCUSSIONS REGARDING THE EXCHANGE OFFER

    Since the November 17 Acquisition, 99CENTS Only Stores has provided merchandise to Universal above the initial $2 million merchandise credit which, as of March 31, 1998, approximated $1.4 million. In January 1998, the Board of 99CENTS Only Stores began reviewing its ownership interest in Universal. Throughout January, management of 99CENTS Only Stores discussed with Universal the needs of Universal and its options with respect to its investment in Universal. The Board of Directors and management of 99CENTS Only Stores continued to evaluate alternatives with respect to the Universal Common Stock, including an acquisition of Universal, a sale of Universal or, possibly, a bankruptcy of Universal.

    Also during the course of January, management of 99CENTS Only Stores began working with management of Universal to implement new purchasing procedures and a new merchandising program that places greater emphasis on consumables and focuses on attractive, convenient store layouts. On January 31, 1998, at a regular meeting with the board of directors of Universal at which Jeff Gold, Howard Gold and Andy Farina, as 99CENTS Only Stores's designees, were present, Richard Ennen reported that the initial results of the remerchandising program were very positive. Also at this meeting, Mark Ravich resigned as Chief Executive Officer to become Chairman of the Board and Richard Ennen was appointed Chief Executive Officer.

    In February 1998, the Board of Directors of 99CENTS Only Stores contacted its legal and financial advisors for assistance in analyzing methods for protecting 99CENTS Only Stores' level of ownership of Universal.

    On February 3, 1998, at a regular meeting of the Board of 99CENTS Only Stores, Andy Farina and David Gold reported to the Board on the results of the Universal board meeting, after which there was substantial discussion. Mr. Marvin Holen, a member of the Board of 99CENTS Only Stores, raised the possibility of an acquisition of 100% of the remaining outstanding shares of Universal through an exchange or tender offer of shares of 99CENTS Only Stores Common Stock for Universal Common Stock. There was a general discussion concerning the proposed transaction, although no consensus was reached.

    On Friday, February 6, 1998, members of management and the Board of Directors of 99CENTS Only Stores met with representatives of Troop Meisinger Steuber & Pasich, LLP, outside special counsel to 99CENTS Only Stores ("Troop Meisinger"), to discuss plans for 99CENTS Only Stores' investment in Universal. Representatives of Troop Meisinger explained the possible structures for a transaction with Universal and the need, in any transaction, for a fairness option from a reputable investment banking firm. Based on conversations during that meeting, management was authorized to contact Houlihan Lokey for the purposes of possibly providing a fairness opinion if the Board of Directors decided to further consider an acquisition of Universal.

    On Thursday, February 12, 1998, a Board of Directors meeting was held and representatives of Troop Meisinger and Houlihan Lokey attended the meeting. The Board was advised by Troop Meisinger of its options with respect to its investment in Universal. In addition, at the Board's request, Houlihan Lokey addressed certain financial considerations with respect to 99CENTS Only Stores' investment in Universal. The Board considered the effects of making no change to its investment, the possibility of a bankruptcy of Universal without the continued financial support of 99CENTS Only Stores, the possibility of an acquisition of Universal via merger, tender offer for cash and exchange offer and the potential transaction costs and timing of each alternative. The Board members expressed their desire to preserve cash and to effect any type of acquisition through the use of 99CENTS Only Stores' stock and determined that if the Board chose to proceed, that an exchange offer directly to the shareholders of Universal probably would be the most efficient and cost-effective transaction structure. The Board members discussed with Houlihan Lokey the experience of Houlihan Lokey in transactions of the type proposed by 99CENTS Only Stores, and the methodology Houlihan Lokey would expect to employ in evaluating the fairness from a financial point of view of the Exchange Consideration to be received by Universal shareholders in any proposal that 99CENTS Only Stores might make. At the end of the meeting, and without having discussed a price to offer to the Universal shareholders, Houlihan Lokey was retained to proceed to determine a range of prices which would be fair from a financial point of view to the shareholders of Universal (other than 99CENTS Only Stores). Houlihan Lokey reported that they would be prepared to give a preliminary opinion on February
16. Troop Meisinger was directed to begin preparing documents to structure a likely exchange offer.

    On Friday, February 13, 1998, various members of management of 99CENTS Only Stores contacted Richard Ennen, President of Universal, to discuss the possibility of an acquisition of Universal.

    On Sunday, February 15, 1998, David Gold telephoned Mark Ravich, the former chief executive officer of Universal and a member of Universal's Board, and Norman Ravich, the founder of Universal, both of whom are significant shareholders of Universal, to set up a conference call for Monday, February 16, 1998 with the entire board of Universal to discuss the possibility of an acquisition of Universal.

    On Monday, February 16, 1998, the Board of Directors of 99CENTS Only Stores met to discuss the proposed acquisition of Universal. Houlihan Lokey made a presentation to the Board of 99CENTS Only Stores of its preliminary oral opinion regarding the range of prices to pay to the Universal Shareholders (other than 99CENTS Only Stores) on which Houlihan Lokey could provide a fairness opinion in connection with the Exchange Offer. Following the presentation by Houlihan Lokey, the Board of Directors of 99CENTS Only Stores approved the recommendation that 99CENTS Only Stores proceed with the Exchange Offer on the terms described in this Proxy Statement/Prospectus.

    Following this meeting, the Board contacted the board of directors of Universal to discuss the proposed Exchange Offer and to offer an exchange ratio of one share of 99CENTS Only Stores Common Stock for every 16 shares of Universal Common Stock. Negotiations continued throughout the day and into the evening. The Board of Directors of 99CENTS Only Stores decided to issue a press release before the opening of the market on Tuesday, February 17, 1998, to announce its proposal to acquire the outstanding shares of Universal Common Stock for the Universal Exchange Consideration. The board of directors of Universal had not, at that point, decided whether to accept the offer.

    On February 24, 1998, 99CENTS Only Stores and each of the Principal Stockholders entered into separate Stockholder Support Agreements in which each stockholder agreed to vote its shares of Universal Common Stock (i) in favor of the Exchange Offer and (ii) in favor of any other matter deemed necessary by 99CENTS Only Stores to effectuate the Exchange Offer or solicited in connection with the Exchange Offer, and considered and voted upon by the shareholders of Universal. In addition, each shareholder executing a Stockholder Support Agreement agreed to tender and sell all of its Universal Common Stock to 99CENTS Only Stores pursuant to the terms of the Exchange Offer.

    As a result of the Stockholder Support Agreements, 99CENTS Only Stores obtained the agreement of shareholders holding 994,092 shares, or approximately 10% of the total outstanding shares of Universal Common Stock, to vote in favor of the Exchange Offer and to tender shares in the Exchange Offer.


    The Stockholder Support Agreements also provided that Mark Ravich would resign immediately from the board of directors of Universal.

ADVANTAGES TO UNIVERSAL SHAREHOLDERS


    SIGNIFICANT PREMIUM. The Exchange Offer provides shareholders of Universal an opportunity to receive a significant premium for their shares of Universal Common Stock. The Exchange Consideration, based on 99CENTS Only Stores' closing prices on July 1, 1998, represents a 26.5% and 34.7% premium to the Universal Common Stock's closing prices one day and one week, respectively, prior to the date 99CENTS Only Stores announced its offer to acquire the remaining outstanding shares of Universal in February 1998.


    CONTINUED DISCOUNT RETAILER INVESTMENT OPPORTUNITY. If the Exchange Offer is consummated, Universal's current operations will be combined with 99CENTS Only Stores and shareholders of Universal who tender their shares will become shareholders of 99CENTS Only Stores. The former Universal shareholders will continue to participate in the deep-discount retail and wholesale industry.

    MANAGEMENT. 99CENTS Only Stores believes that a significant portion of its existing success is attributable to its strong management and dedicated employees. As the nation's oldest one-price general merchandise chain, 99CENTS Only Stores has assembled a quality management team. 99CENTS Only Stores' senior management has been stable and consistent over the last several years and has contributed significantly to 99CENTS Only Stores' results.

    SUPERIOR STOCK PERFORMANCE. Since its initial public offering in 1996, 99CENTS Only Stores has produced share price appreciation in excess of Universal. 99CENTS Only Stores' share price growth from May 23, 1996 through June 10, 1998 was 201.2% versus Universal's -51.0% for the same period. Past stock price performance is not necessarily indicative of likely future stock price performance.


    RISKS OF FAILURE TO TENDER. Shareholders of Universal now have the opportunity to receive a premium for their Universal Common Stock, and to participate in the benefits of 99CENTS Only Stores' operating capabilities and financial results, by participating in the Exchange Offer. By declining an opportunity to exchange Universal Common Stock for 99CENTS Only Stores Common Stock, and choosing instead to continue with an investment in Universal, shareholders are assuming the risk that the value of Universal Common Stock may not appreciate following the Exchange Offer. This risk may be intensified by the following issues:


    - Arthur Andersen LLP's audit opinion issued in March 1998 expressed doubt about Universal's ability to continue as a going concern.

    - Universal's financial condition--Universal has reported losses in each of the last eight fiscal quarters.

    - Universal's need for infusions of working capital to continue operations.


POTENTIAL DISADVANTAGES TO UNIVERSAL SHAREHOLDERS



    Although shareholders of Universal will receive a premium for their shares of Universal Common Stock, there can be no assurance that 99CENTS Only Stores' stock price will continue to outpace the growth in Universal's stock price or that 99CENTS Only Stores' management team will remain in place. An investment in 99CENTS Only Stores, while also in the deep-discount retail industry, has risks not found in Universal: 99CENTS Only Stores is limited by its single price point and the location of all of its stores solely in California adds risks not found in the upper Midwest, upstate New York or Texas.


NO RECOMMENDATION OF THE UNIVERSAL BOARD OF DIRECTORS


    Although Houlihan Lokey has delivered an opinion to 99CENTS Only Stores to the effect that as of the date of such opinion, the Exchange Consideration to be furnished by 99CENTS Only Stores is fair to the holders of Universal Common Stock (other than 99CENTS Only Stores) from a financial point of view, due to the composition of the board of Universal including three designees of 99CENTS Only Stores and two designees of Universal, the Universal board of directors has decided to remain neutral with respect to the Exchange Offer and has not made a determination that the Exchange Offer is fair to or in the best interests of Universal and its shareholders. Further, the terms and conditions of the Exchange Offer were determined and established by 99 CENTS Only Stores and not pursuant to negotiations with Universal and Universal did not engage any legal or financial advisors for the purpose of evaluating the terms of the Exchange Offer or for the purpose of determining whether the Exchange Offer is fair to the shareholders of Universal. However, the Board of Directors of Universal does believe that the Exchange Offer represents an opportunity for the holders of Universal Common Stock to (i) receive a premium for their shares and (ii) exchange shares of Universal Common Stock for the common stock of a public company with more liquidity. The board of directors of Universal believes that although its shareholders should make their own decision whether to tender, the purpose behind the Minnesota Control Share Acquisition Act is to make difficult hostile acquisitions. 99 CENTS Only Stores already acquired 48% of the outstanding common stock of Universal in a friendly acquisition and the companies have worked together since November 1997. Accordingly, the board of directors of Universal recommends a vote for the approval of an amendment to the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders. See "THE UNIVERSAL SPECIAL MEETING."


PURPOSE OF THE EXCHANGE OFFER; PLANS FOR UNIVERSAL AFTER THE OFFER

    The Company's investment in Universal in November 1997 was motivated by an opportunity to apply the Company's core competencies to two under-performing retail chains which the Company believes have significant upside potential. Universal's strengths include its many attractive store locations, strong trade name identity and inventory of first-quality, close-out merchandise. In addition, Universal has built a strong management team led by its Chief Executive Officer, Richard Ennen, who was hired in September 1996 as Vice President of Merchandising and assumed his current position in February 1998, and a solid corporate infrastructure and operating systems. The Company believes Universal's historical performance has been impaired by (i) a lack of capital, which has limited its access to merchandise and its ability to purchase merchandise at attractive prices, (ii) a failure to focus attention on store merchandising and layout to create an attractive store environment and (iii) a failure to identify and take advantage of cost saving opportunities. In addition, Universal's historical performance has been adversely impacted by a wholesale business and inventory appraisal and consulting service which were discontinued in 1997.

    Since the Company acquired its approximately 48% interest in Universal in November 1997, Universal has appointed Richard Ennen its new Chief Executive Officer, gained greater access to name-brand, close-out and regularly available goods, implemented more savvy purchasing procedures, and developed and begun to implement a new merchandising program that places greater emphasis on consumables and focuses on attractive, convenient store layouts. Further, Universal has determined to close two unprofitable stores and has completed the consolidation of its three warehouse and distribution facilities into a single facility. In addition, Universal has identified several areas for cost savings, including freight, supplies and advertising. Universal introduced its new merchandising program into one store in late January 1998 with positive initial results and has expanded its reach to include two additional stores in February and March 1998. The new merchandising program is expected to be implemented in all stores by the end of the second quarter of 1998. The full effect of the measures discussed above are not expected to be reflected in Universal's results of operations until the third and fourth quarters of 1998. The Company believes that its strong reputation among suppliers and the depth of its operating experience in the deep-discount industry has contributed to these changes. The Company and Universal continue to review Universal's operations to identify other opportunities for cost savings and improvements to operations. In addition, the Company and Universal are reviewing less profitable stores to determine whether any should be relocated or closed.

    In light of Universal's on-going capital requirements, insights gained by the Company's management into Universal's operations and the opportunities the Company's management believes exist for operating synergies, the Company has determined to acquire the balance of the Universal and Odd's-N-End's shares. 99CENTS Only Stores currently owns approximately 48% of the outstanding Universal Common Stock. 99CENTS Only Stores is seeking 100% ownership of Universal for the following reasons:

    - FULL BENEFIT OF CURRENT INVESTMENT. 99CENTS Only Stores believes that in order to derive the full benefit from the value and potential of its current 48% ownership interest in Universal, an acquisition of Universal will provide it with the maximum flexibility in utilizing the resources of Universal and 99CENTS Only Stores to optimize the return to 99CENTS Only Stores' shareholders.

    - OPPORTUNITIES FOR THE SALE OF GOODS AT VARIABLE PRICES. Universal's Only Deals and Odd's-N-End's stores will provide the Company a retail channel for merchandise at prices other than the Company's single price point and will enable the Company to increase the volume of merchandise distributed by it. The Company believes that this greater distribution capability will provide the Company an opportunity to further solidify its relationship with its suppliers, increase the Company's exposure to opportunistic buying opportunities, allow the Company to capture a wider range of merchandise and enable the Company to take greater advantage of volume discounts.

    - INCREASED ACCESS TO NEW MARKETS. The Exchange Offer will increase the number of stores owned by 99CENTS Only Stores to 129 and diversify 99CENTS Only Stores' geographic presence into the Midwest, Texas and New York (including the stores to be acquired through the proposed acquisition of Odd's-N-End's). This geographic presence could serve as a basis for launching the Company's 99CENTS Only Stores retail format into these regions in future periods.

    - COST SAVINGS AND SYNERGIES. The Company believes further opportunities exist for improving store level economics. In addition, it is anticipated that the acquisition will provide the combined businesses with opportunities to realize the efficiencies and synergies available by operating on a cooperative basis which include economies of scale in purchasing, freight, retail expenses, insurance, marketing, advertising, human resources and administration.

    - BETTER BUYING OPPORTUNITIES. The Company believes that through the acquisition of Universal, it will gain greater access to better buying opportunities through the capability to purchase in larger volumes and at different prices.

    - ELIMINATION OF EXPENSES. 99CENTS Only Stores believes that ownership of Universal will remove the burdens on Universal of being a public corporation subject to the reporting requirements of the Exchange Act and the annual shareholders meeting requirements and will reduce expenses to the benefit of each of 99CENTS Only Stores and Universal. 99CENTS Only Stores expects these savings will result from decreased legal, accounting and printing costs, as well as the time saved by Universal's employees who will no longer be required to participate in the preparation of filings required under the Exchange Act.

    Except as indicated in this Proxy Statement/Prospectus, 99CENTS Only Stores does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Universal or any subsidiary, a sale or transfer of a material amount of assets of Universal or any subsidiary or any material change in Universal's capitalization or dividend policy or any other material changes in Universal's corporate structure or business, or the composition of the board of directors of Universal or Universal's management. See "THE EXCHANGE OFFER--Consequences to Non-tendering Holders of Universal Common Stock."

OPINION OF 99CENTS ONLY STORES' FINANCIAL ADVISOR

    The Board of Directors of 99CENTS Only Stores engaged Houlihan Lokey to render an opinion that the Transaction (as defined in the fairness opinion attached hereto as Annex B), is fair to the public stockholders of Universal from a financial point of view. The summary of the fairness opinion, as set forth herein, is qualified in its entirety by reference to the full text of the opinion. Universal's shareholders are urged to, and should, read the opinion in its entirety.

    Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities. Houlihan Lokey has no material prior relationship with 99CENTS Only Stores, Universal or their affiliates.


    Houlihan Lokey was orally retained by 99CENTS Only Stores on approximately February 10, 1998 to provide its opinion. The terms of such retention were confirmed in an engagement letter dated March 3, 1998. On February 16, 1998, Houlihan Lokey delivered orally to the Board of Directors of 99CENTS Only Stores its opinion to the effect that, as of the date of such opinion and based upon certain considerations and assumptions, the Transaction is fair, from a financial point of view, to the public shareholders of Universal. Houlihan Lokey's opinion was confirmed in writing as of April 20, 1998 and is attached to this Proxy Statement/Prospectus as Annex B.


    As compensation to Houlihan Lokey for its services in connection with the Transaction, 99CENTS Only Stores has agreed to pay Houlihan Lokey a fee of $75,000. No portion of Houlihan Lokey's fees are contingent upon the successful completion of the Transaction. 99CENTS Only Stores has also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws arising out of the engagement of Houlihan Lokey.

    In arriving at its opinion, Houlihan Lokey made its determination as to the fairness, from a financial point of view, of the Transaction to the public shareholders of Universal, on the basis of the analyses described below. No restrictions or limitations were imposed by 99CENTS Only Stores upon Houlihan Lokey with respect to its investigation or the procedures followed by Houlihan Lokey in rendering its opinion. Houlihan Lokey's opinion is not intended to be and does not constitute a recommendation to any shareholder of Universal as to how to vote with respect to approval of the Transaction.


    In arriving at its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey (i) reviewed Universal's annual reports to shareholders on Form 10-K for the three fiscal years ended December 31, 1997 and quarterly reports on Form 10-Q for the period ended September 30, 1997, and Company-prepared interim financial statements for the period ended November 30, 1997, which certain members of Universal's board of directors had identified as being the most current financial statements available; (ii) reviewed 99CENTS Only Stores' annual reports to shareholders on Form 10-K for the five fiscal years ended December 31, 1997 and quarterly reports on Form 10-Q for the period ended September 30, 1997; (iii) reviewed copies of the Cooperation Agreement, Irrevocable Proxy, Option and Consulting Agreements and Stockholder Support Agreements; (iv) reviewed a final draft of the Registration Statement on Form S-4 with respect to the Exchange Offer dated April 16, 1998; (v) met with certain members of the senior management of 99CENTS Only Stores to discuss the operations, financial condition, future prospects and projected operations and performance of 99CENTS Only Stores; and met with certain members of the board of directors of Universal to discuss the operations, financial condition, future prospects and projected operations and performance of Universal; (vi) visited certain facilities and business offices of 99CENTS Only Stores; (vii) reviewed forecasts and projections prepared by certain members of Universal's board of directors with respect to Universal for the years ended December 31, 1998 and 1999; (viii) reviewed forecasts and projections prepared by 99CENTS Only Stores' management with respect to 99CENTS Only Stores for the year ended December 31, 1998; (ix) reviewed the historical market prices and trading volume for Universal's and 99CENTS Only Stores' publicly traded securities; (x) reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deems comparable to Universal and 99CENTS Only Stores, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Transaction; (xi) reviewed drafts of certain documents to be delivered at the closing of the Transaction; and (xii) conducted other such studies, analyses and inquiries as they deemed appropriate, including a review of the industry in general, a review of certain analyst reports, trade publications and various periodicals and the performance of various spreadsheet analyses.



    In conducting such reviews, Houlihan Lokey did not independently verify, and assumed the accuracy of, all of the foregoing information, data, and financial statements, and further assumed, without independent verification, that the various projections and forecasts reviewed were reasonably prepared, reflected that best current available estimates of the future financial results and condition of Universal and 99CENTS Only Stores, and that there has been no material change in the assets, financial condition, business or prospects of Universal and 99CENTS Only Stores since the date of the most recent financial statements referred to above. Except as set forth above, Houlihan Lokey did not make any physical inspection or independent appraisal of the specific properties or assets of Universal or 99CENTS Only Stores.


    Houlihan Lokey used several methodologies to assess the fairness of the Transaction from a financial point of view. Each methodology provided an estimate as to the value of 99CENTS Only Stores, and Universal and these valuations formed the basis for analyzing the fairness of the Transaction from a financial point of view.


    The methodologies utilized by Houlihan Lokey to estimate the value of Universal were the Comparative Market Multiple approach, the Discounted Cash Flow approach, and the Transaction Multiple approach.


    COMPARATIVE MARKET MULTIPLE APPROACH. The comparative market multiple analysis considered the trading multiples for certain income and cash flows of a peer group of companies and then applied a selected multiple of earnings or cash flow to Universal's projected 1998 earnings or cash flow. 1998 projected earnings and cash flow levels were used in Houlihan Lokey's analysis as Universal incurred losses for 1997. The peer group of companies consisted of Consolidated Stores Corp., Dollar General Corp., Dollar Tree Stores, Inc., Family Dollar Stores, Fred's, Inc., and Mazel Stores, Inc. The selection of the multiples to be applied to Universal's 1998 projected income and cash flow levels was based on a comparative financial analysis of Universal and the peer group of companies. Houlihan Lokey believes these companies are engaged in lines of business that are generally similar to those of the Company. Houlihan Lokey determined the equity value for each comparable company (defined as the shares outstanding times the current share price) and derived its Total Invested Capital (defined as the equity value determined above, plus all interest bearing liabilities at book value, less excess cash) for each of the comparable companies for which there was sufficient public information. Houlihan Lokey calculated a range of such TIC values as a multiple of revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). In addition, Houlihan Lokey calculated a range of equity values as a multiple of cash flow and net income. TIC as a multiple of the latest twelve months revenues averaged 1.5x and ranged from 0.6x to 2.6x. TIC as a multiple of the next fiscal year EBITDA averaged 12.7x and ranged from 9.1x to 16.2x, and TIC as a multiple of the next fiscal year EBIT averaged 14.8x and ranged from 9.9x to 18.2x. Equity value as a multiple of next fiscal year cash flow averaged 18.7x and ranged from 12.9x to 24.6x. Equity value as a multiple of next fiscal year net income averaged 24.1x and ranged from 14.8x to 30.6x.

    DISCOUNTED CASH FLOW APPROACH. The Discounted Cash Flow analysis considered the projected cash flow stream generated by Universal and then discounted that stream to the present using a market based, risk adjusted discount rate. Houlihan Lokey performed a discounted cash flow analysis of Universal on a stand alone basis utilizing a set of underlying operating projections that were developed by certain members of Universal's board of directors. Utilizing such projections, Houlihan Lokey calculated the theoretical unlevered discounted present value for Universal by adding together the present value of (i) the projected stream of unlevered free cash flow through the year 1998 for Universal and (ii) the projected value of Universal at the end of year 1998 (the "Terminal Value"). The Terminal Value was determined using the Gordon Growth model. The Gordon Growth model is a perpetuity model which uses free cash flow as its basis. This "normalized" free cash flow figure incorporates expectations of the level of cash investment (i.e., net capital expenditures and working capital) required to maintain Universal's operations in the future, as well as the return on investment that Universal can be expected to sustain. The normalized cash flow figure is then capitalized as a perpetuity by a risk adjusted discount rate, adjusted for some level of growth which can be expected into perpetuity. In Houlihan Lokey's analysis of Universal, the unlevered after-tax discount rates utilized in the discounted cash flow analysis ranged from 22.5% to 25.5% and the perpetual growth rates used in the analysis ranged from 8.0% to 10.0%.


    The above approaches represent the value of a transferable minority ownership position and hence, do not incorporate the premium that acquirors are generally willing to pay to garner a controlling majority ownership position. In order to compare values for a transferable minority interest with a control position, Houlihan Lokey applied a control premium to the transferable minority valuation suggested by the above approaches.


    TRANSACTION MULTIPLE APPROACH. The Transaction Multiple approach is similar to the Comparative Market Multiple approach, except that transaction multiples from completed transactions that Houlihan Lokey deems comparable to the Transaction are used as a basis for selecting multiples to apply to Universal's 1998 projected income and cash flow streams. Using publicly available information, Houlihan Lokey reviewed the purchase prices and multiples paid in selected mergers and acquisitions involving discount retail companies which Houlihan Lokey deemed relevant. In particular, Houlihan Lokey focused on multiples of TIC to trailing twelve months revenues, EBITDA and EBIT, and multiples of equity value to trailing twelve months cash flow.

    Houlihan Lokey reviewed the following acquisitions of discount retailers for which public information was available: the acquisition of Mac Frugals Bargain Close Outs by Consolidated Stores Corp.; the acquisition of Revco DS Inc. by CVS Corp.; the acquisition of Tuesday Morning Corp., by Madison Dearborn Partners; the acquisition of Thrifty Payless Holdings by Rite Aid Corp., and the acquisition of Fay's Inc. by J.C. Penney.

    For the transactions involving discount retailers from which public information was available, the multiple of TIC to revenues for the acquired companies for the latest twelve month period prior to closing averaged 0.8x and ranged from 0.4x to 1.3x and the multiple of TIC to EBITDA averaged 10.7x and ranged from 10.3x to 11.0x. The multiples of equity value to cash flow for the latest twelve month period prior to closing averaged 16.8x and ranged from 13.9x to 23.8x.

    Based on the above approaches Houlihan Lokey concluded that the per share value on a controlling interest basis of Universal common stock was reasonably stated in the range of $1.66 to $2.16.


    The methodologies utilized by Houlihan Lokey to estimate the value of 99CENTS Only Stores include a public trading price analysis, a Market Multiple approach and a Discounted Cash Flow approach.


    To determine the fairness of the Transaction, from a financial point of view, to the public shareholders of Universal, Houlihan Lokey compared the estimated value of the consideration to be received by Universal's public shareholders (in the form of 99CENTS Only Stores Common Stock) with the value public shareholders of Universal were exchanging (in the form of Universal Common Stock) for such 99CENTS Only Stores Common Stock.

    Based on the analyses completed by Houlihan Lokey, Houlihan Lokey concluded that the consideration to be received by the public stockholders of Universal in connection with the Transaction is fair to them from a financial point of view.

    The aforementioned analyses required studies of the overall market, economic and industry conditions in which 99CENTS Only Stores and Universal operate, and 99CENTS Only Stores' and Universal's operating results. Research into, and consideration of, these conditions were incorporated into the analyses.


    Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of the date of its opinion.



    The summary set forth above describes all the material analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of the fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances, and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made the qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all factors and analysis, or portions of this summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Houlihan Lokey opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to 99CENTS Only Stores and Universal, industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of 99CENTS Only Stores and Universal. All material assumptions made by Houlihan Lokey in its analyses have been disclosed herein. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.


CONFLICTS OF INTEREST

    In considering whether to vote in favor of the amendment to Universal's By-Laws and to exchange shares of Universal Common Stock, shareholders should be aware that certain members of the management of Universal and the board of directors of Universal have certain interests in the Exchange Offer that are in addition to the interest of shareholders of Universal generally.


    Following the consummation of the Exchange Offer, 99CENTS Only Stores has agreed to pay to Richard Ennen, the President of Universal, cash equal to the difference between his option exercise price and the Universal Exchange Consideration with respect to options to purchase 100,000 shares of Universal Common Stock. Based on the closing sales price of 99CENTS Only Stores Common Stock on July 1, 1998, the amount to be paid to Richard Ennen would be approximately $160,500. In addition, 99CENTS Only Stores has agreed to convert Mr. Ennen's remaining options to acquire Universal Common Stock into options to acquire 9,375 shares of 99CENTS Only Stores Common Stock at an exercise price of $40 per share and to grant Mr. Ennen an option to purchase 12,000 shares of 99CENTS Only Stores Common Stock at an exercise price equal to the closing market price of 99CENTS Only Stores Common Stock on the date of closing of the Exhange Offer.



    As discussed under "Discussions Regarding the Exchange Offer," each of Mark Ravich, the former Chief Executive Officer and a former board member of Universal, Norman Ravich, a former board member of Universal and certain trusts for which Mark Ravich is trustee, entered into a separate Stockholder Support Agreement with 99CENTS Only Stores. See "--Discussions Regarding the Exchange Offer."



    Furthermore, on February 24, 1998, Mark Ravich entered into a Consulting Agreement with 99CENTS Only Stores whereby Mark Ravich agreed to provide advisory services to 99CENTS Only Stores in connection with the Exchange Offer and thereafter to provide sales, management and operations consulting services in connection with the operation of the business of Universal following completion of the Exchange Offer. The term of the consulting agreement ends February 24, 1999. As compensation for the consulting services provided, 99CENTS Only Stores granted to Mark Ravich an option to acquire 9,375 shares of 99CENTS Only Stores Common Stock at $40.00 per share, and an option to acquire 15,000 shares of 99CENTS Only Stores Common Stock at $33.5625 per share pursuant to separate option agreements, each of which represents at least fair market value on the date of grant. Each of the options terminates on the earlier to occur of a termination of the Exchange Offer and February 19, 2005. Each of the options becomes fully exercisable on the first business day following consummation of the Exchange Offer.



    On February 26, 1998, Norman Ravich also entered into a Consulting Agreement with 99CENTS Only Stores whereby Norman Ravich agreed to provide advisory services to 99CENTS Only Stores in connection with the Exchange Offer and thereafter to provide sales, management and operation consulting services in connection with the operation of the business of Universal following completion of the Exchange Offer. The Consulting Agreement ended on May 27, 1998. As compensation for the consulting services provided, 99CENTS Only Stores granted to Norman Ravich an option to purchase 4,688 shares of 99CENTS Only Stores Common Stock at $40.00 per share pursuant to a separate option agreement, which represents at least fair market value on the date of grant. The option terminates on the earlier to occur of a termination of the Exchange Offer and February 19, 2005. The option becomes fully exercisable on the first business day following consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

    THIS PROXY STATEMENT/PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFER.

TERMS OF THE EXCHANGE OFFER; EXPIRATION DATE

    Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of such extension or amendment), 99CENTS Only Stores hereby offers to exchange one share of 99CENTS Only Stores Common Stock for each 16 outstanding shares of Universal Common Stock validly tendered prior to the Expiration Date (as hereinafter defined) and not withdrawn as provided under "Withdrawal Rights". The term "Expiration Date" means 5:00 P.M., New York City time, on
      ,       , 1998, unless and until 99CENTS Only Stores, in its sole
discretion shall have extended the period during which the Exchange Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Exchange Offer, as so extended by 99CENTS Only Stores, shall expire.

    Upon the terms and subject to the conditions of the Exchange Offer, including the Minimum Condition that at least 37% of the shares of Universal Common Stock outstanding (on a fully diluted basis) at the Expiration Date (other than shares owned by 99CENTS Only Stores) have been validly tendered for exchange and not withdrawn prior to the Expiration Date, 99CENTS Only Stores will exchange all Universal Common Stock for the Universal Exchange Consideration. Tendering holders will not be obligated to pay any charges or expenses of the Exchange Agent or any brokerage commissions. Except as set forth in the Letter of Transmittal, transfer taxes on the exchange of Universal Common Stock pursuant to the Exchange Offer will be paid by and on behalf of 99CENTS Only Stores.

    No fractional shares of 99CENTS Only Stores Common Stock will be issued in connection with the Exchange Offer. Holders of Universal Common Stock otherwise entitled to receive fractional shares will receive in lieu thereof cash in an amount equal to such fraction of 99CENTS Only Stores Common Stock which the holders of Universal Common Stock would otherwise be entitled to receive multiplied by the average closing price of 99CENTS Only Stores Common Stock as reported by the New York Stock Exchange for the twenty (20) trading days immediately preceding the Expiration Date.

    Universal has agreed to provide 99CENTS Only Stores with Universal's shareholder list and security position listings for the purpose of disseminating the Exchange Offer to holders of shares of Universal Common Stock. This Proxy Statement/Prospectus and the related Letter of Transmittal will be mailed to record holders of shares whose names appear on Universal's shareholder list and will be furnished, for subsequent transmittal to beneficial owners of shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing.

PROCEDURES FOR ACCEPTING THE EXCHANGE OFFER AND TENDERING SHARES


    In order for a holder of shares of Universal Common Stock validly to tender shares pursuant to the Exchange Offer either (a) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined below), and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the back cover of this Proxy Statement/Prospectus and either the certificates for Universal Common Stock (the "Share Certificates") evidencing tendered shares of Universal Common Stock must be received by the Exchange Agent at such address or such shares of Universal Common Stock must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange Agent, in each case prior to the Expiration Date, or (b) the tendering shareholder must comply with the guaranteed delivery procedures described below.


    THE METHOD OF DELIVERY OF SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BOOK-ENTRY TRANSFER. The Exchange Agent will establish accounts with respect to the shares of Universal Common Stock at the Book-Entry Transfer Facilities for purposes of the Exchange Offer within two business days after the date of this Proxy Statement/Prospectus. Any financial institution that is a participant in the system of any Book-Entry Transfer Facility may make a book-entry delivery of shares by causing such Book-Entry Transfer Facility to transfer such shares into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. However, although delivery of shares may be effected through book-entry transfer at a Book-Entry Transfer Facility, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message, and any other required documents, must, in any case, be received by the Exchange Agent at one of its addresses set forth on the back cover of this Proxy Statement/Prospectus prior to the Expiration Date, or the tendering shareholder must comply with the guaranteed delivery procedure described below. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Universal Common Stock that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that 99CENTS Only Stores may enforce such agreement against such participant.

    SIGNATURE GUARANTEES. Signatures on all Letters of Transmittal must be guaranteed by a firm which is a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), except in cases where shares of Universal Common Stock are tendered (i) by a registered holder of such shares who has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Exchange Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If a Share Certificate is registered in the name of a person other than the signatory of the Letter of Transmittal, or if payment is to be made, or a Share Certificate not accepted for payment or not tendered is to be returned, to a person other than the registered holder(s), then the Share Certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the Share Certificate, with the signature(s) on such Share Certificate or stock powers guaranteed by an Eligible Institution.


    GUARANTEED DELIVERY. If a shareholder desires to tender shares of Universal Common Stock pursuant to the Exchange Offer and such shareholder's Share Certificates evidencing such shares of Universal Common Stock are not immediately available or such shareholder cannot deliver the Share Certificates and all other required documents to the Exchange Agent prior to the Expiration Date, or such shareholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such shares of Universal Common Stock may nevertheless be tendered, provided that all the following conditions are satisfied:


        (i) such tender is made by or through an Eligible Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by 99CENTS Only Stores, is received by the Exchange Agent prior to the Expiration Date as provided below; and

       (iii) the Share Certificates (or a Book-Entry Confirmation) evidencing all tendered shares of Universal Common Stock, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three

    New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery made available by 99CENTS Only Stores.

    In all cases, the exchange of Universal Exchange Consideration for shares of Universal Common Stock tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the Share Certificates evidencing such shares, or a Book-Entry Confirmation of the delivery of such shares, and the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message.

    The tender of shares of Universal Common Stock pursuant to any of the procedures described above will constitute a binding agreement between the tendering shareholder and 99CENTS Only Stores upon the terms and subject to the conditions of the Exchange Offer, including the tendering shareholder's representation and warranty that such holder has the full power and authority to tender and assign the Universal Common Stock tendered, as specified in the Letter of Transmittal.

    DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Universal Common Stock will be determined by 99CENTS Only Stores in its sole discretion, which determination shall be final and binding on all parties. 99CENTS Only Stores reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. 99CENTS Only Stores also reserves the absolute right to waive any condition of the Exchange Offer or any defect or irregularity, in the tender of any shares of Universal Common Stock of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of shares of Universal Common Stock will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of 99CENTS Only Stores, the Dealer Manager, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. 99CENTS Only Stores' interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.


    OTHER REQUIREMENTS. By executing the Letter of Transmittal as set forth above (including through delivery of an Agent's Message), a tendering shareholder irrevocably appoints designees of 99CENTS Only Stores as such shareholder's attorneys-in-fact and proxies, each with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such shareholder's rights with respect to the shares of Universal Common Stock tendered by such shareholder and accepted for exchange by 99CENTS Only Stores (and with respect to any and all other shares of Universal Common Stock or other securities issued or issuable in respect of such shares of Universal Common Stock on or after the date of this Proxy Statement/Prospectus). All such proxies shall be considered coupled with an interest in the tendered shares of Universal Common Stock. Such appointment will be effective when, and only to the extent that, 99CENTS Only Stores accepts such shares of Universal Common Stock for exchange. Upon such acceptance for exchange, all prior powers of attorney and proxies given by such shareholder with respect to such shares of Universal Common Stock (and such other shares of Universal Common Stock and securities) will be revoked without further action, and no subsequent powers of attorney and proxies may be given nor any subsequent written consent executed by such shareholder (and, if given or executed, will not be deemed to be effective) with respect thereto. The designees of 99CENTS Only Stores will, with respect to the shares of Universal Common Stock for which the appointment is effective, be empowered to exercise all voting and other rights of such shareholder as they in their sole discretion may deem proper at any annual or special meeting of Universal's shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. 99CENTS Only Stores reserves the right to require that, in order for shares of Universal Common Stock to be deemed validly tendered, immediately upon 99CENTS Only Stores' payment for such shares, 99CENTS Only Stores must be able to exercise full voting rights with respect to such shares.


    IN ORDER TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO UNIVERSAL EXCHANGE CONSIDERATION RECEIVED BY SHAREHOLDERS

PURSUANT TO THE EXCHANGE OFFER, EACH SUCH SHAREHOLDER MUST PROVIDE THE EXCHANGE AGENT WITH SUCH SHAREHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT SUCH SHAREHOLDER IS NOT SUBJECT TO BACKUP WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 IN THE LETTER OF TRANSMITTAL. CERTAIN SHAREHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND CERTAIN FOREIGN INDIVIDUALS AND ENTITIES) ARE NOT SUBJECT TO BACKUP WITHHOLDING. ALL SHAREHOLDERS SURRENDERING SHARES PURSUANT TO THE OFFER SHOULD COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 (INCLUDED IN THE LETTER OF TRANSMITTAL) TO PROVIDE THE INFORMATION NECESSARY TO AVOID BACKUP WITHHOLDING (UNLESS AN APPLICABLE EXEMPTION EXISTS AND IS PROVED IN A MANNER SATISFACTORY TO THE EXCHANGE AGENT). NON-CORPORATE FOREIGN SHAREHOLDERS SHOULD COMPLETE AND SIGN A FORM W-8, CERTIFICATE OF FOREIGN STATUS (A COPY OF WHICH MAY BE OBTAINED FROM THE EXCHANGE AGENT), IN ORDER TO AVOID BACKUP WITHHOLDING. SEE INSTRUCTION 10 OF THE LETTER OF TRANSMITTAL.

    WITHDRAWAL RIGHTS. Tenders of Universal Common Stock made pursuant to the Exchange Offer are irrevocable except that such shares of Universal Common Stock may be withdrawn at any time prior to the Expiration Date. If 99CENTS Only Stores extends the Exchange Offer, is delayed in its acceptance for payment of shares of Universal Common Stock or is unable to accept shares of Universal Common Stock for payment pursuant to the Exchange Offer for any reason, then, without prejudice to 99CENTS Only Stores' rights under the Exchange Offer, the Exchange Agent may, nevertheless, on behalf of 99CENTS Only Stores, retain tendered shares of Universal Common Stock, and such shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described herein. Any such delay will be by an extension of the Exchange Offer to the extent required by law.


    For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page of this Proxy Statement/Prospectus. Any such notice of withdrawal must specify the name of the person who tendered the shares to be withdrawn, the number of such shares to be withdrawn and the name of the registered holder of such shares, if different from that of the person who tendered such shares. If Share Certificates evidencing Universal Common Stock to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such Share Certificates, the serial numbers shown on such Share Certificates must be submitted to the Exchange Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such shares have been tendered for the account of an Eligible Institution. If Universal Common Stock has been tendered pursuant to the procedure for book-entry transfer as set forth in "--Procedures for Accepting the Exchange Offer and Tendering Shares," any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn shares.


    All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by 99CENTS Only Stores in its sole discretion, whose determination will be final and binding. None of 99CENTS Only Stores, the Dealer Manager, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

    Any shares of Universal Common Stock properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. However, withdrawn shares may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in "--Procedures for Accepting the Offer and Tendering Shares."

EXCHANGE OF UNIVERSAL COMMON STOCK


    Upon the terms and subject to the conditions of the Exchange Offer, 99CENTS Only Stores will accept for exchange, and will transfer Universal Exchange Consideration in exchange for, Universal Common Stock validly tendered and not withdrawn by the Expiration Date as promptly as practicable after the Expiration Date. 99CENTS Only Stores reserves the right, in its sole discretion subject to Rule 14e-1(c) under the Exchange Act, to delay the acceptance for exchange or delay exchange of any shares of Universal Common Stock in order to comply in whole or in part with any applicable law. For a description of 99CENTS Only Stores rights to terminate the Exchange Offer and not accept for exchange of, or exchange for, any shares of Universal Common Stock or to delay acceptance for exchange of, or exchange for, any shares of Universal Common Stock, see "--Extension of Tender Period; Termination; Amendment."

    For purposes of the Exchange Offer, 99CENTS Only Stores shall be deemed to have accepted for exchange shares of Universal Common Stock tendered for exchange when, as and if 99CENTS Only Stores gives oral or written notice to the Exchange Agent of its acceptance of the tenders of such shares of Universal Common Stock for exchange. Exchange of shares of Universal Common Stock accepted for exchange pursuant to the Exchange Offer will be made by deposit of Universal Exchange Consideration with the Exchange Agent which will act as agent for the tendering holders of Universal Common Stock for the purpose of receiving Universal Exchange Consideration from 99CENTS Only Stores and transmitting such Universal Exchange Consideration to tendering holders of Universal Common Stock. In all cases, exchange for Universal Common Stock accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for Universal Common Stock (or of a confirmation of a book-entry transfer of such Universal Common Stock into the Exchange Agent's account at one of the Book-Entry Transfer Facilities), a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), or an Agent's Message in the case of a book-entry transfer of Universal Common Stock and any other required documents. For a description of the procedure for tendering Universal Common Stock pursuant to the Exchange Offer, see "--Procedures for Accepting the Exchange Offer and Tendering Shares." Accordingly, exchange of Universal Exchange Consideration for Share Certificates and other required documents occur at different times. Under no circumstances will interest be paid by 99CENTS Only Stores pursuant to the Exchange Offer, regardless of any delay in making such exchange.

    If any condition of the Exchange Offer is not satisfied, 99CENTS Only Stores will not be obligated to exchange Universal Exchange Consideration for Share Certificates pursuant to the Exchange Offer. See "--Conditions of the Exchange Offer." 99CENTS Only Stores will exchange the same amount of Universal Exchange Consideration for each share accepted for exchange pursuant to the Exchange Offer.

    If any tendered shares of Universal Common Stock are not exchanged pursuant to the Exchange Offer for any reason, or if certificates are submitted for more shares of Universal Common Stock than are tendered, certificates for such unexchanged or untendered shares of Universal Common Stock will be returned (or, in the case of shares of Universal Common Stock tendered by book-entry transfer, such shares of Universal Common Stock will be credited to an account maintained at one of the Book-Entry Transfer Facilities), without expense to the tendering holder of shares of Universal Common Stock, as promptly as practicable following the expiration or termination of the Exchange Offer.

CONDITIONS OF THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, without prejudice to 99CENTS Only Stores' other rights under the Exchange Offer, 99CENTS Only Stores will not be required to accept for exchange or exchange any shares of Universal Common Stock tendered pursuant to the Exchange Offer, and may terminate the Exchange Offer as provided in "--Extension of Tender Period; Termination; Amendment" or amend the Exchange Offer and may postpone the acceptance for exchange of the shares of Universal Common Stock, unless shares of Universal Common Stock representing not less than 37% of the then outstanding Universal Common Stock (on a fully diluted basis) (other than shares owned by 99 CENTS Only Stores) are validly tendered and not withdrawn prior to the Expiration Date and unless:

        (a) the representations and warranties of Universal contained in the Stock Purchase Agreement in connection with the November 17 Acquisition are in all material respects true and accurate as of the date when made and, except for changes expressly contemplated by the Stock Purchase Agreement, at and as of the Expiration Date as if made on the Expiration Date;


        (b) there has not been threatened or instituted by any governmental authority any action or proceeding before any court or governmental, administrative or regulatory authority or agency of competent jurisdiction, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Exchange Offer, the acceptance for payment of, or payment for, any shares of Universal Common Stock by 99CENTS Only Stores or any other affiliate of or the consummation of any other transaction contemplated by the Exchange Offer or seeking to obtain material damages in connection with any transaction contemplated by the Exchange Offer; (ii) seeking to prohibit or limit materially the ownership or operation by 99CENTS Only Stores or any of its subsidiaries of all or any material portion of the business or assets of Universal, 99CENTS Only Stores or any of their subsidiaries, or to compel Universal, 99CENTS Only Stores or any of their subsidiaries to dispose of or hold separate all or any portion of the business or assets of Universal, 99CENTS Only Stores or any of their subsidiaries, as a result of the transaction contemplated by the Exchange Offer; (iii) seeking to impose or confirm limitations on the ability of 99CENTS Only Stores or any other affiliate of 99CENTS Only Stores to exercise effectively full rights of ownership of any shares, including, without limitation, the right to vote any shares acquired by 99CENTS Only Stores pursuant to the Exchange Offer or otherwise on all matters properly presented to Universal's shareholders, including, without limitation, the approval of the transactions contemplated by the Exchange Offer; (iv) seeking to require divestiture by 99CENTS Only Stores or any other affiliate of 99CENTS Only Stores of any shares; or (v) which otherwise gives rise to any circumstance, change in or effect on Universal or any subsidiary that is, or is reasonably likely to be, materially adverse to the business, financial condition, results of operations, assets or liabilities (including, without limitation, contingent liabilities) of Universal and its subsidiaries, taken as a whole ("Material Adverse Effect");



        (c) there has not been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) 99CENTS Only Stores, Universal or any subsidiary or affiliate of 99CENTS Only Stores or Universal or (ii) any transaction contemplated by the Exchange Offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Exchange Offer, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (b) above, except that the Exchange Offer may not be terminated or amended solely because of a temporary order or injunction unless it is not lifted within 20 days after being issued;

        (d) no written advice has been received by 99CENTS Only Stores or Universal, or their respective counsel from any governmental body, and remains in effect, stating that an action or proceeding will, if the Exchange Offer is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Exchange Offer;

        (e) the Rights Agreement shall have been amended to waive the application of the Rights Agreement to the Exchange Offer and the other transactions contemplated hereby (which amendment was made effective on April 20, 1998), or Universal shall have redeemed the Rights (the "Rights Agreement Condition");


        (f) the required approval of the shareholders of Universal to amend the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders, and all approvals and authorizations of public authorities, have been obtained, and no such consents or approvals have imposed a condition to such consent or approval which is unduly burdensome to the business of 99CENTS Only Stores or Universal, and all waiting periods specified by law (including under HSR
    Act) have passed (the waiting period under the HSR Act has expired);


        (g) there will not have occurred any changes, conditions, events or developments that have, individually or in the aggregate, a Material Adverse Effect;

        (h) there will not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (iii) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency of the United States on the extension of credit by banks or other lending institutions;

        (i) it will not have been publicly disclosed or 99CENTS Only Stores will not have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then outstanding shares of Universal Common Stock has been acquired by any person, other than 99CENTS Only Stores or any of its affiliates or (ii) (A) the board of directors of Universal or any committee thereof has withdrawn or modified in a manner adverse to 99CENTS Only Stores its position with respect to the Exchange Offer, or approved or recommended any acquisition proposal or any other acquisition of shares other than the Exchange Offer or (B) the board of directors of Universal or any committee thereof has resolved to do any of the foregoing;

        (j) neither Universal nor any of its subsidiaries shall have, directly or indirectly, (i) split, combined, subdivided, consolidated or otherwise changed, or authorized or proposed a split, combination, subdivision, consolidation or other change of, the Universal Shares or otherwise changed its capitalization, (ii) acquired or otherwise caused a reduction in the number of, or authorized or proposed the acquisition or other reduction in the number of, outstanding shares of Universal Common Stock or other securities, other than a redemption of the Rights in accordance with the terms of the Rights Agreement, (iii) issued, distributed or sold, or authorized, proposed or announced the issuance, distribution or sale of, additional shares of Universal Common Stock (other than the issuance of shares of Universal Common Stock under currently outstanding options), (iv) declared or paid, or proposed to declare or pay, any dividend or other distribution, whether payable in cash, securities or other property, on or with respect to any shares in the capital of Universal (other than a distribution in respect of a redemption of the Rights in accordance with the Rights Agreement),

    (v) altered or proposed to alter any material term of any outstanding security (including the Rights) other than to amend the Rights Agreement to make the Rights inapplicable to the Exchange Offer (which amendment became effective on April 20, 1998) and the transactions contemplated thereby, (vi) issued, distributed or sold, or authorized or proposed the issuance, distribution or sale of, any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred, or authorized or proposed the incurrence of, any debt other than in the ordinary course of business or any debt containing burdensome covenants, (vii) authorized, recommended, proposed, entered into or announced its intention to enter into an agreement with respect to, or to cause, any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets or securities, disposition of assets or securities, release or relinquishment of any material contractual or other right of Universal or any of its subsidiaries or any comparable event,
    (viii) authorized, recommended, proposed or entered into, or announced its intention to authorize, recommend, propose or enter into, any agreement or arrangement with any person or group that in the sole judgment of 99CENTS Only Stores could adversely affect either the value of Universal or any of its subsidiaries or the value of the Universal Common Stock to 99CENTS Only Stores, (ix) entered into any employment, severance, or similar agreement, arrangement or plan with or for the benefit of any of its employees other than in the ordinary course of business in accordance with past practice or entered into or amended any agreements, arrangements or plans or exercised any discretion conferred on Universal's or any subsidiary's board of directors or any committee thereof so as to provide for increased or accelerated benefits to any employees as a result of or in connection with the transactions contemplated by the Exchange Offer or any other business combination or otherwise amended any such agreement, arrangement or plan to make the same more favorable to any such employee, (x) except as may be required by law, taken any action to terminate or amend any employee benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of Universal or any of its subsidiaries, (xi) amended, or authorized or proposed any amendment to, its articles or any other material agreement (other than any amendment which provides that the Rights are inapplicable to the Exchange Offer) or (xii) otherwise acted out of the ordinary course of business, consistent with past practice;



        (k) a tender or exchange offer, takeover bid or insider bid for some portion or all of any outstanding securities of Universal or any of its subsidiaries (including the Universal Common Stock or Rights) shall not have been publicly proposed to be made or shall not have been made by another person (including Universal or any of its subsidiaries or affiliates);


        (l) Universal shall not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Universal to be performed or complied with by it under the Agreement;

        (m) 99CENTS Only Stores and Universal shall not have agreed that 99CENTS Only Stores will terminate the Exchange Offer or postpone the acceptance for payment of or payment for shares of Universal Common Stock thereunder, which, in the reasonable good faith judgment of 99CENTS Only Stores in any such case, and regardless of the circumstances (including any action or inaction by 99CENTS Only Stores or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment;

        (n) any approval, permit, authorization, favorable review or consent of any governmental entity shall have been obtained on terms satisfactory to 99CENTS Only Stores in its sole discretion;


        (o) the Exchange Offer Consideration shall have been listed on the New York Stock Exchange (such listing was accepted by the New York Stock Exchange on July 10, 1998); and


        (p) the Registration Statement has become effective prior to the commencement of the Exchange Offer and the mailing of this Proxy Statement/Prospectus, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

    The foregoing conditions are for the sole benefit of 99CENTS Only Stores and may be asserted by 99CENTS Only Stores in its sole discretion regardless of the circumstances giving rise to any such conditions or may be waived by 99CENTS Only Stores in its sole discretion in whole at any time or in part from time to time. Each of the foregoing conditions must be satisfied or waived at or prior to the Expiration Date. The failure by 99CENTS Only Stores at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time. Any determination by 99CENTS Only Stores concerning the events described in the preceding paragraph will be final and binding upon all parties.

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT


    99CENTS Only Stores reserves the right (but will not be obligated), at any time or from time to time (whether before or after the requisite approval of Universal shareholders), in its sole discretion, (i) to extend the period of time during which the Exchange Offer is open by giving oral or written notice of such extension to the Exchange Agent, (ii) to amend the Exchange Offer by giving oral or written notice of such amendment to the Exchange Agent, or (iii) to delay (except as otherwise required by applicable law) acceptance for exchange of, or exchange for, any shares of Universal Common Stock.



    If 99CENTS Only Stores extends the period of time during which the Exchange Offer is open, is delayed in accepting for exchange or exchanging any shares of Universal Common Stock or is unable to accept for exchange or exchange any shares of Universal Common Stock pursuant to the Exchange Offer for any reason, then, without prejudice to 99CENTS Only Stores' rights under the Exchange Offer, the Exchange Agent may, on behalf of 99CENTS Only Stores, retain all shares of Universal Common Stock tendered, and such shares of Universal Common Stock may not be withdrawn except as otherwise provided in "--Withdrawal Rights." The reservation by 99CENTS Only Stores of the right to delay acceptance for exchange of, or exchange for, any shares of Universal Common Stock is subject to the requirements of Rule 14e-1(c) under the Exchange Act, which require that 99CENTS Only Stores pay the consideration offered or return the shares of Universal Common Stock deposited by or on behalf of holders of shares of Universal Common Stock promptly after the termination or withdrawal of the Exchange Offer.



    If 99CENTS Only Stores makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of the Exchange Offer, 99CENTS Only Stores will disseminate additional tender offer materials and extend the Exchange Offer to the extent required by the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in the percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. In the Commission's view, an offer should remain open for a minimum of five business days from the date a material change is first published, sent or given to security holders, and, if material changes are made with respect to information that approaches the significance of price and share levels, a minimum of ten business days may be required to allow for adequate dissemination and investor response. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, a minimum period of ten business days is generally required under the applicable rules and regulations of the Commission to allow for adequate dissemination to security holders and investor response. Accordingly, if (i) 99CENTS Only Stores increases or decreases the consideration offered for Universal Common Stock pursuant to the Exchange Offer, 99CENTS Only Stores decreases the number of shares of Universal Common Stock eligible for exchange or changes are made in any dealer's soliciting fee and (ii) the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that notice of such increase or decrease is first published, sent or given, the Exchange Offer will be extended until the expiration of such period of ten business days. The term "business day" shall mean any day other than a Saturday, Sunday or a federal holiday and shall consist of the time period from 12:01 A.M. through 12:00 midnight, New York City time.


    Any extension, delay, waiver, amendment or termination of the Exchange Offer will be followed as promptly as practicable by a public announcement. In the case of an extension, Rule 14e-1(d) under the Exchange Act requires that the announcement be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date in accordance with the public announcement requirements of Rule 14d-4(c) under the Exchange Act. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which requires that any material change in the information published, sent or given to holders of Universal Common Stock in connection with the Exchange Offer be promptly disseminated to holders of Universal Common Stock in a manner reasonably designed to inform holders of Universal Common Stock of such change), and without limiting the manner in which 99CENTS Only Stores may choose to make any public announcement, 99CENTS Only Stores will not have any obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service.


CONSEQUENCES TO NON-TENDERING HOLDERS OF UNIVERSAL COMMON STOCK.


    The rights of non-tendering holders of Universal Common Stock will not be altered, impaired or modified by the Exchange Offer. However, the purchase of Universal Common Stock pursuant to the Exchange Offer will reduce the number of holders of Universal Common Stock and the number of shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares, if any, held by the public. Universal Common Stock is currently listed and traded on the Nasdaq National Market, which constitutes the principal trading market for the Universal Common Stock. Depending upon the number of shares purchased pursuant to the Exchange Offer, the Universal Common Stock may no longer meet the requirements for continued listing on the Nasdaq National Market and may be delisted. The Nasdaq National Market published guidelines indicate that it would consider delisting the Universal Common Stock if, among other things, the total number of publicly held shares falls below 200,000, the market value of publicly held shares is less than $1 million or the total number of shareholders should fall below 400 (or 300 holders of round lots). If these standards are not met, quotations might continue to be published in the Nasdaq National Market, but if the number of holders of the shares of Universal Common Stock falls below 300, or if the number of publicly held shares falls below 100,000, or if the aggregate market value of such publicly held shares does not exceed $200,000 or there are not at least two registered and active market makers, one of which may be a market maker entering a stabilizing bid, Nasdaq rules provide that the securities would no longer qualify for inclusion in Nasdaq and Nasdaq would cease to provide any quotations. Shares held directly or indirectly by an officer or director of Universal or by a beneficial owner of more than 10% of the shares of Universal Common Stock will ordinarily not be considered as being publicly held for this purpose. In the event the shares were no longer eligible for Nasdaq quotation, quotations might still be available from other sources. The extent of the public market for the shares and the availability of such quotations would, however, depend upon the number of holders of such shares remaining at such time, the interest in maintaining a market in such shares on the part of securities firms, the possible termination of registration of such shares under the Exchange Act as described below and other factors.


    According to the Annual Report on Form 10-K filed by Universal for the year ended December 31, 1997, as of March 17, 1998, there were over 100 holders of record of Universal Common Stock (which do not include shares held under "street name") and 9,393,328 shares were outstanding. If, as a result of the purchase of Universal Common Stock pursuant to the Exchange Offer or otherwise, the Universal Common Stock no longer meets the requirements of the Nasdaq National Market for continued listing and the listing of Universal Common Stock is discontinued on the Nasdaq National Market, the market for and trading in Universal Common Stock could be adversely affected.

    The Universal Common Stock is currently registered under the Exchange Act. Registration of the Universal Common Stock under the Exchange Act may be terminated upon application of Universal to the Commission if the Universal Common Stock is not held by 300 or more holders of record. Termination of registration of Universal Common Stock under the Exchange Act would make certain provisions of the Exchange Act no longer applicable to Universal, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy statement pursuant to Section 14(a) of the Exchange Act in connection with shareholders' meetings and the related requirement of furnishing an annual report to shareholders and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions and would substantially reduce the information required to be furnished by Universal to its shareholders and to the Commission. Furthermore, the ability of "affiliates" of Universal and persons holding "restricted securities" of Universal to dispose of such securities pursuant to Rule 144 or 144A promulgated under the Securities Act, may be impaired or eliminated.

    99CENTS Only Stores cannot predict whether the reduction in the number of shares of Universal Common Stock that might otherwise trade, or the termination of registration of outstanding shares of Universal Common Stock, would have an adverse effect on the market price for or the marketability of the shares of Universal Common Stock.

    99CENTS Only Stores intends to seek termination of registration of the shares of Universal Common Stock under the Exchange Act as soon after the completion of the Exchange Offer as the requirements for termination are met. Additionally, it is likely that subsequent to the completion of the Exchange Offer the shares of Universal Common Stock will no longer qualify for listing on the Nasdaq National Market and consequently may be delisted. Such termination and delisting could have a material adverse effect on the market for Universal Common Stock.

    Universal Common Stock is currently a "margin security" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of the Universal Common Stock. Depending upon factors similar to those described above regarding listing and market quotations, it is possible that, following the Exchange Offer, the Universal Common Stock would no longer constitute a "margin security" for the purposes of the margin regulations of the Federal Reserve Board and therefore could no longer be used as collateral for loans made by brokers. If registration of Universal Common Stock under the Exchange Act were terminated, the Universal Common Stock would no longer be a "margin security" or be eligible for reporting on the Nasdaq National Market.


    Further, 99CENTS Only Stores may be unable immediately to merge Universal with 99CENTS Only Stores. Consequently, if the Company's Exchange Offer is successful, shareholders of Universal who do not tender may have to retain their investment indefinitely. 99CENTS Only Stores has no current intention to pay dividends on the shares of Universal Common Stock.


LISTING OF UNIVERSAL EXCHANGE CONSIDERATION


    The 99CENTS Only Stores Common Stock is listed on the New York Stock Exchange. The Company's application to list the 99CENTS Only Stores Common Stock issuable in connection with the Exchange Offer on the New York Stock Exchange has been accepted.


FEES AND EXPENSES

    Houlihan Lokey provided an opinion to the Board of Directors of 99CENTS Only Stores to the effect that as of the date of such opinion, the Universal Exchange Consideration to be furnished by 99CENTS Only Stores is fair to the holders of Universal Common Stock (other than 99CENTS Only Stores) from a financial point of view. In connection with such services, 99CENTS Only Stores has agreed to pay to Houlihan Lokey an aggregate fee of $75,000. 99CENTS Only Stores has also agreed to indemnify Houlihan Lokey and its affiliates against certain claims and liabilities to which they may become subject, including liabilities under the federal securities laws. See "BACKGROUND OF THE TRANSACTION AND RELATED MATTERS--Opinion of 99CENTS Only Stores' Financial Advisor."

    99CENTS Only Stores has retained Piper Jaffray Inc. to act as the Dealer Manager in connection with the Exchange Offer. In connection with such services, 99CENTS Only Stores has agreed to pay Piper Jaffray Inc. a fee of $75,000 in connection with the Exchange Offer. 99CENTS Only Stores has also agreed to indemnify Piper Jaffray Inc. and its affiliates against certain claims and liabilities to which they may become subject, including liabilities under the federal securities laws.


    99CENTS Only Stores has retained MacKenzie Partners, Inc. to act as the Information Agent and American Stock Transfer & Trust Company to act as the Exchange Agent in connection with the Exchange Offer. The Information Agent may contact holders of Universal Common Stock by mail, telephone, facsimile and personal interview and may request brokers, dealers and other nominee holders of Universal Common Stock to forward materials relating to the Exchange Offer to beneficial owners. The Information Agent and the Exchange Agent each will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the federal securities laws.



    Except as described above, 99CENTS Only Stores will not pay any fees or commissions, to any broker or dealer or any other person for soliciting tenders of Universal Common Stock pursuant to the Exchange Offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by 99CENTS Only Stores for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.


SOURCE OF FUNDS

    99CENTS Only Stores expects to obtain the funds for (i) amounts payable in lieu of fractional shares of Universal Common Stock which would otherwise be issuable in connection with the Exchange Offer and (ii) fees and expenses related to the Exchange Offer, from a combination of available cash and cash equivalents.

REGULATORY APPROVALS

    Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The acquisition of the Universal Common Stock pursuant to the Exchange Offer is subject to the HSR Act.

    On April 21, 1998, 99CENTS Only Stores filed with the Antitrust Division and the FTC its Hart-Scott-Rodino Notification and Report Forms with respect to the Exchange Offer. Under the applicable provisions of the HSR Act, the acquisition of Universal Common Stock under the Exchange Offer cannot be consummated until the expiration of a 30-day waiting period following the filing of such forms by 99CENTS Only Stores. Pursuant to the HSR Act, 99CENTS Only Stores requested early termination of the waiting period applicable to the Exchange Offer, which period has expired. See "--Conditions of the Exchange Offer".

    Federal and state antitrust enforcement agencies frequently scrutinize the legality under the antitrust laws of transactions such as 99CENTS Only Stores' acquisition of the Universal Common Stock pursuant to the Exchange Offer. At any time before or after 99CENTS Only Stores' acquisition of Universal

Common Stock, any such agency could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition of Universal Common Stock in the Exchange Offer or otherwise seeking divestiture of Universal Common Stock acquired by 99CENTS Only Stores or divestiture of substantial assets of 99CENTS Only Stores and/or Universal. Private parties may also bring legal action under the antitrust laws under certain circumstances.

    Based upon an examination of publicly available information relating to the business in which both 99CENTS Only Stores and Universal are engaged, 99CENTS Only Stores believes that the Exchange Offer will not violate antitrust laws. Nevertheless, there can be no assurance that a challenge to the Exchange Offer on antitrust grounds will not be made or that, if such a challenge is made, 99CENTS Only Stores will prevail. See "--Conditions of the Exchange Offer."


    Based upon an examination of publicly available information filed by Universal with the Commission and other publicly available information with respect to Universal, except as disclosed above, 99CENTS Only Stores is not aware of any license or regulatory permit or any other approval or other action by any state, federal or foreign government or governmental agency that would be required prior to the acquisition of Universal Common Stock pursuant to the Exchange Offer or that would be required in connection with the Exchange Offer and which if not obtained, in any such case, would have a material adverse effect on 99CENTS Only Stores or Universal or either of their respective businesses. There can be no assurance that any license, permit, approval or other action, if needed, would be obtained or, if so obtained, when, or that adverse consequences might not result to 99CENTS Only Stores or Universal or to their respective businesses in the event of adverse regulatory action or inaction.


MISCELLANEOUS

    99CENTS Only Stores is not aware of any jurisdiction where the making of the Exchange Offer or the acceptance thereof would not be in compliance with applicable law. If 99CENTS Only Stores becomes aware of any jurisdiction where the making of the Exchange Offer or acceptance thereof would not be in compliance with any valid, applicable law, 99CENTS Only Stores will make a good faith effort to comply with such law. If, after such good faith effort, 99CENTS Only Stores cannot comply with such law, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Universal Common Stock in any such jurisdiction.

    In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of 99CENTS Only Stores by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    No person is authorized to give any information or make any representation on behalf of 99CENTS Only Stores not contained in this Proxy
Statement/Prospectus or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

    Pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, 99CENTS Only Stores has filed with the Commission the Schedule 14D-1, together with exhibits, furnishing certain additional information with respect to the Exchange Offer. The Schedule 14D-1 and any amendments thereto, including exhibits, may be inspected at, and copies may be obtained from, the same places and in the same manner as set forth in "AVAILABLE INFORMATION" (except that they will not be available at the regional offices of the Commission).

ACCOUNTING TREATMENT

    Under applicable accounting standards, the Exchange Offer will be treated as a purchase of Universal by 99CENTS Only Stores.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


    The following discussion of the material anticipated U.S. federal income tax consequences to a holder of Universal Common Stock (a "Holder") arising from the exchange of Universal Common Stock for the Universal Exchange Consideration is intended as a guide to current U.S. federal income tax law and IRS authority applicable to Universal shareholders who for federal income tax purposes are U.S. Persons (as defined below) and who beneficially own Universal Common Stock as capital assets. The term "U.S. Person," as used herein, is defined in Section 7701(a)(30) of the Internal Revenue Code ("IRC"), and includes the following:
(i) a citizen or resident of the U.S.; (ii) a corporation, partnership or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of source; and (iv) any trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. Persons (as defined herein) have the authority to control all substantial decisions of the trust. This discussion is based on laws, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and differing interpretations. Further, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to Holders of Universal Common Stock that are or may be subject to special treatment under the IRC, including banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, Holders owning stock as part of a "straddle," "hedge" or "conversion transaction" and Holders who are not U.S. Persons. This discussion does not address the state, local, or foreign tax consequences of the Exchange Offer. EACH HOLDER OF UNIVERSAL COMMON STOCK CONSIDERING THE EXCHANGE OFFER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF AN EXCHANGE OF HIS, HER OR ITS SHARES OF UNIVERSAL COMMON STOCK FOR THE UNIVERSAL EXCHANGE CONSIDERATION PURSUANT TO THE EXCHANGE OFFER IN LIGHT OF SUCH HOLDER'S OWN SITUATION, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.



    In the opinion of Troop Meisinger Steuber and Pasich, LLP, counsel to 99CENTS Only Stores, the following sets forth the material federal income tax consequences of the Exchange Offer to a holder of Universal Common Stock:



    The exchange by a Holder of his, her or its shares of Universal Common Stock for the Universal Exchange Consideration pursuant to the Exchange Offer will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the IRC, provided that the terms of the Exchange Offer are met (particularly that 37% of the outstanding shares (on a fully diluted basis) are tendered in response to the Exchange Offer (not including shares held by 99CENTS Only Stores)). As a result, such Holder will not recognize any gain or loss on the exchange except with respect to cash received in exchange for a fractional share of 99CENTS Only Stores Common Stock (as discussed below). The aggregate adjusted tax basis of the shares of 99CENTS Only Stores Common Stock received in the Exchange Offer will be equal to the aggregate adjusted tax basis of the Universal Common Stock surrendered therefor, and the holding period of such 99CENTS Only Stores Common Stock will include the holding period during which such Universal Common Stock was held. If the Holder has differing bases or holding periods in respect of its Universal Common Stock, he, she or it should consult his, her or its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of 99CENTS Only Stores Common Stock received pursuant to the Exchange Offer.


    Cash received in exchange for a fractional share of 99CENTS Only Stores Common Stock will be treated as received in redemption of a commensurate fractional share of 99CENTS Only Stores Common Stock, and gain or loss will be recognized equal to the difference between the amount of cash received and the portion of the basis of the Universal Common Stock allocable to such fractional interest. Provided that a Holder held his, her or its shares of Universal Common Stock as a capital asset, any such gain or loss will be capital gain or loss, and will be (i) long-term capital gain or loss if the holding period for such Universal Common Stock was more than 18 months as of the date of the exchange,
(ii) mid-term capital gain or loss
if the holding period for such stock was more than one year but less than or equal to 18 months or (iii) short-term capital gain or loss if the holding period for such stock was less than or equal to one year. Generally speaking, long-term capital gain is taxed at a maximum 20% federal income tax rate, mid-term capital gain is taxed at a maximum 28% federal income tax rate and short-term capital gain is taxed at a maximum 39.6% ordinary federal income tax rates.


    If the terms of the Exchange Offer are not met (as would be the case if less than 37% of the outstanding shares (on a fully diluted basis) are tendered in response to the Exchange Offer), or the Exchange Offer does not otherwise result in a successful reorganization under Section 368(a)(i)(b) of the IRC, then 99CENTS Only Stores may still exchange its shares for tendered Universal Common Stock. An exchange under those conditions, however, will be taxable to holders of Universal Common Stock under federal income tax laws and may also be a taxable transaction under applicable state, local and foreign tax laws. In such case, each Holder of Universal Common Stock participating in the Exchange Offer will recognize gain or loss for federal income tax purposes equal to the difference between the fair market value of the Universal Exchange Consideration received by such holder in the Exchange and his, her or its adjusted tax basis in such shares of Universal Common Stock exchanged therefor. Provided that a holder held his, her or its shares of Universal Common Stock as a capital asset, any such gain or loss will be capital gain or loss, and will be (i) long-term capital gain or loss if the holding period for such Universal Common Stock was more than 18 months as of the date of the exchange, (ii) mid-term capital gain or loss if the holding period for such stock was more than one year but less than or equal to 18 months or (iii) short-term capital gain or loss if the holding period for such stock was less than or equal to one year. Capital losses not offset by capital gain may be deducted against an individual shareholder's ordinary income up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by an individual shareholder. All net capital gain of a corporate shareholder is subject to tax at ordinary corporate rates. A corporate shareholder can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.


    In order to avoid "backup withholding" of federal income tax on payments of cash to a Holder who participates in the Exchange Offer, a Holder must comply with certain reporting and certification procedures, unless an exception applies under the applicable law and regulations. In general, the backup withholding rate is 31% for federal income tax purposes. A foreign Holder should consult his, her or its tax advisor with respect to the application of withholding rules to him, her or it with respect to any cash payments received pursuant to the Exchange Offer.

                     AGREEMENTS RELATING TO EXCHANGE OFFER

THE COOPERATION AGREEMENT


    In connection with the Exchange Offer, 99CENTS Only Stores and Universal entered into the Cooperation Agreement. The Cooperation Agreement provides that Universal will support the Exchange Offer and will provide 99CENTS Only Stores access to the books and records of Universal, as well as to Universal's officers and directors for purposes of preparing filings and completing due diligence. In addition, Universal agreed to file a Schedule 14D-9 with respect to the Exchange Offer and agreed that Universal would not oppose the Exchange Offer in the
Schedule 14D-9. Universal also agreed to promptly furnish to 99CENTS Only Stores mailing labels, security position listings and any other available listing or computer file containing the names and addresses of the record holders of Universal Common Stock for purposes of mailing the Exchange Offer Documents.



    Promptly upon the purchase by 99CENTS Only Stores of shares of Universal Common Stock pursuant to the Exchange Offer (subject to the Minimum Condition being satisfied) and from time to time thereafter, 99CENTS Only Stores shall be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate up to such number of directors, rounded down to the next whole number (except where such rounding down would cause 99CENTS Only Stores to not be entitled to designate at least a majority of directors on the board, in which case, such number will be rounded up) on the board of directors of Universal as will give 99CENTS Only Stores representation on the board equal to the product of the number of directors on the board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of Universal Common Stock then beneficially owned by 99CENTS Only Stores and its affiliates following such purchase bears to the total number of shares of Universal Common Stock then outstanding. In the Cooperation Agreement, Universal has agreed to promptly take all actions necessary to cause 99CENTS Only Stores' designees to be elected or appointed as directors of Universal, including increasing the size of the board or securing the resignations of incumbent directors or both.


    Universal further agreed to take all action necessary to either (a) amend the Rights Agreement so that the Exchange Offer would not cause (i) the occurrence of the "Distribution Date" (as such term is defined in the Rights Agreement) or (ii) the common stock purchase rights issued pursuant to the Rights Agreement becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing the Universal Common Stock or (b) redeem the rights before 99CENTS Only Stores becomes an "Acquiring Person" pursuant to the terms of the Rights Agreement. The Rights Agreement was amended as of April 20, 1998 to waive the application of the Rights Agreement to the Exchange Offer.

STOCKHOLDER SUPPORT AGREEMENTS

    On February 24, 1998, 99CENTS Only Stores and each of the Principal Stockholders entered into separate Stockholder Support Agreements in which each Principal Stockholder agreed to vote its shares of Universal Common Stock (i) in favor of the Exchange Offer and (ii) in favor of any other matter deemed necessary by 99CENTS Only Stores to effectuate the Exchange Offer or solicited in connection with the Exchange Offer, and considered and voted upon by the shareholders of Universal. Together, the Principal Stockholders owned, as of the Universal Record Date, 994,092 shares of Universal Common Stock, or approximately 10% of the outstanding shares of Universal Common Stock. In addition, each shareholder executing a Stockholder Support Agreement agreed to tender and sell all of its Universal Common Stock to 99CENTS Only Stores pursuant to the terms of the Exchange Offer.

    In order to meet the Minimum Condition to the consummation of the Exchange Offer that 37% of the outstanding shares (on a fully diluted basis) of Universal Common Stock (other than shares owned by 99CENTS Only Stores) be validly tendered and not withdrawn, an aggregate of 2,807,770 shares (not including shares held by the Principal Stockholders) must be tendered.

CONSULTING AGREEMENTS AND OPTION AGREEMENTS WITH CERTAIN SHAREHOLDERS


    Furthermore, on February 24, 1998, Mark Ravich entered into a Consulting Agreement with 99CENTS Only Stores whereby Mark Ravich agreed to provide advisory services to 99CENTS Only Stores in connection with the Exchange Offer and thereafter to provide sales, management and operations consulting services in connection with the operation of the business of Universal following completion of the Exchange Offer. The term of the consulting agreement ends February 24, 1999. As compensation for the consulting services provided, 99CENTS Only Stores granted to Mark Ravich an option to acquire 9,375 shares of 99CENTS Only Stores Common Stock at $40.00 per share, and an option to acquire 15,000 shares of 99CENTS Only Stores Common Stock at $33.5625 per share pursuant to separate Option Agreements each dated as of February 26, 1998, but granted as of February 16, 1998, the date of the offer, each of which represents at least fair market value on the date of grant. Each of the options terminates on the earlier to occur of a termination of the Exchange Offer and February 19, 2005. Each of the options becomes fully exercisable on the first business day following consummation of the Exchange Offer.



    On February 26, 1998, Norman Ravich also entered into a Consulting Agreement with 99CENTS Only Stores whereby Norman Ravich agreed to provide advisory services to 99CENTS Only Stores in connection with the Exchange Offer and thereafter to provide sales, management and operation consulting services in connection with the operation of the business of Universal following completion of the Exchange Offer. The Consulting Agreement ended on May 27, 1998. As compensation for the consulting services provided, 99CENTS Only Stores granted to Norman Ravich an option to purchase 4,688 shares of 99CENTS Only Stores Common Stock at $40.00 per share pursuant to a separate option agreement dated February 26, 1998, but granted as of February 16, 1998, the date of the offer, which represents at least fair market value on the date of grant. The option terminates on the earlier to occur of a termination of the Exchange Offer and February 19, 2005. The option becomes fully exercisable on the first business day following consummation of the Exchange Offer.


                 CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS

GENERAL

    Based upon its examination of publicly available information with respect to Universal and the review of certain information furnished by Universal to 99CENTS Only Stores and discussions of representatives of 99CENTS Only Stores with representatives of Universal during 99CENTS Only Stores' investigation of Universal, 99CENTS Only Stores is not aware of any license or other regulatory permit that appears to be material to the business of Universal and its subsidiaries, taken as a whole, which might be adversely affected by the acquisition of shares by 99CENTS Only Stores pursuant to the Exchange Offer, or, except for approvals which 99CENTS Only Stores has already applied for, of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency which would be required prior to the acquisition of shares by 99CENTS Only Stores pursuant to the Exchange Offer. Should any such approval or other action be required, it is 99CENTS Only Stores' present intention to seek such approval or action. 99CENTS Only Stores does not currently intend, however, to delay the purchase of shares tendered pursuant to the Exchange Offer pending the outcome of any such action or the receipt of any such approval (subject to 99CENTS Only Stores' right to decline to purchase shares if the conditions relating to the HSR Act or any of the other conditions in "THE EXCHANGE OFFER-- Conditions of the Exchange Offer" shall have occurred). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the business of Universal or 99CENTS Only Stores or that certain parts of the businesses of Universal or 99CENTS Only Stores might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken.

STATE TAKEOVER LAWS

    Section 673 of the MBCA generally provides that a publicly-held Minnesota corporation may not engage in any business combination (defined to include a variety of transactions, including mergers), or vote, consent or otherwise act to authorize any of its subsidiaries to engage in a business combination, with any Interested Shareholder (defined to include, among others, any person who beneficially owns or controls 10% or more of a corporation's outstanding voting stock) for a period of four years following the date such person became an Interested Shareholder, unless before such person became an Interested Shareholder, a committee consisting of all disinterested directors of the corporation approved the business combination or approved the transaction in which the Interested Shareholder became an Interested Shareholder. In November 1997, 99CENTS Only Stores became an Interested Shareholder of Universal when it acquired 48% of Universal's Common Stock. 99CENTS Only Stores' acquisition of Universal Common Stock, while unanimously approved by Universal's full board of directors, was not approved by a separate committee consisting solely of disinterested directors. Because a committee of the board of directors of Universal consisting of all of the disinterested directors of Universal was not formed pursuant to Section 673 of the MBCA in connection with the November 17 Acquisition, 99CENTS Only Stores may be unable to consummate a merger with Universal following the Exchange Offer.


    The Minnesota Control Share Acquisition Act generally provides that a shareholder beneficially owning stock with 20%, 33 1/3% or 50% or more of the voting power of the outstanding capital stock of a publicly held corporation or certain other corporations cannot vote more than 20%, 33 1/3% or 50%, respectively of the total voting power of the outstanding stock of the corporation unless voting rights are approved by (i) the affirmative vote of the holders of a majority of all shares entitled to vote and (ii) the affirmative vote of the holders of a majority of all outstanding shares entitled to vote,
excluding Interested Shares. On            , 1998, shareholders of Universal
will vote upon a proposal to amend the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders. See "THE UNIVERSAL SPECIAL MEETING."


    Chapter 80B generally provides that it is unlawful for any person to make a takeover offer unless a registration statement on the form prescribed by the Minnesota Commissioner of Commerce shall have been filed with the Commissioner of Commerce and delivered to the target company, and the material terms of and certain specified information shall be delivered to all offerees residing in Minnesota as soon as practicable after the filing of such registration statement. 99CENTS Only Stores intends to comply with Chapter 80B in connection with the Exchange Offer.

    Section 675 of the MBCA provides that for two years following the last purchase of shares pursuant to a tender offer in the nature of the Exchange Offer, an acquiror may not acquire shares unless the shareholder from whom the shares are being acquired is given an opportunity to dispose of the shares upon substantially equivalent terms as those provided in the tender offer.

    99CENTS Only Stores does not believe that any state takeover laws, other than Section 673 of the MBCA, the Minnesota Control Share Acquisition Act, Chapter 80B and Section 675 of the MBCA, apply to the Exchange Offer and it has not complied with any other state takeover laws. If 99CENTS Only Stores becomes aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of shares pursuant thereto, 99CENTS Only Stores will make a good faith effort to comply with such statute. If, after such good faith effort, 99CENTS Only Stores cannot comply with such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Universal Common Stock in such state. See "THE EXCHANGE OFFER--Conditions of the Exchange Offer".

    Universal, directly or through subsidiaries, conducts business in a number of states throughout the United States in addition to Minnesota, some of which have also enacted takeover laws. 99CENTS Only Stores does not know whether any of the laws of these states will, by their terms, apply to the Exchange Offer and has not complied with any such laws. Should any person seek to apply any state takeover law in addition to those of Minnesota, 99CENTS Only Stores will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the Exchange Offer, and an appropriate court does not determine that it is inapplicable or invalid as applied to the Exchange Offer, 99CENTS Only Stores might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, 99CENTS Only Stores might be unable to accept for payment any shares tendered pursuant to the Exchange Offer, or be delayed in continuing or consummating the Exchange Offer. In such case, 99CENTS Only Stores may not be obligated to accept for payment any shares tendered. See "THE EXCHANGE OFFER--Conditions of the Exchange Offer".

      MANAGEMENT OF 99CENTS ONLY STORES UPON COMPLETION OF EXCHANGE OFFER

    The management of 99 CENTS Only Stores and the 99 CENTS Only Stores Board of Directors will be unaffected by the Exchange Offer. The Cooperation Agreement provides that if 99 CENTS Only Stores acquires at least a majority of the Universal Common Stock pursuant to the Exchange Offer, 99 CENTS Only Stores will be entitled to designate for appointment or election to Universal's board, upon written notice to Universal, that number of directors which reflects 99 CENTS Only Stores' proportional ownership of Universal Common Stock. The following sets forth certain information as of March 31, 1998 with respect to each director, executive officer and key employee of 99 CENTS Only Stores:

DIRECTORS AND EXECUTIVE OFFICERS             AGE                                   POSITION
---------------------------------------      ---      -------------------------------------------------------------------
David Gold.............................          65   Chairman of the Board and Chief Executive Officer
Howard Gold............................          38   Senior Vice President of Distribution and Director
Eric Schiffer..........................          37   Senior Vice President of Finance and Operations, Treasurer and
                                                        Director
Jeff Gold..............................          30   Senior Vice President of Real Estate and Information Systems and
                                                        Director
Andy Farina............................          51   Chief Financial Officer
Helen Pipkin...........................          55   Senior Vice President of Wholesale Operations
William O. Christy.....................          66   Director
Marvin Holen...........................          68   Director
Ben Schwartz...........................          80   Director
Lawrence Glascott......................          63   Director


CERTAIN KEY EMPLOYEES
---------------------------------------
Larry Borenstein.......................          46   Vice President of Construction and Advertising
Carolyn J. Brock.......................          47   Vice President of Human Resources
Jose Gomez.............................          38   Vice President of Retail Operations
Kenneth R. Phipps......................          47   Vice President of Distribution

    The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. David Gold is the father of Howard Gold and Jeff Gold and the father-in-law of Eric Schiffer.

    DAVID GOLD has been Chairman of the Board and Chief Executive Officer of the Company since the founding of the Company in 1965. Mr. Gold has over 40 years of retail experience and 20 years of wholesale experience.

    HOWARD GOLD has been a director of the Company since 1991. He joined the Company in 1982 and has served in various managerial capacities. He currently serves as Senior Vice President of Distribution. Mr. Gold received his B.S. degree from the University of California at Los Angeles in 1984.

    ERIC SCHIFFER has been a director of the Company since 1991. He joined the Company in 1992 and served in various managerial capacities. He currently serves as Senior Vice President of Finance and Operations and Treasurer. Prior to joining the Company, from 1987 to 1992, he was employed by Oxford Partners, a venture capital firm. Mr. Schiffer received his B.S.E. degree from Duke University in 1983 and his M.B.A. from the Harvard Business School in 1987.

    JEFF GOLD has been a director of the Company since 1991. He joined the Company in 1984 and has served in various managerial capacities since 1989. He currently serves as Senior Vice President of Real Estate and Information Systems. Mr. Gold received his B.A. degree from the University of California at Berkeley in 1989.

    ANDY FARINA joined the Company in September 1996 as Chief Financial Officer. Prior to joining the Company, from April 1993 through August 1996, Mr. Farina was Vice President of Finance of Crown BBK, Inc., a food brokerage business. Mr. Farina was employed by a division of Sara Lee from 1976 through 1988, ultimately in the capacity of President. Mr. Farina began his career with Arthur Andersen LLP.

    HELEN PIPKIN joined the Company in 1991 and serves as Senior Vice President of Wholesale Operations. Prior to joining the Company, from 1985 through 1991, Ms. Pipkin served as Controller and Manager of Wholesale and Import Operations of Cobra Associated International, a wholesaler of variety merchandise. Prior to 1985, for many years Ms. Pipkin was an owner, Vice President and Controller of Markell Imports, a general merchandise wholesaler.

    WILLIAM O. CHRISTY has been a director of the Company since 1992. He was President and Chief Executive Officer of Certified Grocers of California from 1977 to 1990 where he spent the majority of his career. He has served on numerous trade association boards including the executive committee of the National Grocers Association Board and Chairman of the Merchant and Manufacturer Association Board.

    MARVIN HOLEN has been a director of the Company since 1991. He is an attorney and in 1960 founded the law firm of Van Petten & Holen. He served on the Board of the Southern Californian Rapid Transit District from 1976 to 1993 (six of those years as the Board's President). He also served on the Board of Trustees of California Blue Shield from 1972 to 1978, on the Board of United California Savings Bank from 1992 to 1994 and on several other corporate, financial institution and philanthropic boards of directors.

    BEN SCHWARTZ has been a director of the Company since 1993. He was Chairman of Foods Company Markets, a supermarket chain, from 1980 until it was acquired in 1987 by Boys Markets. Prior thereto, he served for many years as its president. He has also served on the Board of Directors of Certified Grocers of California including four years as Chairman. Additionally, Mr. Schwartz sits on a number of industry trade boards, including the Food Marketing Institute (FMI).

    LAWRENCE GLASCOTT has been a director of the Company since October 1996. He was the former Vice President--Finance of Waste Management International. Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was the Arthur Andersen LLP partner in charge of the 99 CENTS Only Stores account for six years. Additionally, Mr. Glascott was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over 15 years.

CERTAIN KEY EMPLOYEES:

    LARRY BORENSTEIN joined the Company in 1984 and currently serves as Vice President of Construction and Advertising. Mr. Borenstein has also served in various other managerial capacities within the Company.

    CAROLYN J. BROCK joined the Company in 1994 and currently serves as Vice President of Human Resources. During 1993 and 1994, Ms. Brock was employed by Dodge, Warren & Peters Consultants, Inc., a consulting firm, where she served as Executive Vice President. From 1992 to 1993, she was an owner and the Vice President of Comp Solutions, a worker's compensation consulting firm. From 1990 to 1992, she was the President of Employers Management Services, a human resources consulting firm.

    JOSE GOMEZ joined the Company in 1980 and has served in many different managerial capacities, most recently as Vice President of Retail Operations. He has over 20 years of retail experience.

    KENNETH R. PHIPPS joined the Company in 1993 and serves as Vice President of Distribution. From 1991 until 1993, Mr. Phipps served as Director of Operations for SE Rykoff Inc., a large food wholesaler. From 1970 to 1991, Mr. Phipps was employed by Lucky Stores, Inc., a large grocery chain, where his responsibilities included, at various times, serving as the distribution center manager at three Lucky's facilities.

                         THE UNIVERSAL SPECIAL MEETING

TIME, DATE AND PLACE


    The Universal Special Meeting will be held at 9:00 a.m. (local time) on
August   , 1998 at the offices of Universal, 5000 Winnetka Avenue North, New
Hope, Minnesota 55428. This Proxy Statement/Prospectus is being sent to holders of Universal Common Stock and is accompanied by the form of proxy which is being solicited by Universal for use at the Universal Special Meeting and at any adjournment or postponement thereof.


PURPOSE OF THE UNIVERSAL SPECIAL MEETING


    The Minnesota Business Corporation Act defines a "control share acquisition" as an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of shares of a subject corporation that, but for the Minnesota Control Share Acquisition Act, would, when added to all other shares of the subject corporation beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power of the subject corporation within any of the following ranges: (i) at least 20 percent but less than 33 1/3 percent; (ii) at least 33 1/3 percent but less than or equal to 50 percent; and (iii) over 50 percent. Unless otherwise expressly provided in the Articles of Incorporation or By-Laws approved by a corporation's shareholders, the Minnesota Control Share Acquisition Act provides that shares acquired in a control share acquisition in excess of any of the aforementioned thresholds will have no voting rights, unless voting rights are accorded such shares by (i) the affirmative vote of the holders of a majority of all shares entitled to vote, and (ii) the affirmative vote of the holders of a majority of all shares entitled to vote, excluding "Interested Shares." "Interested Shares" consist of all shares of the corporation's stock held by an "Acquiring Person," any officers of the corporation and any directors of the corporation who are also employees of the corporation. An "Acquiring Person" is any person that makes or proposes to make an acquisition of beneficial ownership of shares of the corporation's stock that would, when added to all other shares of stock of the corporation beneficially owned by such person, entitle such person immediately after such acquisition to exercise or direct the exercise of voting power over any of the percentage thresholds referred to above.


    The Minnesota Control Share Acquisition Act currently applies to Universal and its shareholders since neither Universal's Articles of Incorporation nor By-Laws contain a provision electing to opt out of the statute. In accordance with the Minnesota Control Share Acquisition Act, shares of Universal Common Stock acquired by 99CENTS Only Stores in the Exchange Offer will have no voting rights, unless the shareholders of Universal vote in favor of an amendment to the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders. Consummation of the Exchange Offer is conditioned upon, among other things, the approval of the amendment to Universal's By-Laws. This matter will be considered and voted upon by the holders of shares of Universal Common Stock at the Universal Special Meeting.

    The board of directors of Universal therefore recommends a vote for the proposed amendment to the By-Laws of Universal attached hereto as Annex C to this Proxy Statement/Prospectus which as permitted under the Minnesota Business Corporation Act, would render the control share acquisition provisions inapplicable to Universal and its shareholders and would avoid any limitation on the voting rights of 99CENTS Only Stores that would otherwise exist under the control share acquisition provisions.


UNIVERSAL RECORD DATE, QUORUM AND VOTE REQUIRED

    The Universal board of directors has fixed the close of business on July 9, 1998 as the Universal Record Date for the determination of shareholders entitled to notice of, or to vote at, the Universal Special Meeting and any of its adjournments or postponements. At the Universal Record Date, 9,393,328 shares of Universal Common Stock were outstanding. The shares of Universal Common Stock are the only outstanding shares of capital stock of Universal entitled to vote at the Universal Special Meeting. Each holder of record of shares of Universal Common Stock on the Universal Record Date is entitled to cast one vote per share, in person or by proxy, on all matters submitted to the shareholders for approval at the Universal Special Meeting. The presence at the Universal Special Meeting, in person or by proxy, of the holders of a majority of the shares of Universal Common Stock entitled to vote at the Universal Special Meeting is necessary to constitute a quorum.


    The approval of the amendment to Universal's By-Laws requires the affirmative vote, in person or by proxy, of a majority of all shares present and entitled to vote. At the Universal Record Date, 99CENTS Only Stores beneficially owned 4,500,000 shares of Universal Common Stock, the Principal Stockholders owned 994,092 shares of Universal Common Stock, and Universal's officers and its employees who are also directors beneficially owned 2,700 shares, representing in the aggregate approximately 58.5% of the outstanding shares of Universal Common Stock. Each of these holders has expressed an intent and/or agreed to vote in favor of the amendment to the By-Laws. Accordingly, if all such shares are voted in favor of the amendment to the By-Laws, the amendment is assured of approval. However, shareholders of Universal will still make their own decision whether to exchange shares of Universal Common Stock for shares of 99CENTS Only Stores Common Stock.



    THE CONSUMMATION OF THE EXCHANGE OFFER IS CONDITIONED UPON A FAVORABLE VOTE OF UNIVERSAL'S SHAREHOLDERS WITH RESPECT TO THE AMENDMENT TO UNIVERSAL'S BY-LAWS.


NO RECOMMENDATION OF THE UNIVERSAL BOARD OF DIRECTORS


    Although Houlihan Lokey has delivered an opinion to the Board of Directors of 99CENTS Only Stores to the effect that as of the date of such opinion, the Exchange Consideration to be furnished by 99CENTS Only Stores is fair to the holders of Universal Common Stock (other than 99CENTS Only Stores) from a financial point of view, due to the composition of the board of Universal including three designees of 99CENTS Only Stores and two designees of Universal, the Universal board of directors has decided to remain neutral with respect to the Exchange Offer and has not made a determination that the Exchange Offer is fair to or in the best interests of Universal and its shareholders. Further, the terms and conditions of the Exchange Offer were determined and established by 99 CENTS Only Stores and not pursuant to negotiations with Universal and Universal did not engage any legal or financial advisors for the purpose of evaluating the terms of the Exchange Offer or for the purpose of determining whether the Exchange Offer is fair to the shareholders of Universal. However, the Board of Directors of Universal does believe that the Exchange Offer represents an opportunity for the holders of Universal Common Stock to (i) receive a premium for their shares and (ii) exchange shares of Universal Common Stock for the common stock of a public company with more liquidity. The Board of Directors of Universal believes that although its shareholders should make their own decision whether to tender, the purpose behind the Minnesota Control Share Acquisition Act is to make difficult hostile acquisitions. 99 CENTS Only Stores already acquired 48% of the outstanding common stock of Universal in a friendly acquisition and the companies have


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worked together since November 1997. Accordingly, however, Universal has agreed to support the Exchange Offer. In addition, the Universal board of directors recommends a vote for the approval of an amendment to the By-Laws of Universal to provide that the Minnesota Control Share Acquisition Act will not apply to Universal or its shareholders. See "AGREEMENTS RELATING TO EXCHANGE OFFER--The Cooperation Agreement" and "BACKGROUND OF THE EXCHANGE OFFER AND RELATED MATTERS--No Recommendation of the Universal Board of Directors."


PROXIES; REVOCABILITY OF PROXIES

    All shares of Universal Common Stock represented by properly executed proxies received prior to or at the Universal Special Meeting, and not revoked, will be voted and will be voted in accordance with the instructions indicated in such proxies. The approval of the amendment to the By-Laws requires the affirmative vote of a majority of the shares of Common Stock of Universal present or represented and voting on the matter at the Universal Special Meeting. Abstentions will be deemed to be present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a shareholder has the same effect as a vote "against" the matter. Broker non-votes will not be deemed to be present or represented at the meeting and entitled to vote. Accordingly, broker non-votes will be treated as neither a vote "for" nor a vote "against" the matter. A shareholder may revoke his or her proxy at any time prior to its use by delivering to an officer of Universal a signed notice of revocation or a later dated signed proxy. Prior to the Universal Special Meeting, any written notice of revocation or subsequent proxy should be delivered to Universal International, Inc., 5000 Winnetka Avenue North, New Hope, Minnesota 55428, Attention: President or Chief Financial Officer, or hand delivered to the President or Chief Financial Officer of Universal at the aforementioned address, at or before the taking of the vote at the Universal Special Meeting.

APPRAISAL RIGHTS

    Holders of Universal Common Stock will not be entitled to appraisal rights in connection with the Exchange Offer.

PROXY SOLICITATION

    All expenses of this solicitation in connection with the Universal Special Meeting, including the cost of preparing and mailing this Proxy Statement/Prospectus, will be borne by 99CENTS Only Stores. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and 99CENTS Only Stores will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

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
                      COMPARISON OF RIGHTS OF SHAREHOLDERS
                      OF 99CENTS ONLY STORES AND UNIVERSAL

    The rights of the Universal shareholders are governed by Universal's Articles of Incorporation (the "Universal Articles") and By-Laws (the "Universal By-Laws") and the Minnesota Business Corporation Act (the "MBCA"). Upon consummation of the Exchange Offer, the Universal shareholders who tender their shares of Universal Common Stock will become shareholders of 99CENTS Only Stores and their rights as shareholders and the internal affairs of 99CENTS Only Stores will be governed by the General Corporation Law of the State of California (the "CGCL") and by 99CENTS Only Stores' Articles of Incorporation (the "99CENTS Only Stores Articles") and By-Laws (the "99CENTS Only Stores By-Laws"), which differ in certain material respects from the Universal Articles and the Universal By-Laws. The following is a summary of certain differences between the rights of Universal shareholders compared with those of 99CENTS Only Stores shareholders.

    The following discussion of the differences between the Universal Articles and the Universal By-Laws and the 99CENTS Only Stores Articles and 99CENTS Only Stores By-Laws is not intended to be complete and is qualified in its entirety by reference to the articles and by-laws of 99CENTS Only Stores and Universal. The CGCL and the MBCA are discussed herein as they supplement, modify or limit the provisions of each company's articles or by-laws. Certain significant differences which may affect the rights and interests of shareholders are summarized below in "CERTAIN DIFFERENCES BETWEEN CALIFORNIA AND MINNESOTA CORPORATION LAW."

AUTHORIZED CAPITAL STOCK

    UNIVERSAL. Universal is authorized to issue 75,000,000 shares of Common Stock, $.05 par value per share. As of June 9, 1998, 9,393,328 shares of Universal Common Stock were outstanding.

    99CENTS ONLY STORES. 99CENTS Only Stores is authorized to issue 40,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, no par value. The Board of Directors of 99CENTS Only Stores is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any Board resolution originally fixing the number of shares constituting any series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series. As of June 9, 1998, approximately 19,405,712 shares of 99CENTS Only Stores Common Stock and no shares of 99CENTS Only Stores Preferred Stock were outstanding.

BOARD OF DIRECTORS

    UNIVERSAL. Universal's By-Laws provide that the Universal board shall consist of one or more directors as determined by the shareholders prior to the election of directors. At March 31, 1998, the number of directors constituting the entire board was five. A director may serve for a fixed term specified by the shareholders at the time of election, which shall not exceed five years, or, if no term is specified at the time of election, the director's term shall expire at the next regular meeting of shareholders.

    99CENTS ONLY STORES. 99CENTS Only Stores' By-Laws provide that the number of directors constituting the entire Board shall be not less than seven (7) nor more than eleven (11) as fixed by a duly adopted resolution of the Board. At March 31, 1998, the number of directors constituting the entire Board was eight
(8). The 99CENTS Only Stores By-Laws also provide that an amendment to the Articles or the Bylaws reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting to its adoption in the case of action by written consent are equal to more than 16 2/3% of the outstanding shares entitled to vote.

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
REMOVAL OF DIRECTORS

    UNIVERSAL. Under the MBCA, unless modified by the articles, the bylaws or a shareholder control agreement, any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them, except for those corporations with cumulative voting. The Universal By-Laws provide that any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them.

    99CENTS ONLY STORES. The CGCL provides that any or all directors may be removed without cause if the removal is approved by the holders of a majority of the outstanding shares; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected. The CGCL provides that any or all of the directors may be removed from office, without cause, if such removal is approved by a vote of a majority of the outstanding shares entitled to vote.

VOTING RIGHTS

    UNIVERSAL. The MBCA provides that unless otherwise provided in the articles, in the terms of the shares or pursuant to the Minnesota Control Share Acquisition Act, a shareholder has one vote for each share held. The Universal Articles make no provision for the amount of votes per share, and thus each holder of Universal Common Stock is entitled to one vote per share on all matters to be voted upon by Universal shareholders, except as otherwise provided in the Minnesota Control Share Acquisition Act. The Universal By-Laws provide that the holders of shares entitled to vote for directors of Universal may, by unanimous affirmative vote, take any action that Chapter 302A of the MBCA requires or permits the board to take or the shareholders to take after action or approval of the board.

    99CENTS ONLY STORES. Each shareholder is entitled to one vote for each share held of record on all matters to be voted on by the shareholders.

CUMULATIVE VOTING

    UNIVERSAL. The Universal Articles provides that there shall be no cumulative voting by its shareholders.

    99CENTS ONLY STORES. The 99CENTS Only Stores Articles provide that shareholders may not cumulative votes in the election of directors as long as 99CENTS Only Stores is a "listed corporation" within the meaning of Section
301.5 of the CGCL. A "listed corporation" includes a corporation, such as 99CENTS Only Stores, with outstanding shares listed on the New York Stock Exchange. Accordingly, cumulative voting currently is not permitted in the election of directors.

NOTICE OF SHAREHOLDER MEETINGS

    UNIVERSAL. Pursuant to the Universal By-Laws, notice of all meetings of shareholders shall be given to every holder of shares entitled to vote at such meeting between 3 and 60 days before the date of the meeting. The notice shall contain the date, time and place of the meeting, and any other information required under the MBCA. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting.

    99CENTS ONLY STORES. The 99CENTS Only Stores By-Laws provide that written notice of each meeting of shareholders, annual or special, shall be given to each shareholder entitled to vote thereat, not

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
less than 10 nor more than 60 days before the date of the meeting. The notice of each such annual or special meeting of shareholders shall state the place, the date, and the hour of the meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted at the meeting (and no other business may be transacted at the meeting), or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intend to present for action by the shareholders, and any proper matter may be presented at the meeting for action, provided, however, that the notice shall specify the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director pursuant to Section 310 of the CGCL, (ii) amendment of the Articles of Incorporation pursuant to Section 902 of the CGCL , (iii) a reorganization of the corporation pursuant to Section 1201 of the CGCL, (iv) voluntary dissolution of the corporation pursuant to Section 1900 of the CGCL or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, pursuant to Section 2007 of the CGCL. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

SPECIAL MEETINGS OF SHAREHOLDERS

    UNIVERSAL. The Universal By-Laws provide that special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, the Treasurer, or two or more directors. Under the MBCA, a special meeting of the shareholders may also be called by the Chief Financial Officer. A special meeting of the shareholders may also be called by the board upon written notice of demand given to the Chief Executive Officer or Treasurer of Universal by a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote.

    99CENTS ONLY STORES. The 99CENTS Only Stores By-Laws provide that special meetings of the shareholders for the purpose of taking any action which the shareholders are permitted to take under the CGCL may be called at any time by the Chairman of the Board or the President, or by the Board, or by any Vice President, or by one or more shareholders entitled to cast not less than ten percent of the votes of the meeting.

SHAREHOLDER ACTIONS BY WRITTEN CONSENT

    UNIVERSAL. Section 302A.441 of the MBCA provides that an action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action. The Universal By-Laws provide that an action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

    99CENTS ONLY STORES. Section 603 of CGCL states that unless otherwise provided in the articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The 99CENTS Only Stores Articles expressly provide that the right of the shareholders to take action by written consent is eliminated.

AMENDMENTS TO ARTICLES OF INCORPORATION

    UNIVERSAL. Under the MBCA, amendments to Universal's Articles, unless otherwise specified in the Articles, generally must be approved by the affirmative vote of holders of a majority of the voting power of all shares present and entitled to vote on the amendment, unless a class vote is required. Universal's Articles do not contain any super-majority or other restrictions on amendment of the Articles.

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
    99CENTS ONLY STORES. Under the CGCL, unless otherwise specified in the company's articles of incorporation, an amendment to such articles of incorporation may be adopted if approved by the board and approved by the affirmative vote of holders of the shares of stock entitled to vote thereon, unless a class vote is required. The 99CENTS Only Stores Articles do not contain any super-majority or other restrictions on amendment of the Articles.

AMENDMENTS TO BY-LAWS


    UNIVERSAL. The Universal By-Laws provide that they may be amended or altered by the board at any meeting. By-Laws amended or altered by the board may be amended or repealed by the shareholders in accordance with the applicable provisions of the MBCA. Under the MBCA, unless reserved by the articles to the shareholders, the power to adopt, amend, or repeal the by-laws is vested in the board. The power of the board is subject to the power of the shareholders, to adopt, amend, or repeal by-laws adopted, amended, or repealed by the board. Further, after the adoption of the initial by-laws, under the MBCA, the board cannot adopt, amend or repeal a by-law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a by-law to increase the number of directors. If a shareholder or shareholders holding three percent or more of the voting power of the shares entitled to vote propose a resolution for action by the shareholders to adopt, amend, or repeal by-laws adopted, amended, or repealed by the board and the resolution sets forth the provision or provisions proposed for adoption, amendment, or repeal, the limitations and procedures for submitting, considering, and adopting the resolution are the same as those for an amendment of the articles of incorporation.


    99CENTS ONLY STORES. The CGCL provides that by-laws may be adopted, amended or repealed either by affirmative vote of the holders of capital shares entitled to vote thereon or by approval of the board. Moreover, the articles or by-laws may restrict or eliminate the power of the board to adopt, amend or repeal any or all by-laws. The 99CENTS Only Stores By-Laws provide that by-laws may be adopted, amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote. In addition, by-laws other than a by-law or an amendment of a by-law changing the authorized number of directors, may be adopted, amended or repealed by the board of directors. By-Laws adopted, amended or repealed by the board may be adopted, amended or repealed by the shareholders in accordance with the applicable provisions of the CGCL.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    For a discussion of Indemnification of Officers and Directors for both 99CENTS Only Stores and Universal, refer to "CERTAIN DIFFERENCES BETWEEN CALIFORNIA AND MINNESOTA CORPORATION LAW."

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
                   CERTAIN DIFFERENCES BETWEEN CALIFORNIA AND
                           MINNESOTA CORPORATION LAW

    The rights of Universal shareholders who become shareholders of 99CENTS Only Stores will be governed by the CGCL rather than the MBCA. The MBCA and the CGCL differ in many respects and, consequently, it is not practical to summarize all of such differences. In addition to matters discussed elsewhere in this Proxy Statement/Prospectus, and the differences described under "COMPARISON OF RIGHTS OF SHAREHOLDERS OF 99CENTS ONLY STORES AND UNIVERSAL," the following is a summary of certain significant differences which may affect the rights and interests of the shareholders of Universal.

VOTE REQUIRED FOR CERTAIN MERGERS


    Both the MBCA and CGCL require that certain mergers and statutory share exchanges be approved by a majority of the outstanding shares entitled to vote thereon. Under the MBCA, a vote of the shareholders of the surviving corporation in a merger is not required where there is no amendment of the corporation's articles, each holder of shares of the corporation that were outstanding immediately before the effective time of the transaction will hold the same number of shares with identical rights immediately after the effective time, and if a change in the corporation's outstanding stock is involved, the merger results in no more than a 20% increase in the voting power of the outstanding stock, and in no more than a 20% increase in the number of shares entitled to participate without limitation in corporate distributions. A statutory share exchange requires the approval only of the shareholders of the corporation whose shares will be acquired by the acquiring corporation in the statutory share exchange. Under the CGCL no approval of the outstanding shares is required in the case of any corporation if such corporation, or its shareholders immediately before the merger, shall own equity securities, other than any warrant or right to subscribe to or purchase such equity securities, of the surviving or acquiring corporation possessing more than five-sixths of the voting power of the surviving or acquiring corporation.


LOANS TO DIRECTORS, OFFICERS AND EMPLOYEES

    The MBCA permits loans to be made to a director, officer or employee of the corporation if the board of directors finds that the loan will benefit the corporation or a related organization. The CGCL permits loans to be made to directors, officers or employees (i) as an advance for anticipated reasonable expenses to be incurred in the performance or his or her duties, (ii) with approval of a majority of the shareholders, or (iii) by the board alone if certain corporate procedures are followed.

PREEMPTIVE RIGHTS

    Under the MBCA, unless denied or limited in the articles of incorporation, shareholders have preemptive rights to acquire a certain fraction proportionate to the shares held when the corporation proposes to issue new or additional shares or rights to purchase shares of the same series or class held by the shareholder unless the shares are issued (i) for consideration other than money,
(ii) pursuant to a plan of merger, (iii) pursuant to a shareholder approved employee incentive plan, (iv) pursuant to a court approved reorganization, or
(v) as part of a public offering. The CGCL provides that unless the articles provide otherwise, the board may issue shares, options or securities having conversion or option rights without first offering them to shareholders of any class.

    The Universal Articles provide that the shareholders of the company shall not have preemptive rights to subscribe for or acquire shares of any class or series of the company.

    The 99CENTS Only Stores Articles make no provision for shareholder rights of preemption.

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DIVIDENDS

    Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchase of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities or, if the average earnings of the corporation before taxes on income and interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for those fiscal years, at least equal to 1 1/4 times its current liabilities; provided, however, that in determining the amount of the assets of the corporation profits derived from an exchange of assets shall not be included unless the assets received are currently realizable in cash; and provided, further, that for the purpose of this rule "current assets" may include net amounts which the board has determined in good faith may reasonably be expected to be received from customers during the 12-month period used in calculating current liabilities pursuant to existing contractual relationships obligating those customers to make fixed or periodic payments during the term of the contract. Under California law, there are certain additional regulations to the foregoing rules for repurchases of shares.

    Under Minnesota law, the board may authorize and cause the corporation to make a distribution only if the board determines that the corporation will be able to pay its debts in the ordinary course of business after making the distribution and the board does not know before the distribution is made that the determination was or has become erroneous. The right of the board to authorize, and the corporation to make, distributions may be prohibited, limited, or restricted by, or the rights and priorities of persons to receive distributions may be established by, the articles or by-laws or an agreement. The MBCA is therefore somewhat more flexible with respect to the payment of dividends than the CGCL.

    Universal has not paid any cash dividends on the Universal Common Stock within the past 10 years. According to Universal's Annual Report on Form 10-K for the year ended December 31, 1997, Universal presently intends to continue to retain any earnings in connection with its business. In addition, dividends currently are prohibited by the terms of Universal's revolving credit agreement. Universal, therefore, does not anticipate paying dividends on the Universal Common Stock in the foreseeable future.

    99CENTS Only Stores has not paid any cash dividends on the 99CENTS Only Stores Common Stock since its initial public offering in May 1996. 99CENTS Only Stores anticipates that all of its income in the foreseeable future will be retained for the development and expansion of its business and therefore does not anticipate paying dividends on the 99CENTS Only Stores Common Stock in the foreseeable future.

RIGHTS OF DISSENTING SHAREHOLDERS

    Under both the CGCL and the MBCA, a dissenting shareholder of a corporation participating in certain transactions may, in certain circumstances, receive cash in the amount of the fair value of his or her shares in lieu of the consideration otherwise receivable in the transaction.

    The CGCL does, in general, afford dissenters' rights in a share for share exchange, a sale of assets, reorganization or a merger. In the case of a corporation whose shares are listed on a national securities exchange, dissenters' rights would nevertheless be available in certain transactions for any shares with respect to which there are certain restrictions on transfer and for any class with respect to which the holders of five percent or more of the class claim dissenters' rights. Also, under the CGCL shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, will own immediately after the reorganization more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    Under the MBCA, a shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, certain transactions. Unless the corporation's articles or bylaws, or a resolution approved by the corporation's board otherwise provide, the right to obtain payment upon dissent does not apply to a shareholder of the surviving corporation in a merger if the shares of the shareholder are not entitled to be voted on the merger.

INSPECTION OF LIST OF SHAREHOLDERS

    Both the CGCL and the MBCA allow a corporation's shareholders to inspect a list of shareholders for a purpose reasonably related to a person's interest as a shareholder.

    Under the CGCL, a shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of a corporation or who hold at least one percent of those voting shares and have filed a Schedule 14A with the Securities and Exchange Commission shall have an absolute right to (1) inspect and copy the record of shareholders' names and addresses and share holdings during usual business hours upon five business days' prior written demand upon the corporation, or (2) obtain from the transfer agent for the corporation, upon written demand and upon the tender of usual charges for such a list, a list of the shareholders' names and addresses who are entitled to vote for the election of directors, and their share holdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

    The MBCA provides that a shareholder, beneficial owner, or a holder of a voting trust certificate of a publicly held corporation has, upon written demand a right at any reasonable time to examine and copy the corporation's share register and other corporate records reasonably related to the purpose stated in the demand and described with reasonable particularity in the written demand upon demonstrating the stated purpose is a proper purpose.

BUSINESS COMBINATIONS/ANTI-TAKEOVER LAWS

    Section 302A.673 of the MBCA provides that an "issuing public corporation" (one which is incorporated under or governed by the MBCA and has at least 100 shareholders or, if a publicly held corporation, at least 50 shareholders) may not engage in any of a broad range of business combinations, including a merger, with a person, or affiliate or associate of a person, that acquires beneficial ownership of 10 percent or more of the voting stock of that corporation (i.e., an interested shareholder) for a period of four years following the date that the person became a 10 percent shareholder (the share acquisition date) unless, prior to the share acquisition date, a special committee of the board of directors of the corporation consisting solely of all disinterested directors approves either the business combination or the acquisition of shares. The MBCA permits a corporation to "opt out" of the business combination statute by electing to do so in its articles or by-laws approved by its shareholders effective 18 months after the approval. Neither the Universal Articles nor the Universal By-Laws contain such an "opt out" provision.

    In November 1997, 99CENTS Only Stores became an interested shareholder of Universal when it acquired shares representing 48% of the outstanding Universal Common Stock. 99CENTS Only Stores' acquisition of the Universal Common Stock, while unanimously approved by Universal's full board of directors, was not approved by a separate committee of Universal's board of directors consisting solely of disinterested directors. Accordingly, upon completion of the Exchange Offer, and if Universal is still considered an "issuing public corporation", 99CENTS Only Stores may be unable to acquire by way of merger or other form of business combination any shares of Universal Common Stock that were not tendered to 99CENTS Only Stores in the Exchange Offer. As a result, 99CENTS Only Stores may not be able to acquire 100% of the Universal Common Stock until November 2001.

    The CGCL does not contain a similar provision.

    Immediately after the Effective Date, Universal shareholders who tender their shares will become 99CENTS Only Stores shareholders and therefore will no longer benefit from the protections of Section 302A.673 of the MBCA. This law was designed to make more difficult certain kinds of "unfriendly" corporate takeovers or other transactions involving a corporation and one or more of its significant shareholders. Section 302A.673 regulates large accumulations of shares, including those made by tender offers and it has the effect of significantly delaying a purchaser's ability to acquire the entire interest in Universal if such acquisition is not approved by a committee of the board of directors of Universal consisting solely of all disinterested directors.

    The MBCA includes four other provisions relating to takeovers. First, the MBCA contains a provision which prohibits a publicly-held corporation from entering into or amending agreements (commonly referred to as golden parachutes) that increase current or future compensation of any officer or director during any tender offer or request or invitation for tenders (other than routine agreements or routine increases in compensation). Second, the MBCA contains a provision which limits the ability of a corporation to pay greenmail. The statute provides that a publicly held corporation is prohibited from purchasing or agreeing to purchase any shares from a person who beneficially owns more than five percent of the voting power of the corporation if the shares had been beneficially owned by that person for less than two years, and if the purchase price would exceed the market value of those shares. However, such a purchase will not violate the statute if the purchase is approved at a meeting of the stockholders by a majority of the voting power of all shares entitled to vote or if the corporation's offer is of at least equal value per share and to all holders of shares of the class or series and to all holders of any class or series into which the securities may be converted. Third, the MBCA also authorizes the board of directors, in considering the best interests of the corporation with respect to a proposed acquisition of an interest in the corporation, to consider the interest of the corporation's employees, customers, suppliers and creditors, the economy of the state and nation, community and social considerations and the long-term as well as short term interests of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the corporation. The MBCA also provides that for two years following the last purchase of shares pursuant to a tender offer (in the nature of the Exchange Offer), an acquiror may not acquire shares unless the shareholder is given an opportunity to dispose of the shares upon substantially equivalent terms as those provided in the tender offer.

    The CGCL does not contain a similar provision.

    Section 302A.671 of the MBCA contains provisions which, among other things, provide that a person who acquires stock in excess of certain thresholds beginning with 20% of the outstanding stock, may not vote shares which exceed the thresholds, unless the affirmative vote of a majority of the voting power of the corporation entitled to vote (excluding all shares held by the acquiring person, any officer of the corporation and any employee director of the corporation), permits such shares to have full voting rights. The effect of this provision may be to give the board more bargaining power in the event of an unsolicited tender offer. See "THE UNIVERSAL SPECIAL MEETING."

    The CGCL does not contain a similar provision.

INDEMNIFICATION AND LIMITATION OF LIABILITY

    California and Minnesota have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation eliminating the liability of a director of the corporation for monetary damages for breach of the director's fiduciary duty of care. Indeed, the 99CENTS Only Stores Articles and the Universal Articles include such a provision.

    The CGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (including any person who is or was a director, officer, employee or other agent of the corporation) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful. Moreover a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

    The CGCL also provides that the articles of a company may set forth a provision, eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders, as set forth in Section 309 of the CGCL, provided, however, that (A) such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,
(ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310, or (vii) under Section 316, (b) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The 99CENTS Only Stores Articles provide for such a provision which states that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    The CGCL also provides that the articles of a company may also set forth a provision authorizing, the indemnification of agents (as defined in Section 317) in excess of that expressly permitted under California law for those agents of the corporation for breach of duty to the corporation and its stockholders, provided, however, that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability. The 99CENTS Only Stores Articles provide that (i) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of law; and (ii) the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements, as well as enter into contracts providing indemnification, to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect the indemnification as provided therein, or elsewhere.

    Unless limited by the articles of incorporation or by-laws of a corporation, the MBCA provides for mandatory indemnification of a director, officer, employee or committee member against certain liabilities and expenses if such person (i) acted in good faith; (ii) received no improper personal benefit; (iii) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (iv) depending upon the capacity in which such person was serving, either believed the conduct was in the best interests or, was not opposed to the best interests, of the corporation.

    The Universal Articles provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation's stock under Section 559 of the MBCA (illegal distributions) or on violations of federal or state securities laws; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date of such Article. If the MBCA thereafter is amended to authorize the further elimination or limitation of the liability of directors, than the liability of a director of the corporation in addition to the limitation on personal liability provided in the Article, shall be limited to the fullest extent permitted under the amended MBCA.

DISSOLUTION

    Under the CGCL, shareholders holding fifty percent or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's Board of Directors, and this right may not be modified by the corporation's articles of incorporation.

    The MBCA provides that a corporation may be dissolved by the voluntary action of holders of a majority of a corporation's shares entitled to vote at a meeting called for the purpose of considering such dissolution. The MBCA also provides that a court may dissolve a corporation in an action by a stockholder where: (a) the situation involves a deadlock in the management of corporate affairs and the stockholders cannot break the deadlock; (b) the directors have acted fraudulently, illegally, or (if the corporation is not publicly held) in a manner unfairly prejudicial to the corporation; (c) the stockholders are divided in voting power for two consecutive regular meetings to the point where a successor directors are not elected; (d) there is a case of misapplication or waste of corporate assets; or (e) the duration of the corporation has expired.

                                 LEGAL OPINION

    The legality of the 99CENTS Only Stores Common Stock to be issued in connection with the Exchange Offer is being passed on by the law firm of Troop Meisinger Steuber & Pasich, LLP, Los Angeles, California.

                                    EXPERTS

    The audited financial statements of 99CENTS Only Stores as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in giving said reports.

    The audited consolidated financial statements of Universal as of December 31, 1997, and for the year ended December 31, 1997, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in giving said reports. Reference is made to said report which includes an explanatory paragraph that describes Universal's ability to continue as a going concern.

    The consolidated balance sheet of Universal International, Inc. as of December 31, 1996, and the consolidated statements of operations, stockholders' equity and cash flows and the financial statement schedule for each of the two years in the period ended December 31, 1996, incorporated by reference in this Registration Statement, have been incorporated by reference herein in reliance on the reports, which include an explanatory paragraph related to going concern considerations, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    ANNEX A

                             COOPERATION AGREEMENT

    This Agreement is made and entered into as of March 4, 1998, by and between Universal International, Inc., a Minnesota corporation ("UNIVERSAL") and 99CENTS Only Stores, a California corporation ("99CENTS ONLY") with respect to the following:

                                R E C I T A L S

    WHEREAS, on November 17, 1997, 99CENTS Only acquired 4,500,000 shares of the common stock, $0.001 par value per share (the "Common Stock"), of Universal, representing approximately 48% of the outstanding Common Stock;

    WHEREAS, on February 17, 1998, 99CENTS Only publicly announced that it had made a proposal to the Board of Directors of Universal to acquire 100% of the outstanding Common Stock of Universal for an exchange ratio of one share of 99CENTS Only for each 16 shares of Universal Common Stock;

    WHEREAS, 99CENTS Only has determined to effect the acquisition by an exchange offer (the "Offer") to all of the Universal stockholders;

                               A G R E E M E N T

    NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, the parties to this Agreement hereby agree as follows:

    1. AGREEMENT TO SUPPORT TENDER OFFER GENERALLY. Universal agrees to support the Offer by 99CENTS Only and not to make any statement privately or publicly opposing the Offer. Universal hereby agrees to cooperate generally with 99CENTS Only in the Offer by providing access during normal business hours to the books and records of Universal, as well as to Universal's officers and directors for purposes of providing information to make all appropriate filings under the applicable federal and state laws. Furthermore, Universal agrees to assist 99CENTS Only in soliciting proxies in favor of affording voting rights to the shares of Universal acquired by 99CENTS Only in the Offer.

    2. SCHEDULE 14D-9. Universal hereby agrees to file with the Securities and Exchange Commission ("SEC") in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), its Solicitation Recommendation Statement on Schedule 14D-9 pertaining to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9") and to mail promptly (but in no event later than as is required by applicable law) the
Schedule 14D-9 to the stockholders of Universal. Universal agrees that in the
Schedule 14D-9 it will not oppose the Offer and will either support the Offer or take a position neutral to the position of 99CENTS Only. Universal shall provide to 99CENTS Only and its counsel draft copies of the Schedule 14D-9 as soon as practicable prior to its filing with the SEC such that 99CENTS Only and its legal counsel shall have a reasonable opportunity to review and comment on the
Schedule 14D-9. Universal shall provide to 99CENTS Only and its counsel in writing any comments Universal or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 as soon as practicable after the receipt thereof. Universal represents and warrants to 99CENTS Only that the
Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and the securities laws of the State of Minnesota. Each of 99CENTS Only and Universal represents and warrants to the other that the information provided and to be provided by 99CENTS Only and Universal, as the case may be, by or through their respective representatives for use in the Schedule 14D-9 shall not, on the date filed with the SEC, on the dates first published or sent or given to the stockholders of Universal and on the expiration date of the Offer, contain any untrue statement of a material fact with respect to such party or omit to state any material fact with respect to such party required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Universal and 99CENTS Only each agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and Universal further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to stockholders of Universal to the extent required by applicable federal securities laws and the Minnesota Business Corporation Act ("Minnesota Laws").

    3. STOCKHOLDER LISTS. In connection with the Offer, Universal will promptly furnish 99CENTS Only with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of Universal Common Stock as of a recent date and shall furnish 99CENTS Only with such additional information and assistance as 99CENTS Only or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Universal Common Stock. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer documents, 99CENTS Only and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listing and files only in connection with the Offer and, if this Agreement shall be terminated, will deliver to Universal all copies of such information then in their possession.

    4. COMPOSITION OF THE BOARD OF DIRECTORS; SECTION 14(f). (a) In the event that immediately following the Offer, 99CENTS Only owns at least a majority of the Universal Common Stock outstanding, 99CENTS Only shall be entitled to designate for appointment or election to Universal's Board of Directors and any committee thereof, upon written notice to Universal, that number of directors equal to the product of (i) the number of directors on the Universal Board of Directors or the applicable committee and (ii) the percentage which the number of shares of Universal Common Stock held by 99CENTS Only after the Offer bears to the total number of shares of Universal Common Stock outstanding, rounded up to the next whole number. Prior to consummation of the Offer, the Board of Directors of Universal will use its best efforts to either adopt an amendment to Universal's By-Laws to provide in effect that upon the request of 99CENTS Only following the acquisition by 99CENTS Only of a majority of the shares of Universal Common Stock outstanding pursuant to the Offer, the number of members of Universal's Board of Directors and any committee thereof shall be increased to the extent necessary to provide the persons designated by 99CENTS Only pursuant to this Section with representation on the Board of Directors and its committees, or will obtain the resignation of such number of directors as is necessary to enable such number of 99CENTS Only designees to be so elected.

    (b) Universal's obligations to cause designees of 99CENTS Only to be elected or appointed to the Board of Directors of Universal and any committee thereof shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Universal shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section and shall include in the Schedule 14D-9 such information with respect to 99CENTS Only and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section. 99CENTS Only will supply to Universal in writing any information with respect to it and its nominees, officers, directors and affiliates required by such Section and Rule.

    5. APPROVAL OF THE STOCKHOLDERS. Pursuant to the requirements of Section 302A.671 of the Minnesota Laws, the Offer requires (i) the affirmative vote of the holders of a majority of the voting power of all shares of Common Stock of Universal entitled to vote, including all shares held by 99CENTS Only, and (ii) the affirmative vote of the holders of a majority of the voting power of all shares of Common Stock of Universal entitled to vote, excluding the shares held by 99CENTS Only, and shares held by officers and employee directors of Universal. Without the affirmative vote of the stockholders of Universal, the shares of Universal Common Stock acquired by 99CENTS Only representing over 50% of the outstanding Common Stock of Universal would be denied voting rights. In accordance with Section 302A.671, 99CENTS Only and Universal shall cooperate to prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"), a portion of which shall include a proxy statement (the "Offer Proxy Statement/Prospectus") with respect to a meeting of stockholders of Universal to vote on the Offer for purposes of Section 302A.671 of the Minnesota Laws. Each of 99CENTS Only and Universal represents and warrants to the other that the information provided and to be provided by 99CENTS Only and Universal, as the case may be, by or through their respective representatives for use in the Registration Statement shall not, and on the date filed with the SEC, and with respect to the Offer Proxy Statement/ Prospectus, on the dates first published or sent or given to the holders of Universal Common Stock, contain any untrue statement of a material fact with respect to such party or omit to state any material fact with respect to such party required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Universal and 99CENTS Only each agrees to correct promptly any information provided by it for use in the Offer Proxy Statement/Prospectus if and to the extent that it shall have become false or misleading in any material respect, and 99CENTS Only further agrees to take all steps necessary to cause the Registration Statement as so corrected to be filed with the SEC and for the Offer Proxy Statement/Prospectus to be disseminated to the holders of shares of Universal Common Stock, in each case as and to the extent required by applicable federal securities laws and the Minnesota Laws. Universal agrees to use its best efforts to obtain the approval of its stockholders pursuant to Section 302A.671 of the Minnesota Laws.

    6.  TAKEOVER PROVISIONS INAPPLICABLE; AMENDMENT TO RIGHTS
AGREEMENT. Universal agrees to take all necessary action to approve an amendment of the Rights Agreement, dated as of April 19, 1996 (the "Rights Agreement"), between Universal and Norwest Bank Minnesota, N.A., as rights agent Rights Agreement so that (a) none of the execution or delivery of this Agreement, the making of the Offer, the acceptance for payment or payment for shares of Universal Common Stock by 99CENTS Only pursuant to the Offer or the consummation of any other transaction with 99CENTS Only will result in (i) the occurrence of the "Distribution Date" described under Section 3 of the Rights Agreement, or (ii) the common stock purchase rights (the "Company Rights") issued pursuant to the Rights Agreement becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing Universal Common Stock, or (b) the Company Rights will be redeemed prior to 99CENTS Only becoming an "Acquiring Person" pursuant to the terms of the Rights Agreement.

    7. FILINGS. 99CENTS Only and Universal agree to (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to consummation of the Offer, and which consents, approvals, permits or authorizations are required to be obtained from states and foreign jurisdictions in connection with the consummation of the Offer and (ii) timely making such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Offer.

    8. TERMINATION. This Agreement may be terminated (i) by either 99CENTS Only or Universal if the Offer shall not have been consummated on or before September 30, 1998 or (ii) by the mutual written consent of Universal and 99CENTS Only authorized by their respective Boards of Directors. If this Agreement is terminated pursuant to this Section, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

    9.  MISCELLANEOUS.

        (a) SEVERABILITY. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

        (b) GOVERNING LAW. Except to the extent that the laws of Minnesota are mandatorily applicable to the Offer, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any U.S. federal court located in the City of Los Angeles. The parties hereto hereby (i) submit to the exclusive jurisdiction of any U.S. federal court located in the City of Los Angeles for the purpose of any action arising out of or based upon this Agreement or the Offer brought by any party hereto, and (ii) waive, and agree not to assert by way of motion, as a defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the Offer may not be enforced in any or by any of the above-named courts.

        (c) NO ADVERSE CONSTRUCTION. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or any provisions hereof.

        (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (e) COSTS AND ATTORNEYS' FEES. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

        (f) SUCCESSORS AND ASSIGNS. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

        (g) AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders, but after any such approval, no amendment shall be made which changes the consideration to be paid to the stockholders pursuant to the Offer, or which is otherwise not permitted by the California or Minnesota Laws, without the further approval of the stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        (h) BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                99CENTS ONLY STORES
                                A CALIFORNIA CORPORATION

                                By:  /s/ DAVID GOLD
                                     -----------------------------------------
                                     Name: David Gold
                                     Title: President and Chief Executive
                                     Officer

                                UNIVERSAL INTERNATIONAL, INC.
                                A MINNESOTA CORPORATION

                                By:  /s/ RICHARD ENNEN
                                     -----------------------------------------
                                     Name: Richard Ennen
                                     Title: President and Chief Executive
                                     Officer

                                    ANNEX B

     [LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.]

April 20, 1998

To the Board of Directors of
99CENTS Only Stores

Gentlemen:

We understand that 99CENTS Only Stores ("99") owns approximately 48 percent of the outstanding stock of Universal International, Inc. ("Universal" or the "Company"). Universal has received an offer from 99 to acquire the publicly traded securities of Universal not owned by 99, in exchange for shares of common stock of 99. 99 proposes to issue to the public stockholders of Universal one share of common stock of 99 for each 16 shares of common stock held by the public stockholders of Universal. Such transaction and all related transactions are referred to collectively herein as the "Transaction."

The Board of Directors of 99 has requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address 99 or the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at the request of the Board of Directors of 99, we have not negotiated the Transaction or advised the participating parties with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

      1. reviewed the Company's annual reports to shareholders and on Form 10-K for the three fiscal years ended 1997 and quarterly reports on Form 10-Q for the period ended September 30, 1997, and Company-prepared interim financial statements for the period ended November 30, 1997, which certain members of the Company's Board of Directors has identified as being the most current financial statements available;

      2. reviewed 99's annual reports to shareholders on Form 10-K for the five fiscal years ended 1997 and quarterly reports on Form 10-Q for the period ended September 30, 1997;

      3. reviewed copies of the following: (i) Cooperation Agreement; (ii) Irrevocable Proxy; (iii) Option and Consulting Agreements; and (iv) Stockholder Support Agreements;

      4. reviewed a final draft of the Form S-4 with respect to the Transaction, dated April 16, 1998;

      5. met with certain members of the senior management of 99 to discuss the operations, financial condition, future prospects and projected operations and performance of 99; and met with certain members of the Board of Directors of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

      6. visited certain facilities and business offices of 99;

      7. reviewed forecasts and projections prepared by certain members of the Board of Directors of the Company with respect to the Company for the years ended December 31, 1998 and 1999;

      8. reviewed forecasts and projections prepared by 99's management with respect to 99 for the year ended December 31, 1998;

To The Board of Directors of
99CENTS Only Stores
April 20, 1998

      9. reviewed the historical market prices and trading volume for the Company's and 99's publicly traded securities;

     10. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company and 99, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

     11. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

     12. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and 99, and that there has been no material change in the assets, financial condition, business or prospects of the Company and 99 since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company or 99 and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or
99. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.


Based upon the foregoing and in reliance thereon, it is our opinion that the consideration to be received by the public shareholders of Universal International, Inc. in connection with the Transaction is fair to them from a financial point of view.



This Opinion is furnished to you for your benefit and for the benefit of the public shareholders of Universal International, Inc. in connection with the Transaction and may not be relied on by any other person for any other purpose.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                    ANNEX C



                           BY-LAW AMENDMENT REGARDING
                         CONTROL SHARE ACQUISITION ACT



    SECTION 7.5 INAPPLICABILITY OF CONTROL SHARE ACQUISITION STATUTE.  Neither
Section 302A.671 of the Minnesota Business Corporation Act nor any successor statute thereto shall apply to, or govern in any manner, the Corporation or any control share acquisition of shares of capital stock of the Corporation or limit in any respect the voting or other rights of any existing or future shareholder of the Corporation or entitle the Corporation or its shareholders to any redemption or other rights with respect to outstanding capital stock of the Corporation that the Corporation or its shareholders would not have in the absence of Section 302A.671 of the Minnesota Business Corporation Act or any successor statute thereto.

    Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for Universal Common Stock and any other required documents should be sent by each holder of Universal Common Stock or his broker-dealer, commercial bank, trust company or other nominee to the Exchange Agent as follows:

                             THE EXCHANGE AGENT IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY


                                   BY OVERNIGHT COURIER
          BY MAIL:                       DELIVERY:                      BY HAND:
    Shareholder Services           Shareholder Services           Shareholder Services
       40 Wall Street                 40 Wall Street                 40 Wall Street
         46th Floor                     46th Floor                     46th Floor
  New York, New York 10005       New York, New York 10005       New York, New York 10005



Facsimile for Eligible Institutions: (718) 921-8334



Confirmation by telephone to: (800) 937-5449



    Questions or requests for assistance may be directed to the Dealer Manager at its address and telephone number listed below. Additional copies of this Proxy Statement/Prospectus, the Letter of Transmittal and other tender offer materials may also be obtained from the Information Agent or the Dealer Manager. You may also contact your broker-dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.



                           THE INFORMATION AGENT IS:



                           [MACKENZIE PARTNERS, INC.]

                                156 FIFTH AVENUE
                            NEW YORK, NEW YORK 10010
                         (212) 929-5500 (CALL COLLECT)
                        OR CALL TOLL FREE (800) 322-2885



                             THE DEALER MANAGER IS:


                               PIPER JAFFRAY INC.
                             222 South Ninth Street
                          Minneapolis, Minnesota 55402
                                 (612) 342-6221

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

    The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

    Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

    The Registrant maintains director and officer liability insurance.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    a.  Exhibits


EXHIBIT
NUMBER EXHIBIT DESCRIPTION
------ --------------------------------------------------------------------------
  2.1  Agreement and Plan of Reorganization dated as of March 24, 1998, by and among the Registrant, Odd's-N-End's Acquisition Corp. and Odd's-N-End's,
         Inc.(3)

  3.1  Amended and Restated Articles of Incorporation of the Registrant.(3)

  3.2  Amended and Restated Bylaws of the Registrant.(1)

  4.1  Specimen certificate evidencing Common Stock of the Registrant.(1)

  5.1  Opinion of Troop Meisinger Steuber & Pasich, LLP.(4)

  8.1  Opinion of Troop Meisinger Steuber & Pasich, LLP regarding tax matters.*

 10.1  Form of Indemnification Agreement and Schedule of Indemnified Parties.(1)

 10.2  Business Loan Agreement, dated January 21, 1997, by and between the
         Registrant and Bank of America National Trust and Savings Association;
         Amendment No. 1 thereto, dated May 20, 1997; and Amendment No. 2 thereto, dated December 11, 1997.(2)

 10.3 Form of Tax Indemnification Agreement, between and among the Registrant and the Existing Shareholders.(1)

 10.4  1996 Stock Option Plan.(1)

 10.5  Lease for 730 West Foothill Boulevard, Azusa, California, dated as of
         December 1, 1995, by and between the Registrant as Tenant and HKJ Gold,
         Inc. as Landlord, as amended(1).

 10.6  Lease for 13023 Hawthorne Boulevard, Hawthorne, California, dated April 1,
         1994, by and between the Registrant as Tenant and HKJ Gold, Inc. as Landlord, as amended.(1)

 10.7  Lease for 6161 Atlantic Boulevard, Maywood, California, dated November 11,
         1985, by and between the Registrant as Lessee and David and Sherry Gold, among others, as Lessors.(1)

 10.8  Lease for 14139 Paramount Boulevard, Paramount, California, dated as of
         March 1, 1996, by and between the Registrant as Tenant and 14139
         Paramount Properties as Landlord, as amended.(1)

 10.9  Release Agreement, dated March 25, 1996, regarding 11382 Beach Boulevard,
         Stanton, California, by and between the Registrant and 11382 Beach
         Partnership.(1)

 10.10 Lease for 6124 Pacific Boulevard, Huntington Park, California, dated
         January 31, 1991, by and between the Registrant as Tenant and David and Sherry Gold as the Landlord, as amended.(1)

 10.11 Lease for 14901 Hawthorne Boulevard, Lawndale, California, dated November
         1, 1991, by and between Howard Gold, Karen Schiffer and Jeff Gold, dba
         14901 Hawthorne Boulevard Partnership as Landlord and the Registrant as
         Tenant, as amended.(1)

 10.12 Lease for 5599 Atlantic Avenue, North Long Beach, California, dated August
         13, 1992, by and between the Registrant as Tenant and HKJ Gold, Inc. as Landlord, as amended.(1)

 10.13 Lease for 1514 North Main Street, Santa Ana, California, dated as of
         November 12, 1993, by and between the Registrant as Tenant and Howard
         Gold, Jeff Gold, Eric J. Schiffer and Karen R. Schiffer as Landlord, as amended.(1)

EXHIBIT
NUMBER EXHIBIT DESCRIPTION
------ --------------------------------------------------------------------------
 10.14 Lease for 6121 Wilshire Boulevard, Los Angeles, California, dated as of
         July 1, 1993, by and between the Registrant as Tenant and HKJ Gold, Inc.
         as Landlord, as amended; and lease for 6101 Wilshire Boulevard, Los
         Angeles, California, dated as of December 1, 1995, by and between the
         Registrant as Tenant and David and Sherry Gold as Landlord, as
         amended.(1)

 10.15 Lease for 8625 Woodman Avenue, Arleta, California, dated as of July 8,
         1993, by and between the Registrant as Tenant and David and Sherry Gold as Landlord, as amended.(1)

 10.16 Lease for 2566 East Florence Avenue, Walnut Park, California, dated as of
         April 18, 1994, by and between HKJ Gold, Inc. as Landlord and the
         Registrant as Tenant, as amended.(1)

 10.17 Lease for 3420 West Lincoln Avenue, Anaheim, California, dated as of March
         1, 1996, by and between the Registrant as Tenant and HKJ Gold, Inc. as Landlord, as amended.(1)

 10.18 Master Lease for 4000 East Union Pacific Avenue, City of Commerce,
         California ("Warehouse and Distribution Facility Lease"), dated as of
         December 20, 1993, by and between the Registrant as Lessee and TBC
         Realty II Corporation ("TBC") as Lessor, together with Lease Guaranty
         ("Lease Guaranty"), dated December 20, 1993, by and between Sherry and
         David Gold and TBC with respect thereto and Letter Agreement, dated
         December 15, 1993, among Registrant, The Mead Corporation, TBC and
         Citicorp Leasing, Inc. with respect to the Lease Guaranty.(1)

 10.10 Hawaiian Gardens Indemnity Agreement, dated as of March 25, 1996, by and between the Registrant and HKJ Gold, Inc.(1)

 10.20 North Broadway Indemnity Agreement, dated as of May 1, 1996, by and between HKJ Gold, Inc. and the Registrant.(1)

 10.21 Lease for 2606 North Broadway, Los Angeles, California, dated as of May 1,
         1996, by and between HKJ Gold, Inc. as Landlord and the Registrant as Tenant.(1)

 10.22 Grant Deed concerning 8625 Woodman Avenue, Arleta, California, dated May
         2, 1996, made by David Gold and Sherry Gold in favor of Au Zone
         Investments #2, L.P., a California limited partnership.(1)

 10.23 Grant Deed concerning 6101 Wilshire Boulevard, Los Angeles, California, dated May 2, 1996, made by David Gold and Sherry Gold in favor of Au
         Zone Investments #2, L.P., a California limited partnership.(1)

 10.24 Grant Deed concerning 6124 Pacific Boulevard, Huntington Park, California, dated May 2, 1996, made by David Gold and Sherry Gold in favor of Au
         Zone Investments #2, L.P., a California limited partnership.(1)

 10.25 Grant Deed concerning 14901 Hawthorne Boulevard, Lawndale, California, dated May 2, 1996, made by Howard Gold, Karen Schiffer and Jeff Gold in favor of Au Zone Investments #2, L.P., a California limited partnership.(1)

 10.26 Lease for 12123-12125 Carson Street, Hawaiian Gardens, California, dated
         February 8, 1995, by and between the Hawaiian Gardens Redevelopment
         Agency and 99 CENTS Only Stores.(3)

 10.27 Irrevocable Proxy between Universal and the Registrant.(3)

 10.28 Stockholder Support Agreement between Mark Ravich and the Registrant dated as of February 24, 1998.(3)

EXHIBIT
NUMBER EXHIBIT DESCRIPTION
------ --------------------------------------------------------------------------
 10.29 Stockholder Support Agreement between Norman Ravich and the Registrant dated as of February 24, 1998.(3)

 10.30 Stockholder Support Agreement between Alyssa Danielle Ravich 1991
         Irrevocable Trust and the Registrant dated as of February 24, 1998.(3)

 10.31 Stockholder Support Agreement between Alexander Coleman Ravich 1991
         Irrevocable Trust and the Registrant dated as of February 24, 1998.(3)

 10.32 Stockholder Support Agreement between Norman J. Ravich Irrevocable Trust and the Registrant dated as of February 24, 1998.(3)

 10.33 Stockholder Support Agreement between the Norman and Sally Ravich Family
         Trust and the Registrant dated as of February 24, 1998.(3)

 10.34 Option Agreements between the Registrant and Mark Ravich dated as of February 26, 1998.(3)

 10.35 Option Agreement between the Registrant and Norman Ravich dated as of February 26, 1998.(3)

 10.36 Consulting Agreement between the Registrant and Mark Ravich dated as of February 24, 1998.(3)

 10.37 Consulting Agreement between the Registrant and Norman Ravich dated as of February 26, 1998.(3)

 10.38 Cooperation Agreement between Universal and the Registrant dated as of March 4, 1998.(3)

 10.39 Grant Deed concerning 12123-12125 Carson Street, Hawaiian Gardens,
         California dated March 11, 1997 made by The Hawaiian Gardens
         Redevelopment Agency in favor of Au Zone Investments #2, L.P., a
         California limited partnership.(3)

 13.1  Universal International, Inc. Annual Report on Form 10-K.(3)

 13.2  Universal International, Inc. Amendment to Annual Report on Form 10-K.(4)

 21.1  Subsidiaries of the Registrant.(3)

 23.1  Consent of Troop Meisinger Steuber & Pasich, LLP (included in Exhibits 5.1 and 8.1).(4)

 23.2  Consent of Arthur Andersen LLP.*

 23.3  Consent of Arthur Andersen LLP.*

 23.4  Consent of PricewaterhouseCoopers LLP*

 23.5  Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.(4)

 23.6  Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.*

 24.1  Power of Attorney.(3)

 99.1  Form of Letter of Transmittal.(4)

 99.2  Form of Notice of Guaranteed Delivery.(4)

 99.3  Form of Letter to Brokers, Dealers, Commercial Banks.(4)

 99.4  Form of Letter to Clients.(4)

 99.5  Guidelines for Certification of Taxpayer Identification Number on
         Substitute Form W-9.(4)

 99.6  Form of Exchange Agent Agreement.(4)

 99.7  Form of Dealer Manager Agreement.(4)

EXHIBIT
NUMBER EXHIBIT DESCRIPTION
------ --------------------------------------------------------------------------
 99.8  Form of Proxy for Universal Special Meeting.*


------------------------

*   Filed herewith.

**  To be filed by amendment.

(1) Incorporated by reference from the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on May 21, 1996.

(2) Incorporated by reference from the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on March 31, 1998.

(3) Filed with the Registration Statement on Form S-4 on April 20, 1998.


(4) Filed with Amendment No. 1 to the Registration Statement on Form S-4 on June 16, 1998.


ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (2) The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (3) The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to effective date of the registration statement through the date of responding to the request.

    (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 23, 1998.


                                99CENTS ONLY STORES

                                By:              /s/ ERIC SCHIFFER
                                     -----------------------------------------
                                                   Eric Schiffer,
                                          SENIOR VICE PRESIDENT OF FINANCE
                                            AND OPERATIONS AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons, in the capacities indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board and      July 23, 1998
          David Gold              Chief Executive Officer

              *                 Senior Vice President of
------------------------------    Distribution and             July 23, 1998
         Howard Gold              Director

                                Senior Vice President of
              *                   Real Estate and
------------------------------    Information Systems and      July 23, 1998
          Jeff Gold               Director

      /s/ ERIC SCHIFFER         Senior Vice President of
------------------------------    Finance and Operations,      July 23, 1998
        Eric Schiffer             Treasurer and Director

              *
------------------------------  Director                       July 23, 1998
      Lawrence Glascott

              *
------------------------------  Director                       July 23, 1998
       Marvin L. Holen

              *
------------------------------  Director                       July 23, 1998
         Ben Schwartz




*By:      /s/ ERIC SCHIFFER
      -------------------------
            Eric Schiffer                                       July 23, 1998
          ATTORNEY-IN-FACT